UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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rue21, inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 7, 2013

Dear Stockholder:

On behalf of rue21, inc., it is my pleasure to invite you to the 2013 Annual Meeting of Stockholders of rue21, inc., to be held at our corporate offices located at 800 Commonwealth Drive, Warrendale, Pennsylvania 15086, on June 7, 2013 at 10:00 a.m. EST. At the meeting, the holders of our common stock (as of the record date of April 9, 2013) will be asked to act on the matters described more fully in the accompanying proxy statement.

Your vote is very important to us. To assure your representation at the meeting, we’d like you to cast your vote, as instructed in the Notice of Internet Availability of Proxy Materials, as promptly as possible. If you prefer, you may also request a paper proxy card to submit your vote.

We appreciate your continued support and look forward to seeing you at our annual meeting.

By Order of the Board of Directors,

Robert Fisch
President, Chief Executive Officer and Chairman of the Board

April 26, 2013

Warrendale, Pennsylvania

800 Commonwealth Drive

Warrendale, Pennsylvania 15086

PROXY STATEMENT

Annual Meeting to be held June 7, 2013

The 2013 Annual Meeting of Stockholders (the “Annual Meeting”) of rue21, inc., a Delaware corporation (“rue21” or the “Company”), will be held on June 7, 2013, at 10:00 a.m. EST, at rue21’s corporate headquarters located at 800 Commonwealth Drive, Warrendale, Pennsylvania 15086. The purpose of the Annual Meeting is to consider and act on the following matters:

1. The election of Robert Fisch, Arnold Barron, and Bruce Hartman, Class I Directors, each to hold office for a three year term expiring at the annual meeting in 2016 or until their respective successor is elected and qualified;

2. An advisory vote to approve named executive officer compensation;

3. A vote approving the Company’s Amended and Restated 2009 Omnibus Incentive Plan;

4. A vote approving the Company’s Annual Incentive Bonus Plan;

5. Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 1, 2014 (Fiscal Year 2013); and

6. Any other matters that properly come before the meeting.

Our Board of Directors (the “Board”) has fixed the close of business on April 9, 2013 as the record date (the “Record Date”) for determining the stockholders entitled to vote at the Annual Meeting. Only stockholders of record as of the Record Date are entitled to notice of, to attend and to vote at the Annual Meeting.

rue21 is requesting that you exercise your right to vote (either in person or by proxy) on the issues to be addressed at the Annual Meeting. As is the practice of many other companies, the Company is providing internet access to its proxy materials through a “notice and access” process in accordance with rules adopted by the Securities and Exchange Commission (the “SEC”). Providing access to our proxy materials online will enable us to reduce some of the costs associated with printing and postage and, more importantly, will substantially reduce the use of paper, which will benefit our environment.

The Notice of Internet Availability of Proxy Materials (the “Notice”) will instruct you as to how you may access and review the Company’s proxy materials online and also as to how you may vote your shares online. If you received the Notice and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice. We anticipate that the Notice is first being sent to stockholders on or about April 26, 2013. The proxy statement and the form of proxy relating to the Annual Meeting are first being made available to stockholders online on or about April 26, 2013 at www.rue21inc.com/annual-proxy.cfm. In accordance with SEC rules, the website, http://www.rue21inc.com/annual-proxy.cfm, provides complete anonymity for stockholders accessing the website.

All stockholders are cordially invited to attend the Annual Meeting in person. However, whether or not you plan to attend the Annual Meeting in person, you are urged to exercise your right to vote before our Annual Meeting pursuant to the instructions provided in the Notice.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ROBERT FISCH, ARNOLD BARRON, AND BRUCE HARTMAN AS CLASS I DIRECTORS (PROPOSAL NO. 1) AND A VOTE “FOR” PROPOSALS NOS. 2, 3, 4 AND 5.

ABOUT THE ANNUAL MEETING

Who is entitled to vote at the meeting?

Only stockholders of record at the close of business on April 9, 2013, the Record Date, are entitled to receive notice of and to attend and vote at the Annual Meeting. If you were a stockholder of record on that date, you will be entitled to vote all of the shares that you held on that date at the Annual Meeting or at any postponements or adjournments of the Annual Meeting.

What are the voting rights of the holders of rue21’s common stock?

Holders of our common stock are entitled to one (1) vote for each share held of record as of the Record Date on all matters submitted to a vote of the stockholders, including the election of directors. Stockholders do not have cumulative voting rights.

Who can attend the meeting?

Subject to space availability, all common stockholders as of the Record Date, or their duly appointed proxies, may attend the Annual Meeting. Since seating is limited, admission to the meeting will be on a first-come, first-served basis. Registration will begin at 9:00 a.m. EST. If you wish to attend the Annual Meeting in person, please note that you may be asked to present valid picture identification, such as a driver’s license or passport. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

Please also note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the Record Date and check in at the registration desk at the meeting.

What constitutes a quorum and how will votes be counted?

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of capital stock entitled to vote at the Annual Meeting will constitute a quorum for purposes of the Annual Meeting, thereby permitting the Company to conduct its business at the Annual Meeting. As of the Record Date, 23,714,900 shares of rue21’s common stock were issued and outstanding.

Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the Annual Meeting for purposes of establishing a quorum. A “broker non-vote” occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Brokers are not permitted to vote on your behalf with respect to “non-routine” matters if you do not provide voting instructions on such matters. Non-routine matters include the proposal to elect Messrs. Fisch, Barron, and Hartman as Class I Directors, the advisory approval of named executive officer compensation, and the approval of the Company’s compensation plans. Brokers will be permitted to vote on your behalf with respect to the proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for Fiscal Year 2013 even if you do not provide instructions on such matter.

In tabulating the voting results, abstentions generally have the effect of a negative vote. Broker non-votes have no effect on the voting results since, by definition, they are not entitled to be cast on a matter. With regard to the election of directors, since directors are elected by a plurality, abstentions and broker non-votes will have no effect.

How do I vote?

You may vote your shares in four different ways:

1.

BY MAIL. Mark your voting instructions on, and sign and date, the proxy card and then return it in the postage-paid envelope provided. The board of directors recommends that you vote by proxy even if you plan on attending the meeting. If you mail your proxy card, we must receive it before the polls close at the end of the meeting.

2.

IN PERSON. You may deliver your completed proxy in person at the meeting. “Street name” or nominee account stockholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

3.

VIA TELEPHONE. You may vote your shares by telephone by calling the toll-free telephone number provided on the proxy card provided herewith. If you own your shares in “street name” or in a nominee account, you may place your vote by telephone by following the instructions on the proxy card provided by your broker, bank or other holders of record.

4.

VIA INTERNET. You may vote your shares via the internet by following the instructions on the proxy card provided herewith. If you own your shares in “street name” or in a nominee account, you may place your vote through the Internet by following the instructions on the proxy card provided by your broker, bank or other holders of record.

Can I change or revoke my vote after I vote?

Yes. If you are an owner of record as of the close of business on the Record Date, you may revoke your proxy by:

•

sending a written notice to rue21, inc., at 800 Commonwealth Drive, Warrendale, Pennsylvania 15086, attention: Secretary, bearing a date later than the date of the proxy that is received prior to the Annual Meeting, and stating that you revoke your proxy;

•	submitting your voting instructions again by telephone or over the internet prior to the Annual Meeting;

•	signing another valid proxy card bearing a later date and mailing it so that it is received by the Company prior to the Annual Meeting; or

•	attending the Annual Meeting and voting your shares in person.

If you hold your shares through a bank, broker or other nominee, you must follow the instructions included in the voting instruction card provided by your bank, broker or nominee, as applicable, or contact your bank, broker or other nominee in order to revoke your previously delivered proxy.

What are the Board’s recommendations?

Unless you give specific instructions as to how you would like your shares voted, the persons named as proxies, Robert N. Fisch, Keith A. McDonough, and Stacy B. Siegal, will vote your shares in accordance with the recommendations of the Board provided that you have submitted a properly executed proxy. A description of each item to be considered at the Annual Meeting and the Board’s recommendation with respect to each item are set forth in this proxy statement. In summary, the Board:

•	Recommends a vote FOR the election of Messrs. Fisch, Barron and Hartman as Class I Directors (See Proposal No. 1);

•	Recommends a vote FOR the compensation paid to our named executive officers (See Proposal No. 2);

•	Recommends a vote FOR the approval of the amendment and restatement of our 2009 Omnibus Incentive Plan (See Proposal No. 3);

•	Recommends a vote FOR the approval of our Annual Incentive Bonus Plan (See Proposal No. 4); and

•	Recommends a vote FOR the ratification of Ernst & Young LLP as our independent registered public accounting firm for Fiscal Year 2013 (See Proposal No. 5).

With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion.

What vote is required to approve each item?

Election of Class I Directors (Proposal No. 1). Directors will be elected by a plurality of the votes cast. Plurality means that the persons receiving the highest number of votes are elected.

Advisory Approval of Named Executive Officer Compensation (Proposal No. 2). The affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on this matter will be required for approval of this Proposal No. 2. Because your vote is advisory, it will not be binding on the Board or the Company. However, the Board will review the voting results and take them into consideration when making future decisions regarding executive compensation.

Approval of the Amended and Restated 2009 Omnibus Incentive Plan (Proposal No. 3). The affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on this matter will be required for approval of this Proposal No. 3.

Approval of the Annual Incentive Bonus Plan (Proposal No. 4). The affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on this matter will be required for approval of this Proposal No. 4.

Ratification of the Appointment of Ernst & Young LLP as our Independent Registered Public Accounting Firm for Fiscal Year 2013 (Proposal No. 5). The affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on this matter will be required for approval.

Other Items. For any other item, the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the matter will be required for approval.

Who is paying for the costs of soliciting these proxies?

We are paying the cost of preparing, printing and mailing these proxy materials. We will reimburse banks, brokerage firms and others for their reasonable expenses in forwarding proxy materials to beneficial owners and obtaining their instructions. We have also retained the services of Georgeson to solicit the proxies of certain stockholders for the Annual Meeting and provide other consultation services. The cost of such services is estimated to be $8,000, plus reimbursement of out-of-pocket costs.

STOCK OWNERSHIP

The following table and accompanying footnotes show information regarding the beneficial ownership of shares of our common stock as of April 9, 2013 for:

•	each person who is known by us to own beneficially more than 5% of our common stock (based on their public filings with the SEC as of April 9, 2013);

•	each director and nominee for director and each executive officer included in the Summary Compensation Table set forth in this proxy statement; and

•	all current members of our Board and our executive officers as a group.

Except as otherwise indicated, the address for each person listed below is c/o rue21, inc., 800 Commonwealth Drive, Warrendale, Pennsylvania 15086.

The percentages of beneficial ownership set forth below are based on 23,714,900 shares of our common stock issued and outstanding as of April 9, 2013.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class (%)
Funds advised by Apax Partners(2)	7,091,919	29.9%
601 Lexington Avenue, 53rd Floor New York, NY 10022
Wellington Management Company, LLP(3)	2,425,878	10.2%
280 Congress St. Boston, MA 02210
T. Rowe Price Associates, Inc.(4)	1,778,551	7.5%
100 E. Pratt Street Baltimore, MD 21202
Wasatch Advisors, Inc.(5)	1,986,621	8.4%
150 Social Hall Avenue, Suite 400 Salt Lake City, UT 84111
Frontier Capital Management Co., LLC (6)	1,341,622	5.7%
99 Summer Street Boston, MA 02110
Robert N. Fisch(7)	1,199,275	5.1%
Keith A. McDonough(8)	82,452	*
Kim A. Reynolds(9)	244,866	1.0%
Michael A. Holland(10)	59,340	*
Mark K. J. Chrystal(11)	35,020	*
Arnold S. Barron(12)	12,603	*
Macon F. Brock(13)	20,168	*
Bruce L. Hartman(14)	18,333	*
Laura J. Sen(15)	4,167	*
Harlan M. Kent(16)	4,167	*
John F. Megrue, Jr.(17)	7,091,919	29.9%
Alex Pellegrini(18)	7,091,919	29.9%
All executive officers and directors as a group (14 persons)(19)	9,000,624	38.0%

*	Less than 1% of shares outstanding.

(1)

The shares of our common stock beneficially owned are reported on the basis of rules adopted by the SEC governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power, which includes the power to vote, or direct the voting of, such security, or investment power, which includes the power to dispose of, or to direct the disposition of, such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days of April 9, 2013 (or by June 8, 2013). Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. Except as otherwise indicated in these footnotes, each of the beneficial owners has, to our knowledge, sole voting and investment power with respect to the indicated shares of common stock set forth opposite such beneficial owner’s name.

(2)

Includes 6,952,861.2 shares of common stock held by SKM Equity Fund II, L.P. and 139,057.8 shares of common stock held by SKM Investment Fund II. SKM Equity Fund II, L.P. and SKM Investment Fund II are funds advised by Apax Partners, L.P. (“Apax Partners”). Apax Partners may be deemed to be the beneficial owner of shares beneficially owned by SKM Equity Fund II, L.P. and SKM Investment Fund II, but disclaims such beneficial ownership pursuant to rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Mr. Megrue is the chief executive officer of Apax Partners in the United States and Mr. Pellegrini is a partner of Apax Partners, and each may be deemed to be beneficial owners of shares owned by SKM Equity Fund II, L.P. and SKM Investment Fund II. Both Messrs. Megrue and Pellegrini disclaim beneficial ownership of any securities owned by SKM Equity Fund II, L.P. or SKM Investment Fund II.

(3)

The information provided for Wellington Management Company, LLP is based solely on a Schedule 13G/A filed by Wellington Management Company, LLP with the SEC on February 11, 2013, in which it reported that it has (i) sole voting power with respect to zero shares of our common stock; (ii) shared voting power with respect to 1,881,016 shares of our common stock; (iii) sole dispositive power with respect to zero shares of our common stock; and (iv) shared dispositive power with respect to 2,425,878 shares of our common stock.

(4)

The information provided for T. Rowe Price Associates, Inc. is based solely on a Schedule 13G/A filed by T. Rowe Price Associates, Inc. with the SEC on February 6, 2013, in which it reported that it has (i) sole voting power with respect to 180,751 shares of our common stock; (ii) shared voting power with respect to zero shares of our common stock; (iii) sole dispositive power with respect to 1,778,551 shares of our common stock; and (iv) shared dispositive power with respect to zero shares of our common stock.

(5)

The information provided for Wasatch Advisors, Inc. is based solely on information furnished in the Schedule 13G/A filed by Wasatch Advisors, Inc. with the SEC on February 14, 2013 in which it was reported that it has (i) sole voting power with respect to 1,986,621 shares of our common stock; (ii) shared voting power with respect to zero shares of our common stock; (iii) sole dispositive power with respect to 1,986,621 shares of our common stock; and (iv) shared dispositive power with respect to zero shares of our common stock.

(6)

The information provided for Frontier Capital Management Co., LLC is based solely on information furnished in the Schedule 13G filed by Frontier Capital Management Co., LLC with the SEC on February 14, 2013, in which it reported that it had (i) sole voting power with respect to 845,405 shares of our common stock, through its subsidiary; (ii) shared voting power with respect to zero shares of our common stock; (iii) sole dispositive power with respect to 1,341,622 shares of our common stock; and (iv) shared dispositive power with respect to zero shares of our common stock.

(7)	This number includes 317,321 shares issuable upon the exercise of options held by Mr. Fisch that are currently exercisable or exercisable within 60 days of this table.

(8)

This number includes 72,241 shares issuable upon the exercise of options held by Mr. McDonough that are currently exercisable or exercisable within 60 days of the date of this table, as well as 2,500 restricted stock units vesting within 60 days of the date of this table.

(9)

This number includes 215,472 shares issuable upon the exercise of options held by Ms. Reynolds that are currently exercisable or exercisable within 60 days of the date of this table as well as 4,500 restricted stock units vesting within 60 days of the date of this table.

(10)

This number includes 54,880 shares issuable upon the exercise of options held by Mr. Holland that are currently exercisable or exercisable within 60 days of the date of this table, as well as 2,167 restricted stock units vesting within 60 days of the date of this table.

(11)

This number includes 28,834 shares issuable upon the exercise of options held by Mr. Chrystal that are currently exercisable or exercisable within 60 days of this table, as well as 2,500 restricted stock units vesting within 60 days of the date of this table.

(12)	This number includes 9,375 shares issuable upon the exercise of options held by Mr. Barron that are currently exercisable.

(13)	This number includes 9,375 shares issuable upon the exercise of options held by Mr. Brock that are currently exercisable.

(14)	This number includes 8,333 shares issuable upon the exercise of options held by Mr. Hartman that are currently exercisable.

(15)	This number includes 4,167 shares issuable upon the exercise of options held by Ms. Sen that are currently exercisable.

(16)	This number includes 4,167 shares issuable upon the exercise of options held by Mr. Kent that are exercisable within 60 days.

(17)

Mr. Megrue is the chief executive officer of Apax Partners in the United States. Apax Partners advises SKM Equity Fund II, L.P. and SKM Investment Fund II, the direct beneficial owners of the securities. By virtue of this relationship, Mr. Megrue may be deemed to have an indirect beneficial interest in these shares. Mr. Megrue disclaims beneficial ownership of these shares.

(18)

Mr. Pellegrini is a partner of Apax Partners. Apax Partners advises SKM Equity Fund II, L.P. and SKM Investment Fund II, the direct beneficial owners of the securities. By virtue of this relationship, Mr. Pellegrini may be deemed to have an indirect beneficial interest in these shares. Mr. Pellegrini disclaims beneficial ownership of these shares.

(19)

This number includes the shares issuable upon the exercise of options held by the individuals named above as well an additional 108,537 shares of common stock held by executive officers of the Company not otherwise named in this table, 111,944 shares of common stock issuable upon the exercise of options that are currently exercisable or exercisable within 60 days of the date of this table by such executive officers, and 4,998 restricted stock units vesting within 60 days of the date of this table which are held by such executive officers.

Brokerage account agreements may grant security interests in securities held at the broker to secure payment and performance obligations of the brokerage account holder in the ordinary course. Shares shown in the table for directors, director nominees and executive officers may be subject to this type of security interest.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The Company’s directors, executive officers and beneficial owners of more than 10% of our common stock are required under Section 16(a) of the Exchange Act to file reports of ownership and changes in ownership of the Company’s common stock with the SEC. Based upon a review of filings with the SEC and written representations received from our directors and executive officers that no other reports were required to be filed, we believe that these persons have complied during the Company’s fiscal year ended February 2, 2013 (“Fiscal Year 2012”) with the reporting requirements of Section 16(a) of the Exchange Act.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

The Company’s Amended and Restated Certificate of Incorporation provides for a classified Board of Directors with classes to be filled by election at each annual meeting and to be composed of as many directors as are designated from time to time by the Board of Directors. Currently there are eight directors divided into three classes designated Class I, Class II, and Class III. The term for Class I Directors expires at the Annual Meeting. The current term of office of our Class II Directors expires at the 2014 annual meeting, and the term for Class III Directors expires at the 2015 annual meeting.

Nominees for Class I Directors

Upon recommendation by the Corporate Governance and Nominating Committee of the Board, the Board proposes that Robert Fisch, Arnold Barron, and Bruce Hartman, currently Class I Directors, be elected for new terms of three (3) years each until their successors have been duly elected and qualified. Messrs. Fisch, Barron, and Hartman have consented to serve if elected. If either Mr. Fisch, Mr. Barron, or Mr. Hartman becomes unavailable to serve as a director, the Board may designate a substitute nominee, or the Board may decide to reduce the number of directors. In the case of a substitute nominee, the persons named as proxies will vote for the substitute nominee designated by the Board.

Robert N. Fisch, 63, a Class I Director, has served as our President and Chief Executive Officer and Chairman of our Board since June 2001. From February 1987 to December 1999, he served as president of Casual Corner Group, Inc., a retailer of women’s apparel. Mr. Fisch served as a member of the board of directors of The Children’s Place Retail Stores, Inc. (“The Children’s Place”) from June 2004 until March 2013.

Qualifications:    Mr. Fisch is the most senior executive officer of the Company and provides our Board with the greatest insight into the Company’s business, challenges and the material risks facing it. Mr. Fisch has more than 30 years of experience in the retail industry as well as recent public company corporate governance experience with a leading publicly-traded retailer, The Children’s Place. As the driving force behind our growth and our brand, Mr. Fisch is uniquely qualified to serve on and lead our Board.

Arnold S. Barron, 65, a Class I Director, has served as a member of our Board since November 2009 and currently serves on our Corporate Governance and Nominating Committee and as Chairman of our Compensation Committee. Since his retirement in January 2009, Mr. Barron has been a private investor. From 1979 to January 2009, Mr. Barron served in various roles with the TJX Companies, Inc., an off-price retailer of apparel and home fashions, including senior executive vice president, group president at the TJX Companies (from 2004-2009), executive vice president, chief operating officer of the MarMaxx Group (from 2000 to 2004), senior vice president, group executive, TJX (from 1996 to 2000) and senior vice president, general merchandising manager, T.J. Maxx (from 1993 to 1996).

Other Directorships:    Mr. Barron has also served as a member of the board of directors of Dollar Tree, Inc. (“Dollar Tree”) since March 2008 and currently serves as chairman of its compensation committee.

Qualifications:    Mr. Barron has significant experience in the retail industry through his more than 40 years of senior leadership at retailers such as T. J. Maxx, Marshalls, Homegoods, AJ Wright, Winners (Canada), and T.K. Maxx (United Kingdom) and provides our Board with retail industry expertise. His additional experience as a public company director also provides our Board with public company corporate governance expertise.

Bruce L. Hartman, 58, a Class I Director, has served as a member of our Board since September 2010, and currently serves as chairman of both the Audit Committee and Corporate Governance and Nominating Committee. Mr. Hartman served as chief financial officer of Ulta Beauty, a beauty retailer of salon products and services in the United States, from August 2012 to October 2012. Mr. Hartman previously served as executive vice president, chief administrative officer and chief financial officer of Yankee Candle Company (“Yankee Candle”), the largest specialty branded premium scented candle company in the United States, from January 2008 until his retirement in March 2010. Prior to joining Yankee Candle, Mr. Hartman was the executive vice president and chief financial officer at Cushman & Wakefield, a global commercial real estate services firm, from April 2006 to January 2008. Additionally, Mr. Hartman served as the executive vice president of Foot Locker, a leading international retailer of athletic shoes and apparel, from 1999 to 2005, and as controller from 1996 to 1999.

Other Directorships:    Mr. Hartman served on the board of Pathmark Supermarkets from 2004 to 2007, and was the chair of their audit committee from 2006 to 2007.

Qualifications:    Mr. Hartman brings senior leadership retail expertise to our Board as the former chief financial officer of Yankee Candle and Cushman & Wakefield, and as a former senior executive officer of Foot Locker. His retail management and financial expertise deepens our Board’s knowledge in these areas.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION

OF MESSRS. FISCH, BARRON AND HARTMAN AS CLASS I DIRECTORS.

Other Directors Not Standing for Election at this Meeting

The five (5) remaining members of the Board are:

Macon F. Brock, 71, a Class III Director, has served as a member of our Board since February 2010 and currently serves on our Compensation Committee and Corporate Governance and Nominating Committee. In addition to being a co-founder of Dollar Tree, Inc. (“Dollar Tree”), an operator of discount variety retail stores, Mr. Brock served as president of Dollar Tree from 1986 to 2001 and its chief executive officer from 1993 through 2003. Prior to his employment at Dollar Tree. Mr. Brock was a co-founder and the president of K&K Toys, Inc., a former retail toy chain.

Other Directorships:    Mr. Brock has also served as chairman of the board of directors of Dollar Tree since 2001, and as a director since 1986. He has also served on the board of directors of Lumber Liquidators, Inc., since November 2007, and serves on its compensation committee and nominating and corporate governance committee.

Qualifications:    Mr. Brock brings senior leadership and retail experience and expertise to our Board as a co-founder and former president and chief executive officer of Dollar Tree. With more than 41 years of experience in the retail industry, he offers insight into the retail industry to our Board. His service as chief executive officer of Dollar Tree required knowledge and experience of all aspects of corporate management, which is valuable experience for our Board.

John F. Megrue, Jr., 54, a Class III Director, has served as a member of our Board since July 1998. Since November 2006, Mr. Megrue has served as chief executive officer of Apax Partners in the United States. From April 2005 to November 2006, he served as co-chief executive officer of Apax Partners in the United States. From May 1992 to April 2005, he served as a partner of Saunders Karp & Megrue, LLC, a private equity firm engaged in the acquisition and ownership of operating businesses.

Other Directorships:    Mr. Megrue has served as a member of the board of directors of Bob’s Discount Furniture, L.L.C. since January 2005. He has also served as a member of the board of directors of MagnaCare Holdings, Inc. (“MagnaCare”) since December 2002. He served as a member of the board of directors of Tommy Hilfiger Corporation (“Tommy Hilfiger”) from 2006 until 2008. Mr. Megrue also served as a member of the board of directors of Dollar Tree from 1992 to 2005, The Children’s Place from 1998 to 2002 and Hibbett Sports, Inc. from 1995 to 2004.

Qualifications:    Mr. Megrue is the chief executive officer of Apax Partners in the United States. Apax Partners is our largest stockholder and, as such, he represents the interests of our stockholders as a member of the Board. He also brings significant experience in the retail industry with more than 15 years of service as a board member of such companies as The Children’s Place, Tommy Hilfiger, and the Dollar Tree.

Mr. Megrue was initially elected to our Board pursuant to a stockholders’ agreement entered into by the Company, SKM Equity Fund II, L.P. and SKM Investment Fund II (funds advised by Apax Partners), BNP Paribas of North America, Inc., UnionBalCal Equities, Inc., and National City Bank of Pennsylvania. This agreement terminated in November 2009.

Alex Pellegrini, 37, a Class II Director, has served as a member of our Board since September 2009. Since January 2009, Mr. Pellegrini has served as a partner of Apax Partners. From April 2005 to December 2008, he served as a principal at Apax Partners. From August 2000 to April 2005, he served as an investment professional of Saunders Karp & Megrue, LLC.

Other Directorships:    Mr. Pellegrini has served as a member of the board of directors of Advantage Sales & Marketing LLC since December 2010 where he currently serves on its audit committee, compensation committee and compliance committee. He also currently serves as a member of the board of directors of Cole Haan since February 2012 and TIVIT S.A. since May 2010, Advantage Waypoint LLC since December 2011, and Golden Jaguar Group since March 2012. In addition, Mr. Pellegrini served as a member of the board of directors of MagnaCare from December 2006 to September 2010, Voyager HospiceCare, Inc. from August 2007 to August 2010, Spectrum Laboratory Holdings from August 2007 until January 2010, and Encompass Home Healthcare, Inc. from December 2004 to August 2007.

Qualifications:    Mr. Pellegrini is a partner of Apax Partners, our largest stockholder, and as such he represents the interests of our stockholders as a member of the Board. Mr. Pellegrini also brings corporate governance expertise to our Board through his experience serving on multiple boards of directors as indicated above.

Mr. Pellegrini was initially elected to our Board pursuant to a stockholders’ agreement entered into by the Company, SKM Equity Fund II, L.P. and SKM Investment Fund II (funds advised by Apax Partners), BNP Paribas of North America, Inc., UnionBalCal Equities, Inc., and National City Bank of Pennsylvania. This agreement terminated in November 2009.

Laura Sen, 56, a Class II Director, has served as a member of our Board since January 2012, and currently serves on the Audit Committee. Ms. Sen has served as the president and chief executive officer of BJ’s Wholesale Club, Inc. (“BJ’s”), a membership warehouse club store, since February 2009. From January 2008 to February 2009, Ms. Sen was president and chief operating officer of BJ’s, and was executive vice president of merchandising and logistics from January 2007 to January 2008. From March 2003 to December 2006, Ms. Sen was the principal of Sen Retail Consulting, a retail consulting firm.

Other Directorships:     Ms. Sen currently serves on the Board of BJ’s. Ms. Sen also serves as a director of a non-profit entity.

Qualifications:    Ms. Sen has spent over 30 years in the retail industry as both an executive and a consultant, and has valuable business, leadership and management experience. Her insights on operational issues, supply chain capabilities and retail strategies will strengthen our Board’s knowledge in these areas.

Harlan Kent, 50, a Class II director, has served on our Board since May 2012 and currently serves on our Audit Committee and Compensation Committee. Mr. Kent has been president and chief executive officer of Yankee Candle since 2009. Prior to his appointment as chief executive officer of Yankee Candle, Mr. Kent served as president and chief operating officer from 2007 to 2009, as president of Yankee Candle from 2004 to 2007, and as senior vice president of the wholesale division from 2001 to 2004.

Other Directorships:    Mr. Kent serves as a director of the AT Cross Company and also serves on several non-profit boards.

Qualifications:    Mr. Kent has over 25 years of experience in consumer products and retail strategy, marketing and brand development. His senior leadership experience in the retail sector and expertise in brand building and strategic marketing make him a valuable member of our Board.

INFORMATION CONCERNING OUR BOARD OF DIRECTORS

Director Independence

Our Board has determined that Messrs. Barron, Brock, Hartman, Kent, Megrue, Pellegrini and Ms. Sen are independent under applicable NASDAQ corporate governance rules and that our Board currently consists of a majority of independent directors. In making that determination, our Board affirmatively determined that, in its opinion, neither Messrs. Megrue nor Pellegrini, who are affiliated with Apax Partners, our largest stockholder, have any relationship which would interfere with the exercise of independent judgment in carrying out their responsibilities as directors.

Board Leadership Structure and Executive Sessions

The Company currently combines the role of Chairman of the Board (“Chairman”) and Chief Executive Officer. Mr. Fisch has served as the Chief Executive Officer, President and Chairman since June 2001, and under his leadership the Company has experienced consistent growth. The Board believes Mr. Fisch’s experience and expertise make him uniquely qualified to set the agenda for, and lead discussions of, strategic issues for the Company at the Board level. Further, Mr. Fisch’s combined role as Chief Executive Officer and Chairman promotes decisive Company leadership, ensures clear accountability, and enhances the Company’s ability to communicate its message and strategy clearly and consistently to both internal and external stakeholders such as employees, stockholders, customers and suppliers.

The Board believes in the importance of independent oversight, and has taken steps to ensure that the Company’s corporate governance structure provides the appropriate balance between the need for a consistent strategic direction and the need for objectivity and independence of the non-management directors. Of the eight members comprising the Board, seven are independent directors under the NASDAQ corporate governance rules. The independent directors held regular executive sessions following each quarterly Board meeting in Fiscal Year 2012. An independent director also chairs each of the Board’s committees, and each committee performs oversight functions independent of management, such as overseeing the integrity of the Company’s financial statements, senior executive compensation and the selection and evaluation of directors. All committees are comprised of only independent directors. The Board has not designated a “lead independent director” as it is satisfied that its current structure effectively encourages full engagement of all directors and believes no added benefit would be gained by a lead independent director at this time. In addition, from time to time, the Board may also form special ad hoc committees to which it may delegate authority to administer particular duties. The Board recognizes that no single leadership model is right for all companies and at all times, and the Board will continue to review its leadership structure as appropriate to ensure it continues to be in the best interests of rue21 and our stockholders.

Role of Board in Risk Oversight

The Board, as a whole, has responsibility for risk oversight, although our Board committees oversee and review risk areas which are particularly relevant to them. The risk oversight responsibility of the Board and its committees is supported by our management reporting processes, which are designed to provide visibility to the Board and to those Company personnel responsible for risk assessment (including our management-led risk committee) and information about the identification, assessment and management of critical risks and management’s risk mitigation strategies. The risk areas identified by the Company include, but are not limited to, strategic, competitive, economic, operational, financial (accounting, credit, liquidity, and tax), legal, regulatory, compliance, and reputational risks.

Each Board committee meets in executive session with key management personnel and representatives of outside advisors to oversee risks associated with their respective principal areas of focus. For example, the Audit Committee reviews business and financial risks and exposures, major litigation and regulatory exposures and other current matters that may present material risk to the Company. The Audit Committee oversees our internal audit function and discusses with management and the independent registered public accounting firm the Company’s policies with respect to significant financial risk exposures and the actions management has taken to limit, monitor or control such exposures. The Audit Committee receives periodic reports from our Director of Risk and Compliance on our enterprise risk management program and our risk mitigation efforts. The Compensation Committee reviews risks and exposures associated with leadership assessment, management succession planning, and executive compensation programs and arrangements, including incentive plans. The Corporate Governance and Nominating Committee oversees the Company’s corporate governance policies and practices, and reviews any risks and exposures resulting from rue21’s programs and policies relating to corporate governance and director succession planning.

The Company expects that it will continue to review, evaluate and develop its risk oversight processes and procedures to ensure that the Company is prepared to respond to risks facing the Company both now and in the future.

Board Committees

Our Board has standing Audit, Compensation and Corporate Governance and Nominating Committees. The table below sets forth committee memberships as of the date of this proxy statement.

Director	Audit Committee		Compensation Committee		Corporate Governance and Nominating Committee
Robert N. Fisch*
Arnold S. Barron			X	(c)	X
Macon F. Brock			X		X
John F. Megrue, Jr.
Harlan M. Kent	X		X
Alex Pellegrini
Bruce L. Hartman	X	(c)			X	(c)
Laura J. Sen	X

(c)	Denotes chairman of a committee.
*	Denotes Chairman of the Board.

Audit Committee

The NASDAQ corporate governance rules generally require that a company’s audit committee be composed of at least three members, each of whom must, among other things, be independent under the NASDAQ corporate governance rules and meet the criteria for independence set forth in Rule 10A-3(b)(1) of the of the Exchange Act. Our Audit Committee is currently composed of three directors: Messrs. Hartman and Kent and Ms. Sen, with Mr. Hartman serving as chairman of the committee. Our Board has affirmatively determined that each of Messrs. Hartman and Kent and Ms. Sen, the members of our Audit Committee, as well as Mr. Brock, who served on the Audit Committee until March 26, 2012, and Mr. Barron, who served on the Audit Committee until April 19, 2013, are independent under applicable NASDAQ corporate governance rules and also meet the heightened criteria for independence set forth in Rule 10A-3 of the Exchange Act.

The Audit Committee assists the Board in its oversight of financial matters affecting the Company. As required by the NASDAQ corporate governance rules, none of the members of our Audit Committee have participated in the preparation of the financial statements of the Company and each of the members is able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement and cash flow statement. In addition, our Board has determined that Mr. Hartman qualifies as an “audit committee financial expert,” within the meaning of SEC regulations and comparable NASDAQ corporate governance requirements.

Our Board adopted a formal written Audit Committee charter on November 12, 2009, which is reviewed by our Audit Committee on a regular basis and revised as necessary. Our Audit Committee Charter was last amended and restated on March 28, 2011, and is available on our website at www.rue21.com (follow the links to Investor Relations, Governance, Documents & Charters).

Among other matters enumerated in its charter, our Audit Committee has responsibility for:

•	selecting and hiring our independent registered public accounting firm, and approving the services to be performed by our independent registered public accounting firm;

•	evaluating the qualifications, performance and independence of our independent registered public accounting firm;

•	monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statement or accounting matters;

•	reviewing the adequacy and effectiveness of our internal control policies and procedures;

•

discussing the scope and results of the audit with the independent registered public accounting firm and reviewing with management and the independent registered public accounting firm our interim and year-end operating results;

•	preparing the audit committee report required by the SEC to be included in our annual proxy statement; and

•

discussing with management and the independent registered public accounting firm the Company’s policies with respect to risk assessment and risk management, the Company’s significant financial exposures and the actions management has taken to limit, monitor or control such exposures.

Compensation Committee

Our Compensation Committee is currently composed of three directors: Messrs. Brock, Barron, and Kent, with Mr. Barron serving as chairman of the committee. Our Board has affirmatively determined that Messrs. Brock, Barron, and Kent and Mr. Pellegrini, who served until April 19, 2013, are independent under applicable NASDAQ corporate governance rules. In addition, our Board has affirmatively determined that each member of this committee and Mr. Pellegrini qualifies as an “outside director” as defined in section 162(m) of the Internal Revenue Code (the “Code”) and as a “non-employee director” as defined in Rule 16b-3 of the Exchange Act.

The Compensation Committee assists the Board in its oversight of compensation paid to the Company’s senior management, compensation paid to Board members, the review and evaluation of the succession plan for the Chief Executive Officer and related matters. Our Board adopted a Compensation Committee charter on November 12, 2009, which is reviewed and reassessed by our Compensation Committee on a regular basis. Our Compensation Committee Charter was last amended and restated on November 9, 2012, and is available on our website at www.rue21.com (follow the links to Investor Relations, Governance, Documents & Charters).

Among other matters enumerated in its charter, our Compensation Committee has responsibility for:

•	reviewing and approving compensation of our executive officers, including annual base salary, annual incentive bonuses, and equity compensation;

•	reviewing succession plans for our executive officers;

•	determining the compensation of our directors;

•	engaging and evaluating our compensation advisors, including oversight of such advisors’ independence; and

•	administering, reviewing and making recommendations with respect to our equity compensation plans.

Under the terms of its charter, the Compensation Committee may consult with Company management on compensation issues and may authorize management to work with and/or supervise the day-to-day activities of independent consultants and advisors retained by the Compensation Committee. The Compensation Committee has delegated authority to our Chief Executive Officer to grant a limited number of equity awards during calendar year 2012 under the 2009 Omnibus Incentive Plan (the “2009 Plan”) to employees who are not members of senior management, with no more than 20,000 shares subject to an award to be made to any one individual. For calendar year 2012, our Chief Executive Officer had granted awards representing 227,250 shares under the 2009 Plan pursuant to this authority.

The Compensation Committee meets outside the presence of the Chief Executive Officer when discussing the Chief Executive Officer’s compensation, and outside the presence of the Chief Administrative Officer when discussing the Chief Administrative Officer’s compensation. For all other executive officers, the Compensation Committee meets with the Chief Executive Officer and Chief Administrative Officer, outside the presence of the other executive officers, to consider the compensation to be paid to such executive officers. Our Chief Executive Officer evaluates the performance of our other executive officers with the Compensation Committee and recommends appropriate base salary, annual cash incentive awards and grants of long-term equity incentive awards for the other executive officers. Based upon his recommendations and in consideration of the Company’s compensation objectives and principles described in “Executive Compensation — Compensation Discussion and Analysis,” the Compensation Committee approves the compensation packages of our executive officers other than our Chief Executive Officer. The Compensation Committee also reviews and analyzes our Chief Executive Officer’s performance on an annual basis and determines his base salary, annual cash incentive awards and grants of long-term equity incentive awards based on its assessment of his performance. Additional information concerning the processes and procedures for determining executive compensation is found in the “Executive Compensation — Compensation Discussion and Analysis” section of this proxy statement.

The compensation program for our non-management directors was established in November 2009 in connection with our initial public offering (the “IPO”), and was most recently amended in 2012 to provide for, among other things, additional retainers for committee membership. The Compensation Committee will periodically review the compensation paid to non-management directors to ensure that it remains competitive with our peers and in the best interests of our Company and will make recommendations to the full Board with respect to any changes or modifications to the directors’ compensation program. A description of the compensation program for our non-management directors is included in “— Understanding Our Director Compensation” section of this proxy statement.

Our Compensation Committee charter allows the Compensation Committee to retain a consultant to assist the committee in determining or recommending the amount or form of executive officer and/or director compensation. In June 2010, the Committee retained Hay Group to serve as outside consultant. As further described in the “Executive Compensation — Compensation Discussion and Analysis” section of this proxy statement, the Compensation Committee relied on the support and analysis provided by Hay Group, its independent consultant, in making its determinations regarding executive compensation for Fiscal Year 2012. Hay Group had no prior relationship with the Company or its management, and does not provide any other services to the Company. In addition, the Company has conducted a review of the compensation consultant’s relationship with the Company, and has identified no conflicts of interest.

Compensation Committee Interlocks and Insider Participation

At the end of Fiscal Year 2012, the members of our Compensation Committee were Messrs. Brock, Barron, Kent and Pellegrini. None of our executive officers currently serves, or in the past year has served, as a member of the board or compensation committee of any entity that has one or more executive officers serving on our Board or Compensation Committee.

Corporate Governance and Nominating Committee

Our Corporate Governance and Nominating Committee is currently composed of three directors: Messrs. Barron, Brock and Hartman, with Mr. Hartman serving as the chairman of the committee. Our Board has affirmatively determined that Messrs. Barron, Brock, and Hartman are independent under applicable NASDAQ corporate governance rules.

The Corporate Governance and Nominating Committee assists the Board in its oversight of Board composition, corporate governance policies and practices, and related matters. Our Board adopted a Corporate Governance and Nominating Committee charter on November 12, 2009, which has been approved by our Corporate Governance and Nominating Committee and will be reviewed and reassessed by our Corporate Governance and Nominating Committee for adequacy on a regular basis and revised as necessary. Our Corporate Governance and Nominating Committee Charter was last amended on March 28, 2011, and is available on our website at www.rue21.com (follow the links to Investor Relations, Governance, Documents & Charters).

Among other matters enumerated in its charter, our Corporate Governance and Nominating Committee has responsibility for:

•	assisting our Board in identifying prospective director nominees and recommending to the Board director nominees for each annual meeting of stockholders;

•	reviewing developments in corporate governance practices and developing and recommending governance principles applicable to our Board;

•	overseeing the evaluation of our Board and management; and

•	recommending members for each committee of our Board.

Identifying and Evaluating Director Candidates

The Corporate Governance and Nominating Committee recommended and the Board adopted Corporate Governance Guidelines (“Guidelines”) in June 2010, which were amended in February 2012. The Guidelines, available on our website at www.rue21.com (follow the links to Investor Relations, Governance, Documents & Charters), set forth the selection process used by the Company to identify and review candidates to serve on the Board. Under the Guidelines, the Corporate Governance and Nominating Committee is responsible for identifying, recruiting and recommending candidates for the Board and is also responsible for reviewing and evaluating any candidates recommended by stockholders. In identifying candidates for membership on the Board, each of the Corporate Governance and Nominating Committee and the Board will take into account all factors it considers appropriate, which may include relevant career experience, diversity as to gender, ethnicity and backgrounds, strength of character, maturity of judgment, accounting and finance knowledge (including expertise that could qualify at least one director as an “audit committee financial expert” as that term is defined by SEC rules and as “financially sophisticated” as such term is used in the NASDAQ corporate governance rules), technical expertise, familiarity with the Company’s business, industry, and competition, general business acumen, critical thinking, local or community ties, consideration of any actual or potential conflicts of interest posed by the proposed nominee’s election as a director, and the proposed nominee’s time available to devote to Board and committee activities and to enhance his or her knowledge of the Company’s business.

The Corporate Governance and Nominating Committee’s recommendations are submitted to a vote of the full Board. The Company has not historically engaged third-party independent consultants to identify potential director nominees although the Corporate Governance and Nominating Committee is authorized to retain search firms and/or other professional advisors for this purpose.

Stockholder Director Nomination Procedures

The Company’s Amended and Restated By-laws (the “By-laws”) contain a procedure allowing for nominations by stockholders of directors. Our Corporate Governance and Nominating Committee will consider director nominees submitted by our stockholders for election.

Any stockholder of the Company who is entitled to vote at a meeting, who has complied with the procedures set forth in the By-laws and who was a stockholder of record at the time such notice is delivered to the Secretary of the Company, on the record date for the meeting and at the time of the meeting may propose a director nomination. The procedures for a stockholder to nominate a director include the following:

•

The stockholder must have given timely written notice, in proper form, to the Secretary of the Company including, without limitation, the stockholder’s name and address and information regarding the stockholder’s ownership of Company securities. The deadlines for providing notice to the Company of a proposed director nomination at our next annual meeting are set forth in our By-laws and summarized in “Additional Information — Advance Notice Procedures.”

•

The notice provided to the Secretary of the Company must include all information relating to the stockholder proponent and the director nominee that would be required to be disclosed in a proxy statement or other filings.

•

The notice provided to the Secretary of the Company must include a description of all direct and indirect compensation and other material agreements, arrangements and understandings during the past three years, and any other material relationships, between or among the stockholder proponent (and its affiliates and associates) and each proposed director nominee.

•

The notice provided to the Secretary of the Company must include a written questionnaire with respect to the background and qualifications of a director nominee and the background of any other person or entity on whose behalf the nomination is being made.

•

The Company may also require that any proposed director nominee furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as an independent director of the Company or that could be material to a reasonable stockholder’s understanding of the qualifications and/or independence, or lack thereof, of such nominee.

See “Additional Information — Advance Notice Procedures” and “— Stockholder Proposals for the 2014 Annual Meeting” for additional information as to how a stockholder can nominate a director candidate.

The foregoing summary of our stockholder director nomination procedures is not complete and is qualified in its entirety by reference to the full text of our By-laws that has been publicly filed with the SEC and is available at our website, www.rue21.com, and the SEC’s website, www.sec.gov.

Director Meeting Attendance

Our Board met eight times during Fiscal Year 2012. During that time, the Audit Committee met seven times, the Compensation Committee met five times and the Corporate Governance and Nominating Committee met two times. Each committee was formed in November 2009. Each currently serving director attended at least 75% of the aggregate of the total number of meetings of the Board in fiscal year 2012 (held during the periods for which he or she served as director) and the total number of meetings held by each committee on which he or she served in Fiscal Year 2012 (during the period that he or she served), either in person or via teleconference, with the exception of Messrs. Megrue and Pellegrini.

The Board strongly encourages its members to attend the Company’s annual meeting of stockholders and all Board members attended the 2012 annual meeting of stockholders.

Code of Business Conduct and Ethics

Our Code of Business Conduct and Ethics is applicable to all of our officers, directors and employees, including our Chief Executive Officer and Chief Financial Officer. The Code of Business Conduct and Ethics is available on our website at www.rue21.com (follow the links to Investor Relations, Governance, Documents & Charters).

Communications with the Board

You can contact the Board by writing to the Board at our corporate headquarters c/o rue21, Corporate Secretary, 800 Commonwealth Dr., Warrendale, PA 15086, or electronically on our website, www.rue21.com, Investor Relations, under the “Governance — Contact the Board” tab. Communications are distributed to the Board, or to any individual directors, as appropriate depending on the facts and circumstances outlined in the communication.

Director Compensation

The table below summarizes the compensation paid by us to our non-employee directors for Fiscal Year 2012.

DIRECTOR COMPENSATION — FISCAL YEAR 2012

Name(1)	Fees Earned or Paid in Cash ($)		Stock Awards ($)(2)	Option Awards ($)(3)	Total ($)
Arnold S. Barron	85,000		99,974	—	184,974
Macon F. Brock	50,000	(4)	99,974	—	149,974
Harlan M. Kent	50,000		—	179,375	229,375
Robert N. Fisch	—		—	—	—
John F. Megrue, Jr.	—		—	—	—
Alex Pellegrini	—		—	—	—
Bruce L. Hartman	115,000		99,974	—	214,974
Laura J. Sen	37,500		—	—	37,500

(1)

Messrs. Fisch, Megrue and Pellegrini do not receive any compensation for their service as members of our Board. The compensation paid to Mr. Fisch in his capacity as our Chief Executive Officer is reported in the Summary Compensation Table and other tables set forth herein.

(2)

The values set forth in this column includes an annual grant of restricted stock units valued at approximately $100,000 (rounded down to the nearest whole share) granted on June 11, 2012 in accordance with the Non-Employee Director Compensation Policy (the “Director Compensation Policy”). The value of these awards was calculated based on the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, disregarding any estimate of forfeitures related to service-based vesting conditions. A discussion of the relevant assumptions made in the valuation may be found in Note 5 to the financial statements of the Company’s Annual Report on Form 10-K for Fiscal Year 2012, which was filed with the SEC on April 4, 2013 (“Form 10-K”). At the end of Fiscal Year 2012, Messrs. Barron, Brock and Hartman each held 3,810 restricted stock units.

(3)

The value set forth in this column reflects the stock option award of 12,500 shares granted to Mr. Kent on May 29, 2012 in connection with his initial appointment to the Board. The value of this award was calculated based on the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, disregarding any estimate of forfeitures related to service-based vesting conditions. A discussion of the relevant assumptions made in the valuation may be found in Note 5 to the financial statements of the Form 10-K. At the end of Fiscal Year 2012, Messrs. Barron, Brock, Hartman, Kent and Ms. Sen each held options to purchase 12,500 shares of common stock.

(4)

This number includes Mr. Brock’s (i) quarterly retainer for Board and committee service received in cash; and (ii) deferred stock unit awards granted to Mr. Brock in connection with his election to defer 100% of his quarterly retainer during 2012 and receive such portion of his retainer in deferred stock units, each of which represents the right to receive one (1) share of Company common stock on January 1, 2014, or upon his separation of service, whichever comes first. At the end of Fiscal Year 2012, Mr. Brock held 1,833 deferred stock units, and Mr. Barron held 1,035 deferred stock units from a previous year’s deferral.

Understanding Our Director Compensation Table

Our executive officers who are members of our Board and the directors who continue to provide services to, or are affiliated with, Apax Partners or funds advised by Apax Partners, do not receive compensation from us for their service on our Board. Accordingly, Messrs. Fisch, Megrue and Pellegrini do not receive compensation from us for their service on our Board. Only those directors who are considered independent directors under applicable NASDAQ corporate governance rules and who are not affiliated with Apax Partners or funds advised by Apax Partners (Messrs. Barron, Brock, Hartman and Kent and Ms. Sen) are eligible to receive compensation (paid quarterly in arrears) from us for their service on our Board including:

•	A base annual retainer of $50,000 in cash;

•	An additional annual retainer of $25,000 in cash paid to the chairman of the Audit Committee and $10,000 paid to the other members of the Audit Committee;

•	An additional annual retainer of $20,000 in cash paid to the chairman of the Compensation Committee and $10,000 paid to the other members of the Compensation Committee;

•

An additional annual retainer of $10,000 in cash paid to the chairman of the Corporate Governance and Nominating Committee and $5,000 paid to the other members of the Corporate Governance and Nominating Committee; and

•

An annual grant of restricted stock units with a value of approximately $100,000, with a grant date of the first business day following the annual stockholders meeting for the applicable year, vesting fully on the first anniversary of the grant date.

•	We also reimburse directors for reasonable expenses incurred to attend meetings of our Board or committees.

Our Director Compensation Policy allows non-employee directors to defer all or any portion of any cash retainer in exchange for receipt of fully vested deferred stock units under the 2009 Plan, which provide for payment of shares of Company common stock on a future date, in accordance with Section 409A of the Code. Effective February 24, 2011, the Compensation Committee and the Board amended the Director Compensation Policy to provide for an annual grant of restricted stock units rather than stock options to be made to non-employee directors, in order to provide our directors with compensation consistent with the director compensation of our peers. Non-employee directors also have the option to defer all or any portion of their annual restricted stock unit awards in accordance with the above paragraph and Section 409A of the Code.

In addition to the amounts set forth above, upon initial election to our Board, non-employee directors not otherwise affiliated with Apax Partners or funds affiliated with Apax Partners receive an option grant of 12,500 shares of our common stock. The option award granted to Mr. Kent in May 2012 vests in three equal annual installments over a three-year period beginning on the first anniversary of the date of grant.

Stock Ownership Guidelines

The Company adopted stock ownership guidelines for its non-employee directors on February 24, 2011. Pursuant to the terms of the ownership guidelines, non-employee directors are expected to own an amount of Company common stock equal in value to at least three (3) times their annual cash retainer within three (3) years of joining the Board. The value of each director’s stock ownership will be calculated on the first trading day of each calendar year based on the “fair market value” of the shares held by such director (as defined under the 2009 Plan). Any subsequent change in the fair market value of a director’s shares will not affect the amount of stock directors are expected to hold during that year pursuant to the ownership guidelines.

Stock ownership shall be measured by (1) shares owned individually, either directly or indirectly, by the director, (2) shares owned jointly with the director, or separately by spouse, domestic partner and/or minor children, either directly or indirectly, and (3) shares underlying vested stock options or vested stock unit awards held by the director. Any unvested awards will not be included in this calculation.

No Hedging Policy Applicable to Directors

The Company’s Policy Statement on Inside Information and Insider Trading (the “Insider Trading Policy”) sets forth the general rules and prohibitions relating to transactions in the Company’s securities by officers, employees, and members of the Board. In the Insider Trading Policy, the Company prohibits directors from purchasing, selling or engaging in any transaction involving any derivative securities related to equity securities of the Company and from engaging in short sales with respect to Company securities. The Insider Trading Policy does not apply to any exercise of stock options under the Company’s benefit plans or sale of stock in connection with any cashless exercise.

INFORMATION CONCERNING EXECUTIVE OFFICERS

The following table sets forth the names, ages and titles of our current executive officers.

Name	Age	Position
Robert N. Fisch	63	President, Chief Executive Officer and Chairman
Kim A. Reynolds	55	Senior Vice President and General Merchandise Manager
Keith A. McDonough	54	Senior Vice President and Chief Financial Officer
John P. Bugnar	64	Senior Vice President and Director of Stores
Michael A. Holland	49	Senior Vice President and Chief Information Officer
Mark K. J. Chrystal	40	Senior Vice President of Planning and Allocation
Robert R. Thomson	54	Senior Vice President of Real Estate
Stacy B. Siegal	46	Senior Vice President, General Counsel and Chief Administrative Officer and Corporate Secretary

Our executive officers are appointed by our Board and serve until their successors have been duly elected and qualified or their earlier resignation or removal. There are no family relationships among any of our directors or executive officers.

Set forth below is a description of the background of the persons named above, other than Mr. Fisch, whose background information is provided above in “Proposal No. 1 — Election Of Directors.”

Kim A. Reynolds has served as our Senior Vice President and General Merchandise Manager since July 2001. From March 1987 to November 1999, she served as general merchandising manager of Casual Corner Group, Inc., a clothing retailer.

Keith A. McDonough has served as our Senior Vice President and Chief Financial Officer since May 2003. From March 2001 to December 2002, he served as Chief Operating Officer at Iron Age Corp., a distributor of safety, work and uniform related clothes and footwear. From February 1990 to March 2001, Mr. McDonough served as Senior Vice President of Finance and Chief Financial Officer at Iron Age Corp.

John P. Bugnar has served as our Senior Vice President and Director of Stores since September 2001. From December 1997 to September 2001, he served as vice president at Jones Apparel Group, Inc./Jones Retail Corporation, a retailer of apparel and footwear.

Michael A. Holland has served as our Senior Vice President and Chief Information Officer from August 2011 to the present and Senior Vice President of Information Technology from April 2004 to August 2011. From January 1995 to March 2004, he served as senior director of information technology at the Timberland Company, a manufacturer and retailer of outdoor wear.

Mark K. J. Chrystal has served as our Senior Vice President of Planning and Allocation since June 2008. From April 2007 to June 2008, Mr. Chrystal served as vice president of allocation, replenishment and planning for all of the North American stores of American Eagle Outfitters, an international retailer of men’s and women’s clothing. From September 2004 to April 2007, he served as vice president of planning and allocation for all of the North American stores of The Disney Store, North America, an international chain of specialty stores selling only Disney related items.

Robert R. Thomson has served as our Senior Vice President of Real Estate since January 2007. From June 2000 to January 2007, Mr. Thomson served as vice president of real estate and construction at Brookstone, Inc., a nationwide specialty retailer and product development company. From April 1995 to June 2000, he served as the director of real estate at The Stride Rite Corporation, a designer and marketer of children’s footwear.

Stacy B. Siegal has served as our Senior Vice President, General Counsel, Chief Administrative Officer and Secretary since March 2013. Prior to that, Ms. Siegal served as Vice President, General Counsel and Secretary since March 2010. Ms. Siegal served as our Corporate Counsel from September 2006 until March 2010. From September 2005 to September 2006, Ms. Siegal performed legal and consulting work for Compass Business Solutions, Inc., a human resources consulting firm. Prior to September 2005, Ms. Siegal spent a number of years serving as in-house counsel at General Nutrition Centers, Inc., and as a consultant providing legal guidance to retail companies and boards in the region.

PROPOSAL NO. 2 — ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

The second proposal item to be voted on is an advisory vote to approve named executive officer compensation for Fiscal Year 2012 (our principal executive officer, our principal financial officer and our three most highly compensated executive officers at the end of Fiscal Year 2012, collectively, are our “Named Executive Officers”).

As described in detail under the section entitled “Executive Compensation — Compensation Discussion and Analysis,” rue21’s executive compensation program is designed to attract, motivate and retain talented and experienced executives in the retail industry who will achieve the short-term and long-term goals of the Company and create sustained stockholder value. We believe that our executive compensation program has played a material role in our ability to build and retain a highly experienced and successful management team and motivate them to consistently drive earnings and profit growth.

Stockholders are encouraged to read the “Compensation Discussion and Analysis” section of this Proxy Statement for a detailed description of rue21’s executive compensation program and the decisions made by the Compensation Committee in Fiscal Year 2012, including additional details about our executive compensation programs and compensation paid to our Named Executive Officers.

We are asking our stockholders to indicate their support for the compensation paid to our Named Executive Officers as described in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation paid to our Named Executive Officers and the philosophy, policies and practices described in this proxy statement. Specifically, we ask our stockholders to vote “FOR,” on an advisory basis, the compensation paid to our Named Executive Officers, by adopting the following resolution:

“RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the “Compensation Discussion and Analysis,” compensation tables and narrative discussion is hereby APPROVED.”

As an advisory vote, your vote will not be binding on the Company or the Board. However, our Board and our Compensation Committee, which is responsible for designing and administering the Company’s executive compensation program, value the opinions of our stockholders and to the extent there is any significant vote against the compensation paid to our Named Executive Officers, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU

VOTE “FOR” OUR NAMED EXECUTIVE OFFICER COMPENSATION.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The purpose of this “Compensation Discussion and Analysis” section is to provide information about the material elements of compensation that was paid, awarded to, or earned by our principal executive officer, our principal financial officer and our three most highly compensated executive officers in Fiscal Year 2012.

Overview of Business Performance

The executive compensation program is designed to attract, motivate and retain key executives who will promote the short-term and long-term growth of the Company and create sustained stockholder value. Our strong and consistent growth and operating results are a reflection of the initiatives taken by our management team. As seen in the charts below, our net sales increased from $391.4 million in Fiscal Year 2008 to $901.9 million in Fiscal Year 2012, a compound annual growth rate of 23.2%. Over the same period, operating income increased from $22.1 million to $68.5 million, a compound annual growth rate of 32.7%, and earnings per share increased from $0.55 per share to $1.76 per share, a compound annual growth rate of 33.8% over the 5 year period.

Fiscal Year 2012 was another year of strong sales and earnings growth. In fact we again exceeded our full-year financial guidance despite a challenging economic environment. Fiscal Year 2012 highlights include the opening of 125 new stores with excellent results as well as positive comparable store sales growth and record growth margin. Sales growth for the year increased by 18.6%, net income increased 12.7% and diluted earnings per share were $1.76 versus $1.55 in Fiscal Year 2011. We believe that our executive compensation program continues to play a key role in our ability to drive consistent top and bottom line growth and increase stockholder value.

Consideration of 2012 Say-On-Pay Advisory Vote

At our 2012 annual meeting of stockholders, over 99% of our stockholders who voted on the “say-on-pay” advisory proposal approved the compensation of the Company’s named executive officers, including the Company’s compensation objectives and their implementation. This represents a substantial improvement over the vote in 2011, where 93% of our stockholders approved such compensation and serves as further confirmation that our stockholders strongly support both our compensation philosophy and the general effectiveness of our compensation policies. Therefore, the Company did not change our philosophy or compensation policies as a result of last year’s advisory vote.

Summary of 2012 Executive Compensation

Consistent with our compensation philosophy and the overall structure of our executive compensation programs, in 2012 we took the following actions intended to align pay and performance and retain key executives:

•

Base Salaries. All of our Named Executive Officers received base salary increases in Fiscal Year 2012 to position them appropriately internally or in light of increased responsibilities as described below under “— 2012 Base Salary.”

•

Annual Incentive Bonus.    For Fiscal Year 2012, the annual cash bonus was earned at 82% of target. The Fiscal Year 2012 annual incentive bonus appropriately rewarded the Named Executive Officers for achieving consistent earnings growth; however, the payout as a percentage of salary for our Named Executive Officers was less than that received in prior years because of the rigorous requirements of our Fiscal Year 2012 incentive bonus program as described further under “ — Annual Incentive Bonus”.

•

Long-Term Incentives.    To promote equity ownership among the Named Executive Officers and greater alignment of their interests with stockholders, our Named Executive Officers each received a grant of performance share units, restricted stock units and stock options in March 2012. Options were granted at an exercise price of $27.26 per share, which means our stock price must appreciate after the grant date for any value to be realized by our officers. The mix of long-term equity incentives for Fiscal Year 2012 was 25% stock options, 25% restricted stock units and 50% performance share units. The long-term incentive awards represent an opportunity for executives to earn compensation based on future financial performance, stockholder value creation, and continued service with the Company.

•

Performance Share Units.    In 2012, we granted performance share unit awards to our Named Executive Officers as part of their long-term incentives. In order for performance share unit awards to be earned, the Company had to meet or exceed a threshold operating income goal for Fiscal Year 2012. The actual number of shares awarded to a recipient depended on the Company’s level of performance relative to the performance goal. If the operating income goal is achieved, the awards vest ratably in equal installments on the first three anniversaries of the grant date. Recipients earned 78% of the target number of shares they were eligible to be awarded as described further under “—Long-Term Equity Based Compensation.”

•

Reported Pay vs. Realized Pay. The grant date fair value of performance share units, options and restricted stock units set forth in our Summary Compensation Table on page 35 is for accounting and SEC disclosure purposes, and does not reflect actual pay realized by our Named Executive Officers. As described above, our Named Executive Officers did not realize the full value of the 2012 performance share awards they were granted in 2012. The difference between reported pay and realized pay reinforces the concept that a significant portion of the CEO and Named Executive Officers’ compensation is at risk of forfeiture and dependent on the sustained performance of the Company. To supplement the SEC required disclosure in the Summary Compensation Table set forth below, we have included an additional table herein which shows “Total Realized Compensation” for fiscal years 2012, 2011 and 2010 representing the total compensation realized by each Named Executive Officer.

Total Realized Compensation

	Fiscal Year	Total Realized Compensation(1)	Total Reported Compensation(2)
Robert N. Fisch	2012	$2,621,606	3,964,798
Chairman, President and CEO	2011	$2,763,494	2,569,269
	2010	$1,982,665	5,248,292
Keith A. McDonough	2012	$1,450,050	1,063,211
Senior Vice President and Chief Financial Officer	2011	$430,425	915,049
	2010	$381,367	775,924
Kim A Reynolds	2012	$799,800	1,559,528
Senior Vice President and General Merchandise Manager	2011	$710,315	1,505,002
	2010	$594,801	1,304,288
Michael A. Holland	2012	$691,151	827,827
Senior Vice President and Chief Information Officer	2011	$446,415	1,181,951

Mark K.J. Chrystal	2012	$809,558	1,020,791
Senior Vice President of Planning and Allocation	2011	$811,490	940,896
	2010	$406,903	802,762

(1)

Amounts reported as Total Realized Compensation differ substantially from the amounts determined under SEC rules as reported in the Total column of the 2012 Summary Compensation Table. Total Realized Compensation is not a substitute for compensation amounts reported in the Summary Compensation Table. Total Realized Compensation represents: (1) total compensation, as calculated under applicable SEC rules, minus (2) the aggregate grant date fair value of equity awards (as reflected in the Stock Awards and Option Awards columns of the Summary Compensation Table) plus (3) the value realized from the exercise of stock options and the vesting of restricted stock units or restricted stock awards before payment of any applicable withholding taxes and brokerage commissions (as reflected in the Option Exercises and Stock Vested tables of the proxy statements for the respective years). In addition, Total Realized Compensation reflects any bonus actually paid in each of the years shown, whereas the Summary Compensation Table reflects any bonus earned for the applicable years (regardless of when paid).

(2)	As reported in the Summary Compensation Table.

2013 Developments

For Fiscal Year 2013, the Compensation Committee has continued to refine the executive compensation program. In order to strengthen the retention elements of our performance share unit awards, these awards will cliff-vest 100% on the third anniversary of their grant, as opposed to the 2012 performance share unit awards, which vest ratably on each of the first three anniversaries of the grant date (if the performance goal was achieved). The Company has also instituted stock ownership guidelines which require executive officers to hold between two and six times their base salaries in Company stock. We believe that these new developments further align the interests of our executives with those of our stockholders.

Executive Compensation Objectives

The executive compensation program of the Company has been designed by the Compensation Committee to align executive compensation with Company objectives, business strategy and financial performance. The Compensation Committee has strived to create an executive compensation program that balances short-term versus long-term payments and awards, cash payments versus equity awards and fixed versus contingent payments and awards. Our executive compensation program is designed to:

•	attract and retain talented and experienced executives in our industry;

•	reward executives whose knowledge, skills and performance are critical to our success;

•	align the interests of our executive officers and stockholders by motivating executive officers to increase stockholder value and rewarding executive officers when stockholder value increases;

•	ensure fairness among the executive management team by recognizing the contributions each executive officer makes to our success;

•	foster a shared commitment among executives by aligning their individual goals with the goals of the executive management team as a whole and of our Company; and

•	compensate our executives in a manner that incentivizes them to manage our business to meet our long-range objectives.

Overview of Elements of Executive Compensation

Our executive compensation includes both fixed components (such as base salary, restricted stock units, benefits and executive perquisites) and variable components (such as annual bonus/incentive stock option grants and performance share units) with the heaviest weight generally placed on the variable components. The fixed components of compensation are designed to be competitive in order to induce talented executives to join our Company. Modifications to the fixed components of compensation occur infrequently aside from our annual salary review. Salary increases are, in part, designed to reward executives for their management activities during the year and to maintain their level of income with respect to cost of living increases.

The variable components are tied specifically to the achievement of our short-term and long-term financial objectives and are designed to compensate above average performance with above average rewards. Bonus levels for each executive officer are set as a percentage of that executive officer’s base salary, with revisions typically occurring upon promotions or substantial increases to the executive’s scope of responsibility. Executives have the opportunity to earn bonus payments and performance share units between 0% and 200% of the target amount based upon the overall financial performance of the Company, each based on different metrics are more fully described below. Option, restricted stock unit and performance share unit awards have also been used to motivate executives and employees to individually and collectively build long-term stockholder value.

Establishing Compensation for Executive Officers

The Board has delegated authority to the Compensation Committee to develop and approve the Company’s overall compensation program for executive officers, including authority to establish annual salaries, cash and equity-based incentive compensation for the Chief Executive Officer, other executive officers and members of the Board of Directors. The Compensation Committee has developed a program that both meets our stated objectives in terms of executive compensation and is competitive given the Company’s size and financial performance. To ensure that our executives are rewarded for their unique skill sets and recognized for their individual contributions to our success, base salary, bonus levels, and long-term equity compensation are reviewed by the Compensation Committee on an annual basis. In order to reward our executives for exceptional Company performance, our compensation program includes both short-term and long-term incentives which are designed to align the compensation of our executives with the interests of our stockholders and motivate our executives to achieve the Company’s longer-term goals.

Our Compensation Committee continued its engagement with its independent consultant, Hay Group, to work with them in their development of executive compensation recommendations for Fiscal Year 2012. Hay Group has no prior relationship with the Company or its management, and does not provide any other services to the Company. In addition, the Company has conducted a review of any relationships with the compensation consultant, and has identified no conflicts of interest. Although Hay Group may communicate with management from time to time to obtain information necessary to advising the Compensation Committee, Hay Group reports directly to the Compensation Committee and attends Compensation Committee meetings as requested by the committee members.

In addition to the many factors that affect compensation determinations, the Company has historically taken into account the compensation practices of comparable companies to ensure that the Company’s executive compensation program is competitive in the marketplace. For that purpose, the Compensation Committee, working in conjunction with its independent consultant, developed a peer group of comparable retail companies against which to compare the competitiveness of our executive compensation program. In Fiscal Year 2012, the Compensation Committee directed Hay Group to review whether the peer group of companies used in prior years was still appropriate for the Company given the Company’s recent performance and growth. After an analysis of financial performance and other relevant criteria, including revenue, market capitalization, retail specialty, and competitors for executive talent. Hay Group updated the Company’s peer group in August 2012 to use the following peer group of companies for benchmarking purposes:

•	bebe stores, Inc.

•	The Buckle, Inc.

•	Cato Corporation

•	The Children’s Place

•	Citi Trends, Inc.

•	Destination Maternity Corporation

•	Fifth and Pacific Companies, Inc.

•	Hot Topic

•	Jos. A Bank Clothiers, Inc.

•	lululemon athletica Inc.

•	Pacific Sunwear of California, Inc.

•	Wet Seal, Inc.

•	Zumiez, Inc.

Hay Group also reviews its own proprietary surveys, as well as publicly available data, with the Compensation Committee to provide it with information related to the compensation structure and total compensation awarded to executives in similar positions as our Named Executive Officers. The Compensation Committee uses the information regarding compensation practices at the peer companies to assess the reasonableness of our current compensation programs and the adequacy of the total compensation paid to our executive officers on an annual basis.

The Compensation Committee and Hay Group also review the Company’s financial performance as compared to our peers when establishing compensation for executive officers, including the Chief Executive Officer, to the extent not already determined by his employment agreement described under “Establishing Compensation for our Chief Executive Officer.” For Fiscal Year 2012, the Compensation Committee and Hay Group recognized that the Company performed above its peers in important financial metrics. Additionally, the Company had net sales of $901.9 million in Fiscal Year 2012, which represents an 18.6% increase over Fiscal Year 2011 (following a 19.8% increase over Fiscal Year 2010) and net income of $43.9 million in Fiscal Year 2012, which represents a 12.6% increase over Fiscal Year 2011 (following a 28.8% increase over Fiscal Year 2010). Hay Group noted that the Company ranked in the top 10% of its peer group in compound annual growth for both sales and EBITDA over both a one-year and three-year period.

In order to determine the individual compensation components and levels for each executive officer, our Chief Executive Officer also reviews with the Compensation Committee each executive’s overall performance during the prior year, future potential, the cash, equity and total compensation paid by the peer group competitors to employees in similar positions, and the executive’s past earnings and earning potential. The Chief Executive Officer then makes recommendations to the Compensation Committee, and the Compensation Committee, with the support of Hay Group, establishes base salaries, cash incentive compensation and share-based compensation for the other executive officers.

Establishing Compensation for our Chief Executive Officer

Our Chief Executive Officer has an employment agreement with the Company that was negotiated and approved by our Compensation Committee in December 2010. The terms of his employment agreement are described in “— Additional Information Regarding Our Summary Compensation Table And Grants Of Plan-Based Awards Table” and “— Additional Information Regarding the Table and Description Relating to Potential Payments Upon Termination or Change in Control.” The design and primary compensation components paid to our Chief Executive Officer are similar to those provided to our other Named Executive Officers, thus promoting consistency among our executive team and aligning our compensation philosophy and objectives regarding executive compensation among our executive team. For Fiscal Year 2012, our Chief Executive Officer’s salary and bonus potential were set under the terms in his employment agreement, and his long-term equity awards were determined by the Compensation Committee, after consultation with the Hay Group, to provide a strong incentive for successful execution on the Company’s growth strategies for Fiscal Year 2012.

Components of the 2012 Executive Compensation Program

2012 Base Salary

The base salary established for each of our Named Executive Officers is intended to reflect each individual’s professional responsibilities, skills and experience required for the job, individual performance, business performance, and competitive market salary levels. The Chief Executive Officer makes recommendations to the Compensation Committee regarding each other executive’s base salary based on a variety of factors, including individual performance, future potential, leadership ability, unique skill sets, and the compensation paid to executives in similar positions within our peer group. The recommendations are then reviewed by the Compensation Committee in conjunction with its consultants to determine if any increases or adjustments to base salary are warranted.

As part of our annual review process in March 2012, our Compensation Committee approved annual merit salary increases for each of our Named Executive Officers (with the exception of Mr. Fisch). These merit increases for Fiscal Year 2012 ranged from 5% to 11% and took into account various factors including the accomplishments of each individual, the competitive market for talent, and internal equity. Following the review process, Ms. Reynolds’s salary increased from $415,000 to $440,000; Mr. McDonough’s salary increased from $275,000 to $305,000; Mr. Chrystal’s salary increased from $300,000 to $315,000; and Mr. Holland’s salary increased from $325,000 to $340,000. Mr. Fisch’s base salary was increased from $975,000 to $1,025,000 in accordance with his employment agreement. The terms of his employment agreement are described in “— Additional Information Regarding Our Summary Compensation Table And Grants Of Plan-Based Awards Table” and “— Additional Information Regarding Potential Payments Upon Termination or Change in Control.”

2012 Annual Incentive Bonus

Annual cash bonuses are intended to offer short-term incentive compensation by rewarding the achievement of corporate objectives linked to seasonal financial results of the Company. Our Compensation Committee typically sets a range of potential bonus opportunities, including a threshold, target and maximum opportunity, which are each expressed as a percentage of such executive officer’s annual base salary that may be awarded to the executive if certain financial performance goals are achieved by the Company. In Fiscal Year 2012, an executive officer could receive an aggregate bonus from 0% to 80% of his or her base salary or, in the case of our Chief Executive Officer, an aggregate bonus from 0% to 200%, depending on the Company’s performance as provided, and in accordance with, his 2010 employment agreement.

The actual bonuses awarded in any year, if any, may be more or less than the target opportunity, depending on the achievement of corporate objectives, as discussed below. We believe that establishing cash bonus opportunities helps us attract and retain qualified and highly skilled executives. These annual bonuses are intended to reward executive officers who have a positive impact on corporate results.

Each year, we establish our corporate financial performance objectives and target goals with reference to achieving pre-set levels of desired financial performance, and with consideration given to our annual and long-term financial plan, as well as macroeconomic conditions. For Fiscal Year 2012, the annual cash bonuses were linked to the achievement of adjusted EBITDA (earnings before interest, taxes, depreciation and amortization, adjusted for non-recurring professional fees) within a range of $96.5 million to $115.6 million (as described below) which provided overall EBITDA growth of approximately 20%. We believe this corporate performance objective and the proportionate weighting assigned, as discussed below, reflected our overall Company goals for Fiscal Year 2012, which balanced the achievement of earnings growth with improving our operating efficiency.

For Fiscal Year 2012, we defined our Spring selling season as the performance period from February 2012 through July 2012 and our Fall selling season as the performance period from August 2012 through January 2013. For Fiscal Year 2012, each of our Spring and Fall selling seasons carried a weight of 25% of the total potential bonus amount while our annual EBITDA target carried a weight of 50% of the total bonus potential amount. The corporate performance during each of the three performance periods is compared separately to the different target amounts. For the Spring and Fall selling seasons, our adjusted EBITDA, as calculated for the purpose of the annual cash bonus, was $47.6 million and $55.0 million, respectively, representing achievement of 95% of target EBITDA for Spring and 99% of target EBITDA for Fall. For Fiscal Year 2012, our adjusted EBITDA, as calculated for the purpose of the annual cash bonus, was $102.6 million, representing 97% of our target EBITDA amount for the full fiscal year, and resulted in an earned payout of 82% of each Named Executive Officer’s target bonus amount.

The following table sets forth EBITDA targets for the Spring and Fall selling seasons and Fiscal Year 2012.

EBITDA Amounts:	Fiscal Year Targets	Spring Season Targets	Fall Season Targets
Threshold	$96.5 million	$43.8 million	$52.7 million
Target	$106.0 million	$48.2 million	$57.8 million
Maximum	$115.6 million	$52.5 million	$63.1 million

The following table shows the potential bonus amounts for each of our Named Executive Officers for different levels of achievement of the EBITDA, as shown in the table above, for each of the Spring and Fall selling seasons and the fiscal year:

	Below Threshold	91% of EBITDA Target	100% of EBITDA Target	109% of EBITDA Above Target
Robert N. Fisch	0% salary	50% salary	100% salary	200% salary
Keith A. McDonough	0% salary	15% salary	30% salary	60% salary
Kim A. Reynolds	0% salary	20% salary	40% salary	80% salary
Michael A. Holland	0% salary	15% salary	30% salary	60% salary
Mark K. J. Chrystal	0% salary	15% salary	30% salary	60% salary

Based upon our achievement of EBITDA as calculated under our cash bonus program, each of our Named Executive Officers earned aggregate bonuses for Fiscal Year 2012 in the amount set forth in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

Long-Term Equity-Based Compensation

The purpose of the 2009 Plan is to enhance our ability to attract and retain highly qualified and talented individuals and motivate them to improve our performance and results for the long-term by providing them with a stake in our Company. We believe that equity-based compensation is an important component of our executive compensation program and that providing a significant portion of our executive officers’ total compensation package in the form of equity-based compensation aligns the incentives of our executives with the interests of our stockholders and with our long-term corporate success. Long-term incentives are typically granted annually to executives (or, in the case of new executives, at the time they join the Company). One exception to note: Mr. Fisch received equity incentives in conjunction with the amendment and restatement of his employment agreement at the end of 2010, and accordingly received no annual equity grant in Fiscal Year 2011.

In determining the long-term incentive structure and award amounts for Fiscal Year 2012, the Compensation Committee considered the factors described above under “— Establishing Compensation for Executive Officers,” including a review of each individual’s accumulated vested and unvested awards, the current value and potential value over time using stock appreciation assumptions, vesting schedules, comparison of individual awards between executives and in relation to other compensation elements, stockholder dilution and accounting expense. For Fiscal Year 2012, our Compensation Committee determined that 50% of our executive officers’ equity-based compensation would be in the form of performance share units, 25% would be in the form of restricted stock units, and the remaining 25% would be in stock options. The Compensation Committee determined that for Fiscal Year 2012, the use of and mix of these three equity vehicles was consistent with market practice and provided a balance between performance and retention because stock options and performance share unit awards, which comprise 75% of the equity compensation granted, do not have value for our Named Executive Officers unless the stock price appreciates (in the case of stock options) or our financial performance meets an operating income threshold (in the case of performance share unit awards). All awards vest over a three-year period of time. The Committee approved a grant date of March 19, 2012.

Stock Options:

We believe stock options encourage retention and provide an incentive for our executives to achieve the long-term growth objectives of our Company. Each stock option award granted in March 2012 vests over a three year period, with one third of the shares vesting on each anniversary of the grant date. The term of the options is ten years. Below are the stock options that were granted on March 19, 2012 in accordance with our 2009 Plan:

	Number of Stock Options	Exercise Price
Robert N. Fisch	36,630	$27.26
Keith A. McDonough	7,000	$27.26
Kim A. Reynolds	10,000	$27.26
Michael A. Holland	4,000	$27.26
Mark K. J. Chrystal	6,500	$27.26

Restricted Stock Units:

We believe restricted stock unit awards will drive performance, promote retention and foster a long-term ownership perspective for executives. Restricted stock units vest over a three year period, with one third of the award vesting on each anniversary of the grant date. Restricted stock unit awards subject executives to the same downside risk experienced by stockholders and help to focus executives on sustaining the value of the Company. Restricted stock units were granted on March 19, 2012 in accordance with our 2009 Plan as follows:

Number of Restricted Stock Units
Robert N. Fisch	18,341
Keith A. McDonough	7,000
Kim A. Reynolds	10,000
Michael A. Holland	4,000
Mark K. J. Chrystal	6,500

Performance Share Units:

Performance share units generally comprise 50% of the value of each executive’s annual long-term incentive opportunity. Performance share units are awarded to provide incentive for achievement of a key performance metric, align executive rewards with stockholders’ interests (through the market value of our stock), retain superior executive talent (through the time vesting requirements) and reward exceptional individual performance (through the annual determination of the size of the award). Based upon overall company performance, recipients of performance share unit awards receive an opportunity to earn between 50%-200% of the target number of shares they were granted. All shares are forfeited if the Company does not achieve its threshold performance goal for the performance period.

Target Number of Performance Share Units
Robert N. Fisch	36,683
Keith A. McDonough	14,000
Kim A. Reynolds	20,000
Michael A. Holland	8,000
Mark K. J. Chrystal	13,000

For Fiscal Year 2012, the performance share units were linked to the achievement of adjusted operating income within a range of $63.6 million to $80.5 million with a target of $73.1 million which provided overall operating income growth of approximately 17%. For Fiscal Year 2012, operating income (adjusted as set forth below) was $69.6 million, representing 95% of target and representing a payout of 78% of target shares earned. Mr. Fisch earned 28,612 shares, Mr. McDonough earned 10,920 shares, Ms. Reynolds earned 15,600 shares, Mr. Holland earned 6,240 shares, and Mr. Chrystal earned 10,140 shares.

rue21, inc.

Reconciliation of GAAP Earnings to Adjusted Earnings

(for calculation of EBITDA and operating income adjustment)

(In thousands, except per share data)

	Twelve Months Ended February 2, 2013
	GAAP	Expense Adjustments	As Adjusted
Earnings Before Income Taxes, Depreciation and Amortization	$101,422	$1,200	$102,622
Depreciation and amortization	32,961		32,961

Income from Operations	68,461		69,661
Interest expense (income), net	(27)		(27)

Income before income taxes	68,488		69,688
Provision for income taxes	24,587	432	25,019

Net income	$43,901		$44,669

Basic income per common share	$1.81		$1.84
Diluted income per common share	$1.76		$1.79
Weighted average basic common shares outstanding	24,287		24,287
Weighted average diluted common shares outstanding	24,903		24,903

Stock Ownership Guidelines

The Company adopted stock ownership guidelines for its executive officers on February 21, 2013. Pursuant to the terms of the ownership guidelines, Senior Vice Presidents are expected to own an amount of Company common stock equal in value to at least two (2) times their annual base salaries within five (5) years of appointment to the position OR the enactment of the guidelines. Executive vice presidents are expected to own Company common stock equal in value to at least three (3) times their annual base salaries within five (5) years of their appointment to the position OR the enactment of the guidelines, and our President and Chief Executive Officer is expected to own Company common stock equal in value to at least six (6) times his annual base salary within five (5) years of appointment to the position OR the enactment of the guidelines. For purposes of the stock ownership guidelines, equity ownership shall be measured at the end of each fiscal year, based on the average daily stock price of the Company’s common stock during the month of January in each such fiscal year. For purposes of these guidelines, all vested and unvested restricted stock units and performance share units assuming the target performance goals are reached are included in the calculation of common stock owned, as well as the economic value of any vested stock options (calculated as the difference between the exercise price and average daily stock price of the Company’s common stock during the month of January of all vested stock options held).

Other Benefits and Executive Perquisites

We provide the following benefits to our executive officers on the same basis as other eligible employees:

•	health insurance;

•	vacation, personal days and sick days;

•	life insurance and supplemental life insurance;

•	short-term and long-term disability; and

•	a 401(k) profit-sharing plan with matching contributions.

We believe these benefits are generally consistent with those offered by other companies and specifically with those companies with which we compete for employees.

We also provide automobile and housing allowances for our Chief Executive Officer, as well as reimbursement of certain travel expenses of our Chief Executive Officer and his spouse.

Employment Agreement and Change in Control Benefits

We have entered into an employment agreement with Mr. Fisch, our Chief Executive Officer, the terms of which are described in “— Additional Information Regarding Our Summary Compensation Table And Grants Of Plan-Based Awards Table” and “— Additional Information Regarding the Table and Description Relating to Potential Payments Upon Termination or Change in Control.” Additionally, some of our option awards provide that in the event of a change in control, such awards will accelerate and vest. Our form of restricted stock unit agreement under the 2009 Plan provides that in the event of a change in control, death or disability, all unvested restricted stock units will immediately become vested in connection therewith. Our form of performance share unit agreement under the 2009 Plan provides that in the event of a change in control prior to certification by the Compensation Committee of the financial performance metrics related to the applicable award, the full award will be forfeited. In the event of a change in control following certification by the Compensation Committee, the performance share units earned will immediately become vested.

We believe these severance and change in control benefits are essential elements of our executive compensation package and assist us in recruiting and retaining talented individuals. Further, the change in control provisions: (i) ensure that the actions and recommendations of senior management and other employees with respect to such transactions are in rue21’s and our stockholders’ best interests and (ii) reduce the distraction the impact of such a transaction would have on the personal situation of such officers and other employees.

Policy Regarding Hedging by Executive Officers

In the Insider Trading Policy, the Company generally prohibits officers from purchasing, selling or engaging in any transaction involving any derivative securities related to equity securities of the Company and from engaging in short sales with respect to Company securities. The Insider Trading Policy does not apply to any exercise of stock options under the Company’s benefit plans, shares sold or remitted to the Company in connection with withholding taxes, or sale of stock in connection with any cashless exercise.

Section 162(m) Compliance

With certain exceptions, Section 162(m) of the Code (“Section 162(m)”) limits the Company’s deduction for compensation in excess of $1 million paid to certain covered employees (generally our Chief Executive Officer and three next highest-paid executive officers other than the Chief Financial Officer). Compensation paid to covered employees is not subject to the deduction limitation if it is considered “qualified performance-based compensation” within the meaning of Section 162(m). Our Compensation Committee reserves the discretion to provide compensation that is both market and performance-based. Our option and performance share unit awards and annual bonus awards are intended to qualify for deduction under Section 162(m). While our Compensation Committee considers the tax impact of any compensation arrangement, the committee evaluates such impact in light of our overall compensation objectives.

Our Compensation Committee reserves the right to approve non-deductible compensation if it believes it is in the best interests of our stakeholders. Additionally, if any provision of a plan or award that is intended to be performance-based, within the meaning of Section 162(m), is later found to not satisfy the conditions of Section 162(m), our ability to deduct such compensation may be limited.

For a corporation that first becomes a publicly held corporation, the $1 million deduction limitation imposed by Section 162(m) does not apply to remuneration paid under a plan or agreement that existed during the period in which the corporation was not publicly held. This exemption is based on the transition rule described under Treasury Regulation Section 1.162-27(f) and may be relied upon until the earlier of (i) the expiration of the plan or agreement, (ii) a material modification of the plan or agreement, (iii) the issuance of all employer stock and other compensation that has been allocated under the plan, or (iv) the first meeting of stockholders at which directors are to be elected that occurs after the close of the third calendar year following the calendar year in which the initial public offering occurred. Accordingly, deduction limitations imposed by Section 162(m) will not apply to compensation payable under our compensatory plans and agreements to the extent any such plan or agreement satisfies the exemption requirements of the transition rule under Treasury Regulation Section 1.162-27(f).

Because the transition rule under Treasury Regulation Section 1.162-27(f) is of limited duration, and to help facilitate deductibility of compensation paid under the Company’s Amended and Restated 2009 Omnibus Incentive Plan and Annual Incentive Bonus Plan following the end of the transition period, the Company is seeking stockholder approval of such plans for purposes of compliance with Section 162(m). If stockholders do not approve the plans, then certain awards granted in the future will not qualify for the performance-based compensation exemption from deduction limitations otherwise applicable under Section 162(m).

Compensation Committee Report

The Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” set forth above with the Company’s management and, based upon such review and discussion, the Compensation Committee recommended to the Board that the “Compensation Discussion and Analysis” be included in this proxy statement and incorporated by reference into the Form 10-K.

The full text of the Compensation Committee’s charter is available on our website at www.rue21.com (follow the links to Investor Relations, Governance, Documents & Charters).

Respectfully submitted,

The Compensation Committee

Arnold Barron, Chairman
Macon F. Brock Harlan Kent

Assessment of Compensation-Related Risks

The Company has reviewed its compensation policies and practices with respect to risk-taking incentives and risk management, and does not believe that potential risks arising from its compensation policies and practices are reasonably likely to have a material adverse effect on the Company for the following reasons:

•	The base salary component of the compensation program is set at an appropriate level so that our executives do not feel pressure to take excessive risks to achieve adequate financial rewards.

•

Our short-term annual incentive bonus is based on the performance of the Company as a whole and therefore cannot be easily influenced by the actions of any one executive seeking to maximize a financial gain.

•

The equity-based, long-term incentive grants align the interests of our executives with the long-term financial well being of the Company, and therefore discourage management from pursuing overly risky business strategies in order to achieve a short-term gain.

•

Mr. Fisch’s incentive-based compensation is subject to a clawback provision, which provides that in the event the Company is required to prepare an accounting restatement due to the material non-compliance by the Company with any financial reporting requirement under the securities laws, the Company will recover from him any amounts in excess of what he would have been paid had there not been an accounting misstatement for the three-year period preceding the date on which the Company is required to prepare an accounting restatement.

•

Our stock ownership guidelines require that executives maintain substantial ownership in the Company and further align the interests of our executives with the long-term financial well-being of the Company.

Summary Compensation Table

The following table sets forth certain information with respect to compensation for Fiscal Year 2012, the fiscal year ended January 28, 2012 (“Fiscal Year 2011”) and the fiscal year ended January 29, 2011 (“Fiscal Year 2010”) earned by, awarded or paid to, our Named Executive Officers.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(3)	Total ($)
Robert N. Fisch	2012	1,025,000	1,499,954	500,000	840,500	99,344	3,964,798
Chairman, President and CEO	2011	975,000	—	—	1,501,500	92,769	2,569,269
	2010	906,055	749,993	2,153,612	1,359,375	79,257	5,248,292

Keith A. McDonough	2012	300,385	572,460	95,550	84,157	10,659	1,063,211
Senior Vice President and Chief Financial Officer	2011	270,750	225,900	282,975	125,087	10,337	915,049
	2010	251,231	—	374,294	140,328	10,071	775,924

Kim A. Reynolds	2012	436,154	817,800	136,500	157,961	11,113	1,559,528
Senior Vice President and General Merchandise Manager	2011	407,500	406,620	428,505	251,020	11,357	1,505,002
	2010	372,308	—	655,015	266,958	10,007	1,304,288

Michael A. Holland	2012	337,692	327,120	54,600	94,610	13,806	827,828
Senior Vice President and Chief Information Officer	2011	290,193	313,620	432,465	134,069	11,604	1,181,951

Mark K. J. Chrystal	2012	312,692	531,570	88,725	87,606	198	1,020,791
Senior Vice President of Planning and Allocation	2011	295,500	225,900	282,975	136,521	—	940,896
	2010	274,808	—	374,295	153,495	164	802,762

(1)

The value of these awards was calculated based on the aggregate grant date fair value of restricted stock units and target performance share units computed in accordance with FASB ASC Topic 718, disregarding any estimate of forfeitures related to service-based vesting conditions. A discussion of the relevant assumptions made in the valuation may be found in Note 5 to the financial statements in the Form 10-K. As of the grant date, the maximum values for the performance share unit awards were $2,000,000, $763,280, $1,090,400, $436,160 and $708,760 for Mr. Fisch, Mr. McDonough, Ms. Reynolds, Mr. Holland and Mr. Chrystal, respectively.

(2)

The values of these awards were calculated based on the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, disregarding any estimate of forfeitures related to service-based vesting conditions. A discussion of the relevant assumptions made in the valuation may be found in Note 5 to the financial statements in the Form 10-K.

(3)

Includes 401(k) profit-sharing plan contributions for eligible employees, term life insurance (available for all employees), disability insurance, long-term care insurance and other personal benefits. The amounts in this column include the following for Fiscal Year 2012:

Name	401(k) Match (a)	Automobile Allowance (b)	Personal Travel (c)	Housing Allowance (d)	Life Insurance
Robert N. Fisch	—	9,588	55,413	33,033	1,310
Keith A. McDonough	10,138	—	—	—	521
Kim A. Reynolds	10,260	—	—	—	853
Michael A. Holland	13,508	—	—	—	298
Mark K. J. Chrystal	—	—	—	—	198

(a)	Reflects amounts of Company contributions to the 401(k) profit-sharing plan for eligible employees who chose to participate.

(b)	Includes an automobile and reimbursement for all related insurance and maintenance costs.

(c)	Includes commercial airfare and other travel-related expenses of our Chief Executive Officer and his spouse to and from our corporate offices.

(d)	Represents the dollar value of rent and utilities paid by us for an apartment used by Mr. Fisch when he is in Pennsylvania.

To supplement the SEC required disclosure in the Summary Compensation Table set forth above, we have included an additional table which shows “Total Realized Compensation” on page 24 of this proxy statement representing the total compensation realized by each Named Executive Officer in each of the years shown. Total compensation as calculated under the SEC rules and, as shown in the Summary Compensation Table, includes several items that are driven by accounting and actuarial assumptions, which are not necessarily reflective of compensation actually realized by the Named Executive Officer in a particular year.

Grants of Plan-Based Awards (Fiscal Year 2012)

The following table sets forth certain information regarding grants of plan-based awards for Fiscal Year 2012 to our Named Executive Officers.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards ($)(5)
Name	Grant Date (a)	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
Robert N. Fisch	—	537,500	1,075,000	2,150,000	—	—	—	—	—	—	—
	3/19/2012	—	—	—	500,000	1,000,000	2,000,000	—	—	—	1,000,000
	3/19/2012	—	—	—	—	—	—	18,341	—	—	499,954
	3/19/2012	—	—	—	—	—	—	—	36,630	27.26	500,000
Keith A. McDonough	—	56,000	112,000	224,000	—	—	—	—	—	—	—
	3/19/2012	—	—	—	190,820	381,640	763,280	—	—	—	381,640
	3/19/2012	—	—	—	—	—	—	7,000	—	—	190,820
	3/19/2012	—	—	—	—	—	—	—	7,000	27.26	95,550
Kim A. Reynolds	—	103,950	207,900	415,800	—	—	—	—	—	—	—
	3/19/2012	—	—	—	272,600	545,200	1,090,400	—	—	—	545,200
	3/19/2012	—	—	—	—	—	—	10,000	—	—	272,600
	3/19/2012	—	—	—	—	—	—	—	10,000	27.26	136,500
Michael A. Holland	—	61,775	123,550	247,100	—	—	—	—	—	—	—
	3/19/2012	—	—	—	109,040	218,080	436,160	—	—	—	218,080
	3/19/2012	—	—	—	—	—	—	4,000	—	—	109,040
	3/19/2012	—	—	—	—	—	—	—	4,000	27.26	54,600
Mark K. J. Chrystal	—	57,400	114,800	229,600	—	—	—	—	—	—	—
	3/19/2012	—	—	—	177,190	354,380	708,760	—	—	—	354,380
	3/19/2012	—	—	—	—	—	—	6,500	—	—	177,190
	3/19/2012	—	—	—	—	—	—	—	6,500	27.26	88,725

(1)

The amounts reported in these columns relate to bonuses under the Company’s annual cash bonus plan under the 2009 Plan (as described in “— Compensation Discussion and Analysis — Components of the 2012 Executive Compensation Program — Annual Incentive Bonus” section of this proxy statement) for which threshold, target and maximum percentages were set in Fiscal Year 2012.

(2)

The amounts reported in these columns relate to performance share unit awards under the 2009 Plan (as described in the “— Compensation Discussion and Analysis — Components of the 2012 Executive Compensation Program — Long-Term Equity-Based Compensation” section of proxy statement) for which threshold, target and maximum share amounts were established in Fiscal Year 2012.

(3)	The amounts set forth in this column represent the number of restricted stock units granted under the 2009 Plan to our Named Executive Officers.

(4)	The amounts set forth in this column represent the number of shares of common stock underlying stock options granted to each of our Named Executive Officers under our 2009 Plan.

(5)

The amounts set forth in this column represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 of the stock options, restricted stock units, and performance share units granted to each of our Named Executive Officers in March 2012. The values of these awards were calculated based on the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, disregarding any estimate of forfeitures due to service-based besting conditions. A discussion of the relevant assumptions made in the valuation may be found in Note 5 to the financial statements in the Form 10-K.

Additional Information Regarding Our Summary Compensation Table and Grants of Plan-Based Awards Table

On December 17, 2010, we entered into an amended and restated employment agreement with Mr. Fisch. Under the terms of his amended employment agreement, Mr. Fisch is entitled to the following, among other matters:

•

annual base salary of $950,000, effective from December 17, 2010 through February 1, 2011, which increased to $975,000 effective February 1, 2011, with further increases to be made in the discretion of the Compensation Committee on an annual basis;

•

annual 2011 performance bonus targeted at 100% of base salary and ranging from 0% to a maximum of 200% of base salary, with 2012 and 2013 annual bonuses to be made in the discretion of the Compensation Committee; provided that the range of such bonuses will not be less than the range for Fiscal Year 2011;

•

participation in our employee benefit programs or other arrangements made available by the Company to its senior executives and/or employees generally on a basis consistent with the terms, conditions and overall administration of such plans;

•	reimbursement for all reasonable travel and other reasonable out-of-pocket business expenses and financial planning and tax preparation services not to exceed $15,000 per calendar year;

•	four weeks paid vacation for each year during the term;

•	an automobile mutually agreed upon by Mr. Fisch and the Board and reimbursement for all related insurance and maintenance costs; and

•

housing allowance for an apartment near our corporate headquarters, reimbursement of Mr. Fisch’s and his spouse’s costs for all roundtrip airfare between either the greater New York City area and Pittsburgh, Pennsylvania or Miami, Florida and Pittsburgh, Pennsylvania, during the term of the employment agreement.

Pursuant to his employment agreement, Mr. Fisch may not solicit any of our employees or compete with the Company’s business during the term of his employment and for two years following his date of termination.

Under his employment agreement, Mr. Fisch is also entitled to certain severance and other payments in connection with a change in control, or if his employment is terminated under certain circumstances. For more information on the nature of these payments, see “— Potential Payments Upon Termination or Change in Control,” and “— Additional Information Regarding the Table and Description Relating to Potential Payments Upon Termination or Change in Control.”

Annual Cash Incentive Program

As described under “— Compensation Discussion and Analysis,” each of our Named Executive Officers is eligible to receive annual cash bonuses upon the Company’s achievement of certain pre-established corporate financial performance objectives, so long as they are employed by the Company on the date such annual bonuses are payable. Bonuses are structured as a percentage of such Named Executive Officer’s annual base salary.

2009 Plan and 2012 Stock Option, Restricted Stock Unit and Performance Share Unit Awards

As more fully described in “— Compensation Discussion and Analysis,” our Board administers the 2009 Plan. The 2009 Plan permits us to grant certain incentive awards to our officers, employees, non-employee directors and consultants or advisors, including stock options, stock appreciation rights, share awards or a combination of the foregoing.

In March 2012, we granted non-qualified stock option awards to our Named Executive Officers under the 2009 Plan (the “2012 Stock Option Awards”). Each of these 2012 Stock Option Awards were issued pursuant to an option agreement and provide for vesting in three equal annual installments beginning on the first anniversary of the grant date with an expiration date ten years from the date of grant. In March 2012, we also granted restricted stock unit awards and performance share units to our Named Executive Officers. Each restricted stock unit represents a contingent right to receive one share of Company common stock and is accompanied by dividend equivalent rights. The restricted stock units vest in three equal annual installments beginning on the first anniversary of the grant date. Each performance share unit award represents a contingent right to receive from 50%-200% of the performance share unit target amount, if earned, and is accompanied by dividend equivalent rights. The performance share units, once earned, vest in three equal annual installments beginning on the first anniversary of the grant date.

For a description of how a change in control or termination affects our equity awards, see “— Potential Payments Upon Termination or Change in Control” and “— Additional Information Regarding the Table and Description Relating to Potential Payments Upon Termination or Change in Control.”

Outstanding Equity Awards at Fiscal Year End (2012)

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
Robert N. Fisch	40,000	—		0.006	8/1/2015	—		—
	48,000	—		0.006	8/1/2016	—		—
	75,000	—		8.00	1/4/2018	—		—
	55,276	18,426	(a)	11.80	7/24/2019	—		—
	37,500	37,500	(b)	34.27	4/5/2020	—		—
	30,585	15,293	(c)	30.49	12/17/2020	—		—
	—	36,630	(d)	27.26	3/19/2022	—		—
	—	—		—	—	8,200	(1)	241,654
	—	—		—	—	18,341	(2)	540,509
	—	—		—	—	28,612	(3)	843,196
Keith A. McDonough	29,130	—		8.00	1/4/2018	—		—
	22,110	7,371	(e)	11.80	7/24/2019	—		—
	10,000	10,000	(f)	34.27	4/5/2020	—		—
	5,834	11,666	(g)	30.12	5/1/2021	—		—
	—	7,000	(h)	27.26	3/19/2022	—		—
	—	—		—	—	5,000	(4)	147,350
	—	—		—	—	7,000	(5)	206,290
	—	—		—	—	10,920	(6)	321,812
Kim A. Reynolds	4,000	—		0.005	8/1/2015	—		—
	40,000	—		0.005	8/1/2016	—		—
	80,000	—		8.00	1/4/2018	—		—
	44,221	14,741	(i)	11.80	7/24/2019	—		—
	17,500	17,500	(j)	34.27	4/5/2020	—		—
	8,834	17,666	(k)	30.12	5/1/2021	—		—
	—	10,000	(l)	27.26	3/19/2022	—		—
	—	—		—	—	9,000	(7)	265,230
	—	—		—	—	10,000	(8)	294,700
	—	—		—	—	15,600	(9)	459,732
Michael A. Holland	18,575	—		8.00	1/4/2018	—		—
	11,055	3,685	(m)	11.80	7/24/2019	—		—
	7,500	7,500	(n)	34.27	4/5/2020	—		—
	4,500	9,000	(o)	30.12	5/1/2021	—		—
	3,667	7,333	(p)	29.46	8/10/2021	—		—
	—	4,000	(q)	27.26	3/19/2022	—		—
	—	—		—	—	4,333	(10)	127,694
	—	—		—	—	2,666	(11)	78,567
	—	—		—	—	4,000	(12)	117,880
	—	—		—	—	5,240	(13)	154,423
Mark K. J. Chrystal	—	3,685	(r)	11.80	7/24/2019	—		—
	10,000	10,000	(s)	34.27	4/5/2020	—		—
	5,834	11,666	(t)	30.12	5/1/2021	—		—
	—	6,500	(u)	27.26	3/19/2022	—		—
	—	—		—	—	—		—
	—	—		—	—	5,000	(14)	147,350
	—	—		—	—	6,500	(15)	191,555
		—		—	—	10,140	(16)	298,826

The following footnotes set forth the vest dates for the outstanding option awards (with vesting generally contingent on employment):

(a)	Options vest on 7/24/2013.

(b)	Options vest 18,750 on 4/5/13 and 18,750 on 4/5/14.

(c)	Options vest on 12/17/13.

(d)	Options vest 12,210 on 3/19/13, 12,210 on 3/19/14 and 12,210 on 3/19/15.

(e)	Options vest on 7/24/13.

(f)	Options vest 5,000 on 4/5/13 and 5,000 on 4/5/14.

(g)	Options vest 5,833 on 5/1/13 and 5,833 on 5/1/14.

(h)	Options vest 2,334 on 3/19/13, 2,333 on 3/19/14 and 2,333 on 3/19/15.

(i)	Options vest on 7/24/13.

(j)	Options vest 8,750 on 4/5/13 and 8,750 on 4/5/14.

(k)	Options vest 8,833 on 5/1/13 and 8,833 on 5/1/14.

(l)	Options vest 3,334 on 3/19/13, 3,333 on 3/19/14 and 3,333 on 3/19/15.

(m)	Options vest on 7/24/13.

(n)	Options vest 3,750 on 4/5/13 and 3,750 on 4/5/14.

(o)	Options vest 4,500 on 5/1/13 and 4,500 on 5/1/14.

(p)	Options vest 3,666 on 8/10/13 and 3,667 on 8/10/14.

(q)	Options vest 1,334 on 3/19/13, 1,333 on 3/19/14 and 1,333 on 3/19/15.

(r)	Options vest on 7/24/13.

(s)	Options vest 5,000 on 4/5/13 and 5,000 on 4/5/14.

(t)	Options vest 5,833 on 5/1/13 and 5,833 on 5/1/14.

(u)	Options vest 2,167 on 3/19/13, 2,166 on 3/19/14 and 2,167 on 3/19/15.

The following footnotes set forth the vest dates for the outstanding stock awards (with vesting generally contingent on employment):

(1)	Restricted stock unit award vests on 12/17/13.

(2)	Restricted stock unit award vests 6,114 on 3/19/13, 6,113 on 3/19/14, and 6,114 on 3/19/15.

(3)	Performance share unit award (performance period ended at the end of Fiscal Year 2012) vests 9,537 on 3/19/13, 9,537 on 3/19/14 and 9,538 on 3/19/15.

(4)	Restricted stock unit award vests 2,500 on 5/1/13 and 2,500 on 5/1/14.

(5)	Restricted stock unit award vests 2,334 on 3/19/13, 2,333 on 3/19/14, and 2,333 on 3/19/15.

(6)	Performance share unit award (performance period ended at the end of Fiscal Year 2012) vests 3,640 on 3/19/13, 3/19/14 and 3/19/15.

(7)	Restricted stock unit award vests 4,500 on 5/1/13 and 5/1/14.

(8)	Restricted stock unit award vests 3,334 on 3/19/13, 3,333 on 3/19/14, and 3,333 on 3/19/15.

(9)	Performance share unit award (performance period ended at the end of Fiscal Year 2012) vests 5,200 on 3/19/13, 3/19/14 and 3/19/15.

(10)	Restricted stock unit award vests 2,166 on 5/1/13 and 2,167 on 5/1/14.

(11)	Restricted stock unit award vests 1,333 on 8/10/13 and 1,333 on 8/10/14.

(12)	Restricted stock unit award vests 1,334 on 3/19/13, 1,333 on 3/19/14 and 1,333 on 3/19/15.

(13)	Performance share unit award (performance period ended at the end of Fiscal Year 2012) vests 2,080 on 3/19/13, 3/19/14 and 3/19/15.

(14)	Restricted stock unit award vests 2,500 on 5/1/13 and 2,500 on 5/1/14.

(15)	Restricted stock unit award vests 2,167 on 3/19/13, 2,166 on 3/19/14 and 2,167 on 3/19/15.

(16)	Performance share unit award (performance period ended at the end of Fiscal Year 2012) vests 3,380 on 3/19/13, 3/19/14 and 3/19/15.

Options Exercised and Stock Vested (Fiscal Year 2012)

The following table sets forth certain information with respect to the exercise of stock options, and restricted stock units that vested, during Fiscal Year 2012 with respect to our Named Executive Officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Robert N. Fisch	—	—	8,199	232,934
Keith A. McDonough	36,870	953,982	2,500	75,875
Kim A. Reynolds	—	—	4,500	136,575
Michael A. Holland	6,425	135,494	3,501	100,412
Mark K. J. Chrystal	20,055	369,007	2,500	75,875

Potential Payments Upon Termination or Change in Control

The table and information provided below set forth estimates of the value of the compensation and benefits due to our Named Executive Officers in connection with a change in control (as defined in the applicable agreement(s) or plan documents) or termination of employment under the scenarios described below, presuming a termination or change in control date of February 2, 2013 and a valuation of our common stock based on its closing market price on February 1, 2013 of $29.47 per share. The analysis below assumes that our Named Executive Officers will take all action necessary or appropriate for them to receive the maximum available benefit, such as execution of a release of claims and compliance with restrictive covenants described below.

The payments and benefits detailed are in addition to any payments and benefits under our plans or arrangements which are offered or provided generally to all salaried employees on a non-discriminatory basis and any accumulated vested benefits for the Named Executive Officers including, without limitation, any stock options vested as of February 2, 2013 (which are shown in the Outstanding Equity Awards at Fiscal Year-End 2012 Table).

Additional descriptions of the terms of our agreements, plans and arrangements with our Named Executive Officers are set forth in “— Compensation Discussion and Analysis” and “— Additional Information Regarding our Summary Compensation Table and Grants of Plan-Based Awards Table.”

Robert N. Fisch, President and Chief Executive Officer

	Termination for Cause or Without Good Reason	Death or Disability	Change in Control Termination	Termination Without Cause or for Good Reason	Company Failure to Renew
	(In Dollars)
Compensation
Cash Severance	—	—	2,050,000	2,050,000	2,050,000
Cash Severance Bonus	—	—	2,050,000	2,050,000	—
Stock Options — Unvested and Accelerated	—	—	406,540	—	—
Restricted Stock Units — Accelerated(1)	—	782,163	782,163	—	—
Health Benefits Continuation	—	—	22,476	22,476	22,476

Total	—	782,163	5,311,179	4,122,476	2,072,476

(1)

In the event of a change in control, all option awards and restricted stock units accelerate and vest (regardless of employment termination). In the event of death or disability, all restricted stock unit awards accelerate and vest.

McDonough, Reynolds, Holland, and Chrystal

If a change in control (as defined in the applicable plan) occurred as of February 2, 2013, stock option awards granted to our Named Executive Officers would have vested and become immediately exercisable. Mr. McDonough would have received $145,716, Ms. Reynolds would have received $282,573, and Messrs. Holland and Chrystal would have each received $74,027 and $79,479, respectively, in terms of the dollar value of the accelerated portion of their respective stock option awards. Our Named Executive Officers would also receive a severance payment equivalent to six months of base salary if their employment with us is terminated without cause. As of February 2, 2013, for Messrs. McDonough, Chrystal, and Holland, such severance payment would have been equal to $152,500, $157,500 and $170,000, respectively, and the severance payment for Ms. Reynolds would have been equal to $220,000. Upon termination for death and disability or a change in control, Messrs. McDonough, Holland, and Chrystal would have received $353,640, $324,141, and $338,905, respectively, in terms of the dollar value of the accelerated portion of their restricted stock unit awards. Ms. Reynolds would have received $559,930 in terms of dollar value of the accelerated portion of her restricted stock awards. Performance share unit awards do not accelerate prior to the certification of the Compensation Committee of achievement of the performance goals, and such certification occurred in February 2013.

Additional Information Regarding the Table and Description Relating to Potential Payments Upon Termination or Change in Control

Employment Agreement with Mr. Fisch

Mr. Fisch is entitled to the following severance payments if his employment is terminated by us for cause or by him without good reason:

•	accrued but unpaid base salary;

•	reimbursement of expenses and benefits to which he is entitled; and

•	in the case of a termination by Mr. Fisch without good reason, he will have 60 days from the date of delivery of the notice of termination to exercise any vested and exercisable options.

Mr. Fisch is entitled to the following severance payments if he dies or if his employment is terminated by the Company due to disability:

•	accrued but unpaid base salary;

•

the pro rata portion of his performance bonus for the year in which death or disability occurs (based upon the performance bonus for which he is eligible that year, with any discretionary components deemed satisfied to the fullest extent);

•	his performance bonus for the year preceding the year in which death or disability occurs if then due and owing; and

•

other benefits and payments then due (including reimbursement of expenses and benefits to which he is entitled and, in the event of death, life insurance payments, and in the case of disability, long or short-term disability benefits).

In the event Mr. Fisch’s employment is terminated by us without cause or by him for good reason, he would be entitled to the following payments, subject to his execution of a general release of claims against the Company:

•	accrued but unpaid base salary;

•	two times his base salary then in effect (to be paid in one lump sum payment on the 60th day after the effective date of termination);

•

two times the greater of (i) his performance bonus target for the year of termination, and (ii) the average of his actual performance bonus earned for the two years immediately preceding the year in which the termination occurs;

•

continuation of employee benefits for 24 months following termination to the extent permitted or, if not permitted, then a lump sum payment of reasonably equivalent value of the discontinued benefit (subject to Mr. Fisch’s timely COBRA election and his continued co-payment of the applicable premiums at the active employee rates);

•

all accrued benefits under all retirement plans for which he is eligible and has participated shall fully vest, and will be calculated as if he were credited with two additional years of age and/or service to the Company;

•	reimbursement of expenses to which he is entitled;

•	the performance bonus for the year preceding the year in which his termination occurs if then due and owing; and

•	Mr. Fisch will have 90 days from the date of delivery of the termination notice to exercise any vested and exercisable options.

In the event we choose not to renew his employment agreement and he executes a general release of claims, Mr. Fisch will be eligible to receive an amount equal to 24 months of his base salary in effect at the end of the term in which we chose not to renew his employment agreement (to be paid in one lump sum payment on the 60th day after the effective date of his termination) and the continuation of employee benefits for 24 months following the end of the term, to the extent permitted (subject to Mr. Fisch’s timely COBRA election and his continued co-payment of the applicable premiums at the active employee rates).

Mr. Fisch is also subject to non-competition and non-solicitation obligations which are in place during the term of his agreement and for a period of 24 months following termination of his agreement. Additionally, Mr. Fisch’s employment agreement with the Company states that at all times during its term, Mr. Fisch agrees to hold shares of the Company (including all vested options to purchase shares) having a fair market value of not less than two (2) times his base salary and performance bonus target.

If payments or benefits received or to be received by Mr. Fisch in connection with or contingent on a change in ownership or control of the Company, within the meaning of Section 280G of the Code, whether or not in connection with his termination of employment, and whether or not pursuant to his employment agreement (collectively, the “Payments”) would (i) constitute “parachute payments” within the meaning of Section 280G of the Code, and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then such Payments shall be reduced to either (i) the largest portion of the Payments that would result in no portion of the Payments being subject to the Excise Tax or (ii) the largest portion, up to and including all, of the Payments, whichever amount, after taking into account all applicable federal, state and local employment taxes, income taxes, and the Excise Tax (all computed at the highest applicable marginal rate), results in his receipt, on an after-tax basis, of the greater amount of the Payments notwithstanding that all or some portion of the Payments may be subject to the Excise Tax.

For purposes of his employment agreement, “cause” is defined as: (i) acts or omissions which constitute intentional misconduct or a knowing violation of a material written Company policy; (ii) personal receipt of money, property or services by any person in knowing violation of applicable law or a violation of a material written Company policy; (iii) an act of fraud, conversion, misappropriation or embezzlement or his conviction of, or entry of a guilty plea or plea of no contest, with respect to a felony, the equivalent thereof, or any other crime in which imprisonment is possible; (iv) an act of moral turpitude adversely affecting his ability to perform his duties; (v) alcohol or controlled substance abuse; (vi) reckless disregard in the performance of his duties; (vii) the commission in bad faith of any act which injures or could reasonably be expected to injure the reputation, business or business relationships of our Company; (viii) material breach of his non-competition, confidentiality or non-solicitation obligations set forth in his employment agreement; or (ix) any other breach of his employment agreement in any material respect which continues uncured for thirty days after receipt of written notice of such breach from the Company.

For purposes of his employment agreement, “disability” shall mean the Executive’s inability to perform his duties to the Company on a full-time basis, either with or without reasonable accommodation, as defined in the Americans with Disabilities Act, for 120 consecutive days, or a total of 180 days in any twelve month period as reasonably determined by the Board of the Company.

For purposes of his employment agreement, “good reason” is defined as, other than with Mr. Fisch’s consent: (i) removal or failure to reappoint him to the position he then holds with the Company pursuant to his employment agreement (other than for cause, death or disability, or in the case of his removal from the position of Chairman of the Board by a requirement of law); (ii) any material decrease or other material adverse change in his duties and responsibilities, as set forth in his employment agreement; (iii) the failure to continue to elect Mr. Fisch to the Board or the removal of Mr. Fisch from the Board at any time during the term of his employment agreement; (iv) any other material breach by us of his employment agreement and which, in respect to clauses (ii) above and this clause (iv), continues uncured for thirty days after receipt by the Company of written notice of breach from Mr. Fisch; or (v) a “change in control” of the Company, provided that he remains employed by us for a period of six months following the change in control before he terminates his employment for good reason solely by reason of such change in control.

For purposes of his employment agreement, “change in control” means, other than with Mr. Fisch’s consent, the occurrence of any of the following events:

(i) the Company is merged, consolidated or reorganized into or with another company or other entity and, as a result of such merger, consolidation or reorganization, less than a majority of the combined voting power of the then-outstanding securities entitled to vote generally in the election of members of the Board (the “Voting Stock”) of such company or other entity immediately after such transaction is held in the aggregate by the holders of Voting Stock of the Company immediately prior to such transaction; or

(ii) the Company sells or otherwise transfers all or substantially all of its assets or capital stock to another company or other entity or person, and, as a result of such sale or transfer, less than a majority of the combined voting power of the then-outstanding voting stock of such company or other entity or person is held in the aggregate by the holders of the Voting Stock of the Company immediately prior to such sale or transfer; or

(iii) “any “person” or “persons” (as such term is used in Section 13(d) of the Exchange Act) other than Apax Partners and its affiliates, becomes the “beneficial owner” (as determined pursuant to Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities.

Amended and Restated 2003 Ownership Incentive Plan

Change in Control

In the event of a change in control of the Company, as defined below, unless otherwise provided in an agreement evidencing the award, all awards that have been issued under our 2003 Plan and that have been outstanding for at least six months (and which have not previously been terminated under the terms of the 2003 Plan or an agreement evidencing an award made thereunder) will immediately vest and become exercisable. Such vesting will occur without regard to any limitation imposed by the 2003 Plan or the Compensation Committee at the time the award was granted, which permits all or any part of the award to be exercised only after the lapse of time or the attainment of performance objectives or other conditions to exercise, and such awards will remain vested and exercisable until the expiration of such award.

For purposes of the 2003 Plan, a change in control has the following meaning with respect to any options outstanding thereunder:

(A) a person or group (other than SKM Investment Fund II and SKM Equity Fund II, L.P., a majority-owned subsidiary or any employee benefit plan(s) sponsored by the Company or a subsidiary of the Company) through one or a series of related transactions has acquired beneficial ownership of securities representing 50% or more of the Voting Stock,

(B) there is a merger, consolidation, or exchange by the Company with or into another company or other entity, or any other corporate reorganization or sale or transfer of capital stock (other than through an underwritten, public offering of Company stock) whether by the Company or its stockholders, in which less than a majority of the Voting Stock of such company or other entity immediately after such transaction is held in the aggregate by the holders of Voting Stock of the Company immediately prior to such transaction, or

(C) there is a sale of all or substantially all of the Company’s assets.

Other Termination Events Affecting Option Awards Granted Under the 2003 Plan

Except as otherwise provided below, any unexercised options will terminate at the close of business on the thirtieth day following the date the optionee ceases to provide services to the Company. If an optionee ceases to provide services to the Company for cause (as defined in the 2003 Plan), then any unexercised option outstanding under the 2003 Plan will immediately terminate. If an optionee ceases to provide services to the Company by reason of resignation with the consent of the Compensation Committee, any outstanding options will terminate three months after the optionee ceases to provide services to the Company; provided, however, that if the optionee dies during the three-month period, the option will terminate fifteen months after the optionee ceases to provide services to the Company. If the optionee ceases to provide services to the Company by reason of death, incapacity or retirement, any outstanding options will terminate fifteen months after the employee ceases to be employed by the Company. Where an option is exercised more than three months after the optionee ceases to provide services to the Company, the option may be exercised only to the extent it could have been exercised on the date three months after the optionee ceased to provide services to the Company. Notwithstanding the foregoing, no option will be exercisable after the expiration of the term for which the option was granted, which will in no event exceed ten years.

2009 Omnibus Incentive Plan

For purposes of the 2009 Plan, a change in control will be deemed to have occurred in the following situations:

(a) any person, as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of common stock of the Company), becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities;

(b) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in paragraph (a), (c), or (d) herein, or a director whose initial assumption of office occurs as a result of either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board;

(c) a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person (other than those covered by the exceptions set forth in the 2009 Plan) acquires more than 50% of the combined voting power of the Company’s then outstanding securities shall not constitute a change in control of the Company; or

(d) a complete liquidation or dissolution of the Company or the consummation of a sale or disposition by the Company of all or substantially all of the Company’s assets other than the sale or disposition of all or substantially all of the assets of the Company to a person or persons who beneficially own, directly or indirectly, 50% or more of the combined voting power of the outstanding voting securities of the Company at the time of the sale.

Notwithstanding the foregoing, with respect to any Award that is characterized as “non-qualified deferred compensation” within the meaning of Section 409A of the Code, an event shall not be considered to be a change in control under the 2009 Plan unless such event is also a “change in ownership,” a “change in effective control” or a “change in the ownership of a substantial portion of the assets” of the Company within the meaning of Section 409A of the Code.

Other Termination Events Affecting Stock Options, Restricted Stock Units and Performance Share Units Granted Under the 2009 Plan

Non-Qualified Stock Option Agreements

The form of nonqualified stock option agreement under the 2009 Plan provides generally that any portion of an option that is not vested as of the date of a participant’s termination for any reason will terminate and expire as of the date of such termination. In the event of a participant’s termination by reason of death or disability (as defined in the 2009 Plan), the vested portion of the option at the time of termination will remain exercisable until the earlier of (i) one year from the date of such termination, and (ii) the expiration of the stated term of the option. In the event of a change in control (as defined in the 2009 Plan), any unvested portion of the option at the time of termination will immediately become vested in connection therewith; provided the participant is continuously employed by the Company or its subsidiaries through such date. In the event of a participant’s involuntary termination by the Company without cause (as defined in the 2009 Plan), the vested portion of the option at the time of termination will remain exercisable until the earlier of (i) ninety (90) days from the date of such termination, and (ii) the expiration of the stated term of the option. In the event of a participant’s voluntary termination, the vested portion of the option at the time of termination will remain exercisable until the earlier of (i) thirty (30) days from the date of such termination, and (ii) the expiration of the stated term of the option. In the event of a participant’s termination by the Company for cause (as defined in the 2009 Plan), all options granted thereunder (whether or not vested) will terminate and expire upon such termination.

Restricted Stock Unit Agreements

The form of restricted stock unit agreement under the 2009 Plan provides that in the event of a change in control (as such term is defined in the 2009 Plan), all unvested restricted stock units will immediately become vested in connection therewith; provided the participant is continuously employed by the Company or its subsidiaries through such date. The form of restricted stock unit agreement under the 2009 Plan also provides that all unvested restricted stock units will immediately become vested upon a termination due to the participant’s death or disability (as such term is defined in the 2009 Plan).

Performance Share Unit Agreements

The form of performance share unit agreement under the 2009 Plan provides that in the event of a change in control (as such term is defined in the 2009 Plan), all earned but unvested performance share units will immediately become vested in connection therewith; provided the participant is continuously employed by the Company or its subsidiaries through such date. The form of performance share unit agreement under the 2009 Plan also provides that all earned but unvested performance share units will immediately become vested upon a termination due to the participant’s death or disability (as such term is defined in the 2009 Plan).

PROPOSAL NO. 3 — APPROVAL OF THE AMENDED AND RESTATED 2009 OMNIBUS INCENTIVE PLAN

Introduction

Our stockholders are being asked to approve the amended and restated 2009 Omnibus Incentive Plan (the “2009 Plan”). The 2009 Plan, as amended and restated, is referred to below as the “Amended Plan.” On April 19, 2013, the Board unanimously approved the Amended Plan, subject to, and to be effective upon, stockholder approval at the Annual Meeting (the date of such approval is referred to below as the “restatement date”).

On November 13, 2009, prior to our IPO, the Board and stockholders of the Company approved the current 2009 Plan. The Company’s stockholders are being asked to approve the Amended Plan at the Annual Meeting so that the Company’s federal income tax deduction for compensation paid under the Amended Plan to certain executive officers will not be limited under Code Section 162(m). Section 162(m) imposes an annual deduction limit of $1 million on the amount of compensation paid to each of the Chief Executive Officer and the three other highest compensated executive officers of the Company, not including the Chief Financial Officer. The deduction limit does not apply to performance-based compensation that satisfies the requirements of Section 162(m). The Company is currently eligible for a post-IPO transition rule under which amounts paid under the current 2009 Plan may be exempt from the deduction limitations of Section 162(m). To help facilitate the continued deductibility of compensation paid under the Amended Plan following the end of the transition period, which benefits the Company and its stockholders, the Company is seeking stockholder approval of the Amended Plan for purposes of compliance with Section 162(m). If stockholders do not approve the Amended Plan, then certain awards granted under the 2009 Plan after the Annual Meeting will not qualify as exempt performance-based compensation under Section 162(m) of the Code.

The Amended Plan includes the following key modifications, effective upon the restatement date:

•

Increase of the Aggregate Share Reserve.    The current aggregate share reserve will be increased by an additional 2,000,000 shares for a total share reserve of 5,626,000 under the Amended Plan. As of April 4, 2013, 1,513,865 shares remain available for future issuance under the current 2009 Plan. The remaining share reserve reflects the number of shares remaining after the grant of annual awards to our employees in March and April 2013 with performance share unit grants calculated at maximum. The Board believes that it is important that a significant portion of the compensation for our key employees, consultants, officers and directors consist of performance-based pay in order to encourage the enhancement of stockholder value by fostering long-term commitment to the benefit of our stockholders and to bolster the motivational effect of overall pay packages to attract and retain the services of key individuals essential to our long-term growth and financial success. The Board believes that the proposed increase in the share reserve is necessary to insure that a sufficient reserve of common stock remains available for issuance to allow us to continue to utilize equity incentives.

Updated Equity Plan Information

The table below provides updated information about our common stock subject to equity compensation plans as of April 4, 2013. All unearned performance share unit grants are reflected at maximum.

Description	Total as of April 4, 2013 (in thousands)
Shares Available for Future Awards under Equity Plans	1,519
Shares Subject to Outstanding Stock Options	1,037
Weighted Average Exercise Price (per share)	$20.96
Weighted Average Remaining Term (in years)	6.78
Shares Subject to Outstanding Full Value Awards	1,069

•

Minimum Vesting Requirements.    With certain exceptions, the Amended Plan will provide for vesting of employee awards of options, restricted stock and restricted stock units over at least a three-year period (the current 2009 Plan does not provide for such vesting schedules).

•

Minimum Performance Period.    The Amended Plan will provide for a minimum one year performance period for performance awards granted thereunder (the current 2009 Plan does not provide for a minimum performance period).

•

Cap on Non-Employee Director Awards.     The amended Plan will provide that no non-employee director may be granted awards (denominated in shares) in excess of 50,000 shares under the plan in any one fiscal year of the Company.

•

Expand List of Performance Goals.    The Amended Plan will provide for a broader list of performance goals from which the Compensation Committee may choose from in connection with the grant of performance awards intended to satisfy the requirements of Section 162(m) of the Code.

•

Prohibit Repricing.    The Amended Plan provides that, except in connection with certain corporate transactions, the terms of outstanding options and stock appreciation rights may not be amended to reduce the exercise price, cancel such awards in exchange for cash or other awards with an exercise price less than the exercise price of such options or stock appreciation rights without obtaining stockholder approval (the current 2009 Plan does not prohibit the exchange of options and stock appreciation rights for cash).

•

Clawback.    The Amended Plan will provide that any award granted thereunder will be subject to any clawback policy adopted by the Company pursuant to law, regulation or stock exchange listing requirement (the 2009 Plan does not subject the awards granted thereunder to any current or future Company-adopted clawback policy).

•	Term. The Amended Plan, if approved by the Company’s stockholders, will have a term ending June 7, 2023 (the term of the current 2009 Plan ends on November 13, 2019).

The Amended Plan includes key provisions designed to protect stockholder interests, promote effective corporate governance and reflect use of corporate governance best practices, including the amendments described above and the following:

•

No Discounted Options or Stock Appreciation Rights.    Stock options or stock appreciation rights may not be granted with exercise prices lower than the fair market value of the underlying shares on the grant date.

•

No Repricing of Options or Stock Appreciation Rights.    The terms of the Amended Plan do not allow for the repricing of stock options or stock appreciation rights, including the cancellation of options and stock appreciation rights in exchange for new stock options or stock appreciation rights whose strike price is less than such prior awards.

•

No Share Recycling for Net Exercises or Tax Withholding.    Shares surrendered or withheld to pay either the exercise price of an award or to withhold taxes in respect of an award do not become available for issuance as future awards under the Amended Plan.

•	No Evergreen Provision. There is no “evergreen” or automatic replenishment provision pursuant to which the shares authorized for issuance under the Amended Plan are automatically replenished.

•	No Automatic Grants. The Amended Plan does not provide for automatic grants to any participant.

•

Non-Competition, Confidentiality and Non-Solicitation Provisions.    The Amended Plan provides that unless otherwise determined by the Compensation Committee, a participant’s awards will terminate if such participant engages in a detrimental activity (as defined in the Amended Plan and described below).

The text of the Amended Plan is set forth in Annex A to this proxy statement, and the description set forth herein is qualified in its entirety by reference to the text thereof. If approved by stockholders, the Amended Plan will become effective as of June 7, 2013. If we do not obtain the requisite stockholder approval of the Amended Plan, the 2009 Plan as currently in effect (without giving effect to the proposed amendments under the Amended Plan) will remain in effect.

Summary of the Amended Plan

The following description of the Amended Plan is only a summary and is qualified in its entirety by reference to the Amended Plan, a copy of which is included in this proxy statement as Annex A.

General

The Amended Plan provides that all employees, consultants and non-employee directors of the Company or its affiliates may be granted different types of awards including: options; restricted stock; restricted stock units; stock appreciation rights; performance awards; or other stock-based or cash-based awards. Eligibility for awards under the Amended Plan is determined by the Compensation Committee.

The purpose of the Amended Plan is to enhance the profitability and value of the Company for the benefit of its stockholders by enabling the Company to offer eligible participants awards, thereby linking stockholder and eligible participants’ interests and creating a means to raise the level of stock ownership by such individuals. The awards are intended to attract, retain and reward such individuals and strengthen the mutuality of interests between such individuals and the Company’s stockholders. Our Board believes that awards provide incentives to eligible participants to the benefit of the Company and its stockholders.

Available Shares

The total number of shares of common stock authorized for issuance under the Amended Plan is 5,626,000. Such number of shares is subject to adjustment by the Compensation Committee in the event of a recapitalization, stock split, stock dividend or similar corporate transaction as described below. Such shares may be either authorized and unissued shares and/or shares held in treasury.

If any award granted under the Amended Plan is forfeited or cancelled, or terminates unexercised or if an award is otherwise settled without the delivery of the full number of shares underlying an award, then such shares will be or become available for issuance under the Amended Plan; provided, however, that shares (i) delivered in payment of the exercise price of a stock option, (ii) not issued upon settlement of stock appreciation rights, or (iii) delivered to or withheld by the Company to pay withholding taxes will not become available again for issuance under the Amended Plan.

Administration

The Amended Plan is administered by the Compensation Committee; provided, however, that such authority may be administered by the Board or one or more Company officers and/or directors designated by the Compensation Committee on such terms and conditions as it may determine and in compliance with law or rule.

Eligibility

The Compensation Committee may grant awards under the Amended Plan to eligible participants, including employees, certain prospective employees, consultants and non-employee directors. The Company estimates that as of April 1, 2013, there are approximately 1,500 employees and non-employee directors who are eligible to participate in the Amended Plan.

Individual Share Limits

The Compensation Committee has the discretion, in accordance with the provisions of the Amended Plan, to determine the terms of awards, to whom awards will be granted, the number of shares of stock subject to such awards and/or the cash payable pursuant to the terms of awards. Except as otherwise provided in the Amended Plan, the maximum number of shares with respect to which incentive stock options may be granted under the Amended Plan is 5,626,000. Except as otherwise provided in the Amended Plan, the following individual participant limitations for any fiscal year of the Company are as follows under the Amended Plan: (i) the maximum number of shares subject to any award of options, stock appreciation rights, restricted stock, restricted stock units or other stock-based awards that are subject to the attainment of performance goals is 750,000 shares per type of award, provided that the maximum number of shares for all types of awards does not exceed 750,000 during any fiscal year, (ii) the maximum number of shares subject to any performance award is 750,000 shares, (iii) the maximum value of a cash payment made under a performance award is $5,000,000, and (iv) no non-employee director may be granted awards (denominated in shares) in excess of 50,000 shares.

Awards under the Amended Plan

Stock Options.    All options granted under the Amended Plan may be non-qualified stock options or incentive stock options. The exercise price for options may not be less than the fair market value of the stock on the grant date (or, in the case of incentive stock options granted to a 10% stockholder, 110% of the fair market value of the shares at the time of grant).

An option may not be exercised after the term specified by the Compensation Committee, which is a maximum of 10 years from the grant date (and, in the case of incentive stock options granted to a 10% stockholder, the term will not exceed five years). The Amended Plan provides that, unless otherwise determined by the committee, any portion of an option that is not vested as of the date of a participant’s termination without cause, death, disability, retirement or voluntary resignation will terminate and expire as of the date of such termination. The Amended Plan also provides that, unless otherwise determined by the Committee, in the event of a participant’s termination by the Company for cause (as defined in the Amended Plan), all options granted thereunder (whether or not vested) will terminate and expire upon such termination.

Except as otherwise provided in the Amended Plan, awards of options to employees will generally vest over a three-year period.

Stock Appreciation Rights.    The Compensation Committee may grant stock appreciation rights from time to time in accordance with the Amended Plan and which awards will have such terms and conditions, as the committee, in its discretion, will establish. The exercise price per share of common stock subject to a stock appreciation right will be determined by the Compensation Committee at the time of grant, provided that the per share exercise price of a stock appreciation right will not be less than 100% of the fair market value of the Company’s common stock at the time of grant. The term of each stock appreciation right will be fixed by the Compensation Committee, but will not be greater than 10 years after the grant date.

Unless otherwise determined by the Compensation Committee, stock appreciation rights granted under the Amended Plan will be exercisable at such time or times and subject to such terms and conditions as will be determined by the committee at the time of grant. Subject to the Amended Plan, stock appreciation rights may be exercised in whole or in part at any time in accordance with the applicable award agreement, by giving written notice of exercise to the Company. Upon the exercise of a stock appreciation right, a participant will be entitled to receive, for each right exercised, up to, but no more than, an amount in cash and/or common stock (as chosen by the committee in its sole discretion) equal in value to the excess of the fair market value of one share of common stock on the date that the right is exercised over the exercise price attributable to such share under the stock appreciation right.

Restricted Stock and Restricted Stock Units.    The Compensation Committee may award restricted stock and restricted stock units. The Compensation Committee will determine the number of shares to be issued to a participant pursuant to an award or restricted stock or restricted stock units, including, without limitation, the vesting schedule and other terms and conditions of such awards. Except as otherwise provided in the Amended Plan, the standard vesting schedule of time-based only awards of restricted stock and restricted stock units granted to employees will generally be over a three-year period. The Compensation Committee will determine, in its discretion, the effect of a participant’s termination of employment or service upon the awards.

If the grant on vesting of restricted stock or restricted stock units is based on the attainment of performance goals, the Compensation Committee will establish for each participant the applicable performance goals, formula or standards and the applicable vesting percentages with reference to the attainment of such goals or satisfaction of such formulas or standards while the outcome of the performance goals are substantially uncertain, including, without limitation, performance goals that are intended to comply with the performance-based compensation exception under Code Section 162(m).

Other Stock-Based and Cash-Based Awards.    The Compensation Committee may grant other stock-based or cash-based awards. The Compensation Committee has the authority to determine the terms and conditions of such other stock-based or cash-based awards, which may include the achievement of certain minimum performance criteria for purposes of compliance with Code Section 162(m) and/or a minimum vesting period.

Performance Awards

Performance-based awards granted under the Amended Plan that are intended to satisfy the performance-based compensation exception under Code Section 162(m) will be granted or vest based on the attainment of specified performance goals established by the Compensation Committee. Performance awards will consist of a right that is (i) denominated and/or payable in cash, shares or any other form of award issuable under the Amended Plan (or any combination thereof), except as otherwise provided in the Amended Plan, (ii) valued, as determined by the Compensation Committee, in accordance with the achievement of performance goals applicable to such performance periods as the committee will determine, and (iii) payable at such times and in such form as the committee determines. In relation to any performance award, the performance period may consist of one or more calendar years or other fiscal period of at least 12 months in length for which performance is being measured.

The performance goals relating to such awards will be based on one or more of the following performance goals: earnings per share, diluted or basic; operating income; gross income; net income (before or after taxes); same store sales; cash flow; gross profit; gross profit return on investment; gross margin return on investment; gross margin; operating margin; working capital; capital expenditures; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; return on equity; return on assets; return on capital; return on invested capital; net revenues; gross revenues; revenue growth; annual recurring revenues; recurring revenues; license revenues; sales or market share; total stockholder return; stock price; economic value added; specified objectives with regard to limiting the level of increase in all or a portion of the Company’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the committee in its sole discretion; the growth in the value of an investment in the common stock assuming the reinvestment of dividends; reduction in operating expenses and/or shrink costs; growth in assets; geographic expansion goals; expense reduction levels and/or cost targets; debt rating; work force satisfaction and/or diversity goals; employee retention; customer satisfaction; implementation or completion of projects or processes; strategic plan development and implementation; business expansion (including acquisitions); internal rate of return or net present value; productivity measures; comparable store sales; merchandise margin; inventory turns; individual performance goals; brand recognition; and operating efficiency.

To the extent permitted under Code Section 162(m) for performance awards intended to comply with Code Section 162(m), the Compensation Committee may, in its sole discretion, also include or exclude, or adjust, for the impact of certain occurrences and items including the following: restructurings, discontinued operations, extraordinary items or events, and other unusual or non-recurring charges as described in Accounting Principles Board Opinion No. 30 and/or management’s discussion and analysis of financial condition and results of operations or the financial statements and/or notes thereto appearing or incorporated by reference in the Company’s Form 10-K for the applicable year; an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management; a change in tax law or accounting standards required by generally accepted accounting principles; impairment of tangible or intangible assets; asset write-downs; litigation or claim judgments or settlements; acquisitions or divestitures; gains or losses on the sale of assets; foreign exchange gains and/or losses; changes in tax laws, accounting standards required by generally accepted accounting principles or other such laws or provisions affecting reported results; business combinations, discontinued operations, reorganizations and/or restructuring programs, including but not limited to, reductions in force and early retirement incentives; and currency fluctuations.

Detrimental Activity

Unless otherwise determined by the Compensation Committee, the award agreements relating to awards granted under the Amended Plan will generally provide that (i) in the event that a participant engages in a detrimental activity (including activities relating to solicitation of customers and employees, disclosure of confidential information and competition with the Company) prior to any exercise, distribution or settlement of any option, restricted stock, restricted stock unit, performance and other awards held by the participant, then such awards will thereupon terminate and expire, (ii) as a condition of the exercise, distribution or settlement of such awards, the participant will be required to certify (or be deemed to have certified) at the time of such exercise, distribution or settlement in a manner acceptable to the Company that the participant is in compliance with the terms and conditions of the Amended Plan and that the participant has not engaged in, and does not intend to engage in, any detrimental activity, and (iii) in the event that the participant engages in detrimental activity during the one-year period commencing on the date of exercise, distribution, or settlement of an award, the Company will be entitled to recover from the participant at any time within one year after such exercise, settlement, or distribution, and the participant will pay over to the Company, an amount equal to any gain realized as a result of the exercise, distribution or settlement (whether at the time of exercise, distribution or settlement or thereafter).

Adjustments

Subject to the terms of the Amended Plan, if there occurs any change in the capital structure of the Company by reason of any stock split, reverse stock split, stock dividend, subdivision, combination or reclassification of shares that may be issued under the Amended Plan, any recapitalization, any merger, any consolidation, any spin off, any reorganization or any partial or complete liquidation, or any other corporate transaction or event having an effect similar to any of the foregoing (an “Event”), then (i) the aggregate number and/or kind of shares that thereafter may be issued under the Amended Plan, (ii) the individual maximum number of shares of common stock that may be granted as any award (denominated in shares) hereunder; (iii) the number and/or kind of shares or other property (including cash) subject to outstanding awards granted under the Amended Plan, and/or (iv) the grant or exercise price with respect to any outstanding award granted under the Amended Plan, will be appropriately adjusted. In addition, subject to the terms of the Amended Plan, if there occurs any change in the capital structure or the business of the Company that is not an Event (an “Other Extraordinary Event”), including by reason of any extraordinary dividend (whether cash or stock), any conversion, any adjustment, any issuance of any class of securities convertible or exercisable into, or exercisable for, any class of stock, or any sale or transfer of all or substantially all of the Company’s assets or business, then the Compensation Committee, in its sole discretion, may adjust any award and make such other adjustments to the Amended Plan. Any adjustment shall be consistent with the Event or the applicable Other Extraordinary Event, as the case may be, and in such manner as the committee may, in its sole discretion, deem appropriate and equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, participants under the Amended Plan. Any such adjustment determined by the Compensation Committee will be final, binding and conclusive on the Company and all participants.

In addition, the Compensation Committee may, if deemed appropriate, in its discretion, determine that in connection with any merger, consolidation, sale of all or substantially all of the Company’s assets, change in control (as defined in the Amended Plan), dissolution, liquidation, or any other transaction or event having a similar effect to any of the foregoing, (i) provide for an equivalent award or substitute award in respect of securities of the surviving entity of any such transaction, (ii) upon advance notice to the affected participants, cancel any outstanding options or stock appreciation rights and pay to the holders thereof, in cash, stock, or other property (including the property, if any, payable in such transaction) (or any combination thereof), an amount equal to the excess of the fair market value of the shares of common stock covered by the award, based on the price per share of common stock received or to be received by other stockholders of the Company in such a transaction or such other value as determined by the committee (the “Transaction Fair Market Value”), over the exercise price of the award, or (iii) make provision for a cash payment or payment of other property (including the property, if any, payable in such transaction) to the holder of any other outstanding award in settlement of such award; provided that, in the case of an option or stock appreciation right with an exercise price that equals or exceeds the Transaction Fair Market Value of a share of common stock, the committee may cancel such option or stock appreciation right without payment or consideration therefor.

Change in Control

In the event of a change in control of the Company, and except as otherwise provided by the Compensation Committee in an award agreement, any unvested awards granted under the Amended Plan will not vest but will be treated in accordance with one of the following methods or as otherwise provided in the Amended Plan as determined by the Compensation Committee:

(i) awards, whether or not then vested, will be continued, assumed or have new rights substituted therefore, as provided in the Amended Plan, and restrictions to which awards granted prior to the change in control are subject will not lapse upon a change in control and the awards will, where appropriate in the sole discretion of the Compensation Committee, receive the same distribution as other common stock on such terms as determined by the Compensation Committee; provided that the Compensation Committee may decide to award additional awards in lieu of any cash distribution;

(ii) the Compensation Committee, in its sole discretion, may provide for the purchase of any awards by the Company or an affiliate for an amount of cash equal to the excess of the change in control price (as defined in the Amended Plan) of the shares of common stock covered by such awards, over the aggregate exercise price of such awards; or

(iii) the Compensation Committee may, in its sole discretion, provide for accelerated vesting or lapse of restrictions, of an award at any time.

Miscellaneous

Awards granted under the Amended Plan generally are not transferable, except that the Compensation Committee may, in its sole discretion and subject to certain limitations, permit the transfer of certain awards as provided in the Amended Plan.

No awards may be granted under the Amended Plan after June 7, 2023. Awards granted prior to such date, however, may extend beyond such date and the provisions of the Amended Plan will continue to apply thereto.

Our Board may from time to time amend, suspend or terminate the Amended Plan except that the rights of a participant with respect to an award granted prior to such amendment, suspension or termination may not generally be materially impaired without the participant’s consent unless otherwise provided in the Amended Plan. Except as otherwise provided in the Amended Plan, no amendment, without stockholder approval, may be made which increases the aggregate number of shares that may be issued under the Amended Plan, increases the maximum individual limitations, changes the classification of individuals eligible to receive awards, extends the maximum option period, alters performance goals for awards set forth in the Amended Plan, or requires stockholder approval in order for the Amended Plan to continue to comply with Code Section 162(m) or, to the extent applicable to incentive stock options, Code Section 422. Our Board may amend the Amended Plan or any award agreement at any time without a participant’s consent to comply with applicable law, including Code Section 409A. Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, distribution (whether in the form of cash, common stock or other property), stock split, extraordinary cash dividend, recapitalization, change in control, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of common stock, or similar transaction(s)), the terms of outstanding options or stock appreciation rights may not be amended to reduce the exercise price of such outstanding options or stock appreciation rights or cancel outstanding options or stock appreciation rights in exchange for cash, other awards or options or stock appreciation rights with an exercise price that is less than the exercise price of the original options or stock appreciation rights without obtaining stockholder approval.

United States Federal Income Tax Consequences

The following is a brief summary of the principal United States federal income tax consequences applicable to the Amended Plan participants and us, and is based upon an interpretation of present federal tax laws and regulations and may be inapplicable if such laws and regulations are changed. This summary is not intended to be exhaustive or constitutes tax advice and does not describe state, local or foreign tax consequences. To the extent any awards under the Amended Plan are subject to Section 409A of the Code, the following description assumes that such awards will be designed to conform to the requirements of Section 409A of the Code and the regulations promulgated thereunder (or an exception thereto). The Amended Plan is not subject to the protective provisions of the Employee Retirement Income Security Act of 1974 and is not qualified under Section 401(a) of the Code.

Incentive Stock Options.

Options issued under the Amended Plan and designated as incentive stock options are intended to qualify under Section 422 of the Code. Under the provisions of Section 422 and the related regulations, an optionee who has been granted an incentive stock option will not recognize income and we will not be entitled to a deduction at the time of the grant or exercise of the option; provided, however, that the difference between the value of the common stock received on the exercise date and the exercise price paid is an item of tax preference for purposes of determining the optionee’s alternative minimum tax. The taxation of gain or loss upon the sale of the common stock acquired upon exercise of an incentive stock option depends, in part, on whether the holding period of the common stock is at least two years from the date the option was granted and at least one year from the date the option was exercised. If this holding period is satisfied, any gain or loss realized on a subsequent disposition of the common stock will be treated as a long-term capital gain or loss. If this holding period is not met, then, upon such “disqualifying disposition” of the common stock, the optionee will realize compensation, taxable as ordinary income, in an amount equal to the excess of the fair market value of the common stock at the time of exercise over the exercise price limited, however, to the gain on sale. Any further gain (or loss) realized by the optionee generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period. If the optionee recognizes ordinary income upon a disqualifying disposition, the Company generally will be entitled to a tax deduction in the same amount.

Nonqualified Stock Options and Stock Appreciation Rights.

An optionee will generally not recognize income at the time a nonqualified stock option is granted. Rather, the optionee recognizes compensation income only when the nonqualified stock option is exercised. The amount of income recognized is equal to the excess of the fair market value of the common stock received over the sum of the exercise price plus the amount, if any, paid by the optionee for the nonqualified stock option. The Company is generally entitled to a tax deduction in an amount equal to the compensation income recognized by the optionee. Upon a subsequent disposition of the common stock acquired under a nonqualified stock option, the optionee will realize short-term or long-term capital gain (or loss) depending on the holding period. The capital gain (or loss) will be short-term if the common stock is disposed of within one year after the nonqualified stock option is exercised and long-term if the common stock was held more than 12 months as of the sale date.

Stock appreciation rights are treated very similarly to nonqualified stock options for tax purposes. A participant receiving a stock appreciation right will not normally recognize any taxable income upon the grant of the stock appreciation right. Upon the exercise of the stock appreciation right, the participant will recognize compensation taxable as ordinary income equal to either: the cash received upon the exercise; or if common stock is received upon the exercise of the stock appreciation right, the fair market value of the common stock received. The Company will generally be entitled to a tax deduction in an amount equal to the compensation income recognized by the participant.

Restricted Stock.

A participant that receives a restricted stock award under our the Amended Plan will normally not be required to recognize income for federal income tax purposes at the time of grant, nor are we entitled to any deduction, to the extent that the common stock awarded has not vested (i.e., subject to a substantial risk of forfeiture). When any part of a restricted stock award vests, the participant will realize compensation taxable as ordinary income in an amount equal to the fair market value of the vested common stock on the vesting date (less the amount, if any, paid for the stock). The participant may, however, make an election, referred to as a Section 83(b) election, within thirty days following the grant of the restricted stock award, to be taxed at the time of the grant of the award based on the fair market value of the common stock on the grant date. If a Section 83(b) election has not been made, any dividends received with respect to the restricted stock award prior to the lapse of the restrictions will be treated as additional compensation that is taxable as ordinary income to the participant. The Company will be entitled to a deduction in the same amount and at the same time that the participant recognizes ordinary income. If a participant fails to vest in, and thus forfeits, an award of restricted stock with respect to which a Section 83(b) election has been made, the participant is not entitled to claim a loss or other deduction with respect to the income previously recognized pursuant to the Section 83(b) election in respect of such forfeited shares. Upon the sale of the vested common stock, the participant will realize short-term or long-term capital gain or loss depending on the holding period.

Restricted Stock Units.

Under current tax law, a participant who receives restricted stock units will not recognize taxable income for federal income tax purposes until the common stock underlying the restricted stock units is actually issued to the participant. Upon issuance of common stock, the participant will recognize compensation taxable as ordinary income in an amount equal to the fair market value of the common stock received, and we will be entitled to a corresponding deduction. If the participant is an employee, the participant will be subject to Social Security and Medicare taxes at the time the restricted stock units vest, even though none of the common stock underlying the restricted stock units is issued at that time. However, no additional Social Security or Medicare taxes will be due when the common stock subject to the vested restricted stock units is subsequently issued (even if that the market value of the common stock has increased).

Performance Awards.

A participant generally will not recognize income upon the grant of a performance award. Upon payment of the performance award, the participant will recognize ordinary income in an amount equal to the cash received or, if the performance award is payable in common stock, the fair market value of the common stock received. When the participant recognizes ordinary income upon payment of a performance award, we will generally be entitled to a tax deduction in the same amount.

Unrestricted Stock.

The tax consequences of receiving common stock pursuant to a stock award under the Amended Plan is similar to receiving cash compensation from the Company, unless the common stock awarded is restricted stock (i.e., subject to a substantial risk of forfeiture). If the shares of common stock are unrestricted (i.e., not subject to a substantial risk of forfeiture), the participant must recognize ordinary income equal to the fair market value of the common stock received less any amount paid for common stock.

Limitations on the Company’s Deductions; Consequences of Change in Control.

As described in “Executive Compensation — Compensation Discussion and Analysis,” with certain exceptions, Section 162(m) of the Code limits our deduction for compensation in excess of $1,000,000 paid to certain covered employees (generally our Chief Executive Officer and three other highest-paid executive officers, excluding the Chief Financial Officer). Compensation paid to covered employees is not subject to the deduction limitation if it is considered “qualified performance-based compensation” within the meaning of Section 162(m) of the Code. If our stockholders approve the Amended Plan, we believe that certain awards granted to covered employees under the Plan will satisfy the requirements of qualified performance-based compensation and therefore we will be entitled to a deduction with respect to such awards. The Compensation Committee strives to grant certain awards that will preserve deductibility to the extent reasonably practicable and to the extent consistent with its compensation objectives. However, the Compensation Committee believes that stockholder interests are best served by not restricting the Compensation Committee’s discretion and flexibility in structuring, determining and ultimately approving payment with respect to its awards to employees, even if the programs or such decisions may result in certain non-deductible compensation.

In addition, if a change in control of the Company causes awards under the Amended Plan to accelerate vesting or is deemed to result in the attainment of performance goals, the participants could, in some cases, be considered to have received “excess parachute payments,” which could subject participants to a 20% excise tax on the excess parachute payments and could result in a disallowance of our deductions under Section 280G of the Code.

Section 409A.

Section 409A of the Code was enacted in October 2004 and became generally effective on January 1, 2005. Section 409A applies to compensation that individuals earn in one year but that is not paid until a future year. This is referred to as nonqualified deferred compensation. Section 409A, however, does not apply to qualified plans (such as a Section 401(k) plan) and certain welfare benefits. If deferred compensation covered by Section 409A meets the requirements of Section 409A, then Section 409A has no effect on the individual’s taxes. The compensation is taxed in the same manner as it would be taxed if it were not covered by Section 409A. If a deferred compensation arrangement does not meet the requirements of Section 409A, the compensation is subject to accelerated taxation in the year in which such compensation is no longer subject to a substantial risk of forfeiture and certain additional taxes, interest and penalties, including a 20% additional income tax. Section 409A has no effect on FICA (Social Security and Medicare) tax.

Awards of stock options, stock appreciation rights, restricted stock units and performance awards under the Amended Plan may, in some cases, result in the deferral of compensation that is subject to the requirements of Section 409A. Awards under the Amended Plan are intended to comply with Section 409A, the regulations issued thereunder or an exception thereto. Notwithstanding, Section 409A of the Code may impose upon a participant certain taxes or interest charges for which the participant is responsible. Section 409A does not impose any penalties on the Company and does limit the Company’s deduction with respect to compensation paid to a participant.

Other than as set forth above, any future awards under the Amended Plan will be based upon prospective factors including the nature of services to be rendered and a participant’s potential contributions to the success of the Company or its affiliates and, accordingly, cannot be determined at this time.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE

AMENDED AND RESTATED 2009 OMNIBUS INCENTIVE PLAN.

EQUITY COMPENSATION PLAN INFORMATION

Equity Compensation Plan Information Table (as of February 2, 2013)

Plan Category	Number of Securities To Be Issued Upon Exercise of Outstanding Options, Warrants And Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants And Rights (b)	Number of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected In Column (a)) (c)
Equity Compensation Plans approved by security holders	1,552,843	$20.26	2,211,340
Equity Compensation Plans not approved by security holders	—	—	—

Total	1,552,843	$20.26	2,211,340

(a)	These plans consist of our Amended and Restated 2003 Plan and the 2009 Plan.

(b)	The weighted-average price does not include restricted stock unit, performance share unit or deferred stock unit awards.

(c)	Consists of shares available for restricted stock unit awards, performance share unit awards, deferred stock unit awards, and other equity awards under the 2009 Plan.

PROPOSAL NO. 4 — APPROVAL OF THE ANNUAL INCENTIVE BONUS PLAN

On April 19, 2013, the Board approved the rue21, Inc. Annual Incentive Bonus Plan (the “Bonus Plan”), and is submitting the Bonus Plan for stockholder approval so that the Committee may award cash bonuses under the Bonus Plan that qualify for the performance-based compensation exemption under Section 162(m) of the Code and thus preserve, for tax purposes, the Company’s ability to deduct compensation awarded under the Bonus Plan.

The Bonus Plan provides for the award of cash bonuses to eligible employees based on their achievement of certain pre-determined performance objectives. The Board believes that the Bonus Plan furthers our compensation structure and strategy by encouraging results-oriented actions on the part of our eligible employees and assists in the attraction and retention of employees vital to the Company’s long-term success. The Bonus Plan, if approved by the Company’s stockholders, is a new plan and amounts payable thereunder cannot be determined. The material terms of the Bonus Plan are summarized below. A copy of the Bonus Plan is attached to this proxy statement as Annex B. This summary of the Bonus Plan is not intended to be a complete description of the Bonus Plan and is qualified in its entirety by the text of the Bonus Plan, to which reference is made. In the event the Bonus Plan is not approved by stockholders at the Annual Meeting, the Bonus Plan will not become effective.

Material Features of the Bonus Plan

Administration.    The Bonus Plan is administered by the Compensation Committee; provided, however, that the committee may, with respect to participants whom the committee determines are not likely to be subject to Code Section 162(m), delegate its powers and authority under the Bonus Plan to the Company’s officers as it deems necessary or appropriate. The Compensation Committee has authority and discretion under the Bonus Plan to determine eligibility for participation in the Bonus Plan; to make awards under the Bonus Plan; establish the terms and conditions of such awards, including specifying the performance goals and performance measures applicable to each award; and to determine whether the performance goals applicable to any performance measures for any awards have been achieved.

Eligibility and Participation.    Our officers and key employees will be eligible to participate in the Bonus Plan (approximately 1,500 participants). No employee will have the right to participate in the Bonus Plan, and participation in the Bonus Plan in any one performance period does not entitle an individual to participate in future performance periods.

The Compensation Committee will determine the performance goals, performance measures and the method for computing the amount of compensation which will be payable under the Bonus Plan to each individual if the performance goals established by the Compensation Committee are attained.

The maximum amount that may be paid under the Bonus Plan to a participant for any calendar year will not exceed $5,000,000.

Performance Measures.    With respect to awards that are intended to be performance-based compensation under Section 162(m) of the Code, each award will be conditioned upon the Company’s achievement of one or more of the following performance criteria, either individually, alternatively or in any combination, and subject to such modifications or variations as specified by the Compensation Committee, applied to either the Company as a whole or to a business unit or subsidiary entity thereof, either individually, alternatively or in any combination, and measured over a period of time including any portion of a year, annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Compensation Committee: earnings per share, diluted or basic; operating income; gross income; net income (before or after taxes); same store sales; cash flow; gross profit; gross profit return on investment; gross margin return on investment; gross margin; operating margin; working capital; capital expenditures; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; return on equity; return on assets; return on capital; return on invested capital; net revenues; gross revenues; revenue growth; annual recurring revenues; recurring revenues; license revenues; sales or market share; total stockholder return; stock price; economic value added; specified objectives with regard to limiting the level of increase in all or a portion of the Company’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Compensation Committee in its sole discretion; the growth in the value of an investment in rue21’s common stock assuming the reinvestment of dividends; reduction in operating expenses and/or shrink costs; growth in assets; geographic expansion goals; expense reduction levels and/or cost targets; debt rating; workforce satisfaction and/or diversity goals; employee retention; customer satisfaction; implementation or completion of projects or processes; strategic plan development and implementation; business expansion (including acquisitions); internal rate of return or net present value; productivity measures; comparable store sales; merchandise margin; inventory turns; individual performance goals; brand recognition; and operating efficiency.

To the extent consistent with Section 162(m) of the Code and the regulations promulgated thereunder, the Compensation Committee may determine that certain adjustments will apply, in whole or in part, in such manner as specified by the Compensation Committee, to exclude or include the effect of specified events that occur during a performance period, including the following: the impairment of tangible or intangible assets; asset write-downs; litigation or claim judgments or settlements; acquisitions or divestitures; gains or losses on the sale of assets; foreign exchange gains and/or losses; changes in tax law, accounting standards required by generally accepted accounting principles or other such laws or provisions affecting reported results; business combinations, discontinued operations, reorganizations and/or restructuring programs, including but not limited to reductions in force and early retirement incentives; currency fluctuations; an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management; and any restructurings, discontinued operations, extraordinary items or events, and other unusual or non-recurring items charges as described in Accounting Principles Board Opinion No. 30 and/or management’s discussion and analysis of financial condition and results of operations or the financial statements and/or notes thereto appearing or incorporated by reference in rue21’s Form 10-K for the applicable year.

The Compensation Committee, in its sole discretion, may also establish such additional restrictions or conditions that must be satisfied as a condition precedent to the payment of all or a portion of any awards. Such additional restrictions or conditions need not be performance-based and may include, among other things, the receipt by a participant of a specified annual performance rating, the continued employment by the participant and/or the achievement of specified performance goals by the Company, business unit or participant. Furthermore and notwithstanding any provision of the Bonus Plan to the contrary, the Compensation Committee may reduce the amount of any award to a participant if it concludes that such reduction is necessary or appropriate based upon: (i) an evaluation of such participant’s performance; (ii) comparisons with compensation received by other similarly situated individuals working within the Company’s industry; (iii) the Company’s financial results and conditions; or (iv) such other factors or conditions that the Compensation Committee deems relevant. Notwithstanding any provision of the Bonus Plan to the contrary, the Compensation Committee may not use its discretionary authority to increase any award that is intended to be performance-based compensation under Section 162(m) of the Code.

Determination and Payment of Bonuses.    After the end of the performance period, the Compensation Committee will certify in writing the extent to which the applicable performance goals and any other material terms have been achieved. Subject to the provisions of the Bonus Plan, earned awards will be paid in the first calendar year immediately following the end of the performance period on or before March 15th of such calendar year.

Unless otherwise determined by the Compensation Committee or as otherwise provided in a Company plan applicable to a participant or any agreement between the participant and the Company, participants who have a termination of employment prior to the end of the performance period of an award for any reason other than as provided below, will forfeit any and all rights to payment under such award(s) then outstanding under the terms of the Bonus Plan and will not be entitled to any cash payment for the applicable period. If a participant terminates employment prior to the end of the performance period of an award (i) by reason of death, retirement or disability, the participant’s award will be prorated to reflect the period of service during the performance period prior to his/her death, retirement or disability; (ii) on account of an involuntary termination by the Company other than for cause (as defined in the Bonus Plan) (A) within the 90-day period immediately preceding a change of control (as defined in the Bonus Plan), or (B) on or within the one year period following a change of control, the award will be deemed earned at a target award level; or (iii) on account of an involuntary termination by the Company other than for cause (and other than an involuntary termination by the Company in connection with a change of control as described in clause (ii)), the participant’s award will be prorated to reflect the period of service during the performance period prior to his/her termination.

Amendment and Termination.    The Bonus Plan may from time to time be amended, suspended or terminated, in whole or in part. No amendment or termination of the Bonus Plan, without the consent of a participant, may materially adversely affect the rights of a participant to any payments that have been determined by the Compensation Committee to be due and owing to such participant under the plan. Additionally, no amendment that requires stockholder approval in order for the Bonus Plan to continue to comply with Code Section 162(m) will be effective unless the same shall be approved by the requisite vote of the stockholders of the Company.

Clawback.    Notwithstanding any other provisions of the Bonus Plan, any award granted under the Bonus Plan which is or becomes subject to recovery under any Company policy adopted hereafter and required by law, regulation or stock exchange listing requirement, will be subject to such deductions, recoupment, and clawback as may be required to be made pursuant to such Company policy.

Federal Tax Consequences.

A participant generally will not recognize income upon the grant of an award under the Bonus Plan. Upon payment of the award, a participant will recognize ordinary income in an amount equal to the cash received. When the participant recognizes ordinary income upon payment of an award, rue21 will generally be entitled to a tax deduction on the same amount.

As described in “Executive Compensation — Compensation Discussion and Analysis,” with certain exceptions, Section 162(m) of the Code limits our deduction for compensation in excess of $1,000,000 paid to certain covered employees (generally our Chief Executive Officer and three other highest-paid executive officers, excluding the Chief Financial Officer). Compensation paid to covered employees is not subject to the deduction limitation if it is considered “qualified performance-based compensation” within the meaning of Section 162(m) of the Code. If our stockholders approve our Bonus Plan, we believe that certain awards granted to covered employees under the Bonus Plan will satisfy the requirements of qualified performance-based compensation and therefore we will be entitled to a deduction with respect to such awards. The Compensation Committee strives to grant certain awards that will preserve deductibility to the extent reasonably practicable and to the extent consistent with its compensation objectives. However, the Compensation Committee believes that stockholder interests are best served by not restricting the Compensation Committee’s discretion and flexibility in structuring, determining and ultimately approving payment with respect to its awards to employees, even if the programs or such decisions may result in certain non-deductible compensation.

In addition, if a change of control of rue21 causes awards under our Bonus Plan to accelerate vesting or is deemed to result in the attainment of performance goals, the participants could, in some cases, be considered to have received “excess parachute payments,” which could subject participants to a 20% excise tax on the excess parachute payments and could result in a disallowance of our deductions under Section 280G of the Code.

Section 409A of the Code was enacted in October 2004 and became generally effective on January 1, 2005. Section 409A applies to compensation that individuals earn in one year but that is not paid until a future year. This is referred to as nonqualified deferred compensation. Section 409A, however, does not apply to qualified plans (such as a Section 401(k) plan) and certain welfare benefits. If deferred compensation covered by Section 409A meets the requirements of Section 409A, then Section 409A has no effect on the individual’s taxes. The compensation is taxed in the same manner as it would be taxed if it were not covered by Section 409A. If a deferred compensation arrangement does not meet the requirements of Section 409A, the compensation is subject to accelerated taxation in the year in which such compensation is no longer subject to a substantial risk of forfeiture and certain additional taxes, interest and penalties, including a 20% additional income tax. Section 409A has no effect on FICA (Social Security and Medicare) tax.

The benefits provided under the Bonus Plan are intended to be excepted from coverage under Section 409A of the Code and the regulations promulgated thereunder and will be construed accordingly. Notwithstanding any provision of the Bonus Plan to the contrary, if any benefit provided under the Bonus Plan is subject to the provisions of Section 409A of the Code and the regulations issued thereunder (and not excepted therefrom), the provisions of the Bonus Plan shall be administered, interpreted and construed in a manner necessary to comply with Section 409A of the Code and the regulations issued thereunder (or disregarded to the extent such provision cannot be so administered, interpreted, or construed).

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”

THE APPROVAL OF THE ANNUAL INCENTIVE BONUS PLAN

CERTAIN RELATIONSHIPS AND TRANSACTIONS WITH RELATED PERS ONS

Procedures for Approval and/or Ratification of Related Party Transactions

Our Board adopted a written Code of Business Conduct and Ethics which discourages our employees, officers and directors from entering into any transaction that may cause a conflict of interest for us. Any potential conflict of interest, including related party transactions (in which the Company was or is to be a participant, the amount involved exceeds $120,000 and in which a “related person” (as defined by Item 404 of Regulation S-K) has a direct or indirect material interest), must be reported to the employee’s managers or to our General Counsel who then reviews and summarizes the proposed transaction for review by the Audit Committee and then, if necessary, the full Board. In approving or rejecting such proposed transactions, our Audit Committee, in conjunction with our General Counsel, considers all of the relevant facts and circumstances available and deemed relevant, including the material terms of the transactions, risks, benefits, costs, availability of other comparable services or products and, if applicable, the impact on a director’s independence. We only approve those transactions that, in light of known circumstances, are in, or are not inconsistent with, our best interests, as determined in good faith by our Board and General Counsel.

Additionally, our Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) addresses agreements and transactions that the Company may enter into with Apax Partners. The Certificate of Incorporation provides that in the event that Apax Partners or any of its affiliates enters into an agreement or transaction with the Company or any of its affiliates, a director or officer of the Company who is also a director or officer of Apax Partners (such as Messrs. Megrue and Pellegrini) will be deemed to have satisfied and fulfilled their fiduciary duties to the Company and its stockholders with respect to such agreement or transaction if:

(i) the agreement or transaction was approved by (A) an affirmative vote of a majority of the members of the Board, who are not persons with a material financial interest in the agreement or transaction (“Interested Persons”), (B) an affirmative vote of a majority of the members of a committee of the Board, consisting of members who are not Interested Persons or (C) one or more of the Company’s officers or employees who are not Interested Persons and who were authorized by the Board or a committee thereof in the manner set forth in (A) and (B) above, in each case after being made aware of the material facts of the relationship between each of the Company or an affiliate thereof and Apax Partners or an affiliate thereof and the material terms and facts of the agreement or transaction;

(ii) the agreement or transaction was fair to the Company at the time the agreement or transaction was entered into by the Company; or

(iii) the agreement or transaction was approved by an affirmative vote of a majority of the shares of the Company’s common stock entitled to vote, excluding shares held by Apax Partners, any affiliate of Apax Partners or any Interested Person.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Its purpose is to monitor the integrity of the financial statements, review the Company’s internal accounting procedures and controls, oversee the independence, qualification and performance of the independent registered public accounting firm, appoint the independent registered public accounting firm, and monitor the effectiveness of the Company’s ethics and corporate compliance programs. The Audit Committee operates under a written charter adopted by the Board of Directors. The Audit Committee’s charter is available on our website at www.rue21.com (follow the links to Investor Relations, Governance, Documents & Charters).

The Audit Committee has reviewed and discussed the audited financial statements of the Company for Fiscal Year 2012 with the Company’s management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. In addition, the Audit Committee has discussed with Ernst & Young LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by the applicable Public Company Accounting Oversight Board and SEC requirements. This includes a discussion with Ernst & Young LLP regarding the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board. The Audit Committee also has received the written disclosures and the letter from Ernst & Young LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the committee concerning independence from management and the Company, and discussed with Ernst & Young LLP its independence. The Audit Committee met with the independent registered public accounting firm, with and without management present, to discuss the results of their examination, their evaluation of the Company’s internal controls and the overall quality of the Company’s financial reporting.

Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Form 10-K for Fiscal Year 2012 for filing with the SEC.

The Audit Committee

Bruce Hartman, Chairman

Harlan M. Kent

Laura J. Sen

PROPOSAL NO. 5 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2013

The Audit Committee has appointed Ernst & Young LLP, who served as the Company’s independent registered public accounting firm for Fiscal Year 2012 and Fiscal Year 2011, to be our independent registered public accounting firm for Fiscal Year 2013. The stockholders are being asked to ratify this appointment at the Annual Meeting. A representative of Ernst & Young LLP will be present at the Annual Meeting to respond to appropriate questions and to make a statement if he or she so desires.

Audit and Non-Audit Fees and Independent Public Accountants

The following table sets forth the aggregate fees billed to us by Ernst & Young LLP in Fiscal Year 2012 and Fiscal Year 2011.

	Fiscal Year 2012	Fiscal Year 2011
Audit Fees	$679,000	$653,655
Audit-Related Fees	—	—
Tax Fees	$51,150	$159,696
All Other Fees	—	—

Total of All Fees	$730,150	$813,351

Audit Fees.    Audit Fees include fees billed for professional services rendered in connection with the audit of our consolidated financial statements and the review of our interim consolidated financial statements included in quarterly reports, as well as fees for services that generally only the independent registered public accounting firm can reasonably be expected to provide, including comfort letters, consents, assistance with the review of registration statements filed with the SEC and consultation regarding financial accounting and/or reporting standards.

Tax Fees.    Tax fees set forth for Fiscal Year 2012 and Fiscal Year 2011 are for tax-related services related primarily to tax compliance (including U.S. federal returns), tax consulting and tax planning.

The Audit Committee pre-approves the terms of all auditing services and the terms of any audit-related, tax, or other non-audit services which the independent registered public accounting firm is permitted to render under Section 10A(h) of the Exchange Act. Pursuant to our Audit Committee pre-approval policy, the Audit Committee may delegate the pre-approval to one or more of its members, provided that such approvals are presented to the Audit Committee at a subsequent meeting.

The Audit Committee has adopted a written policy for pre-approvals. The policy provides that the Audit Committee must specifically pre-approve the terms of the annual audit services engagement and may pre-approve, for up to one year in advance, particular types of permissible audit-related, tax and other non-audit services. The policy also provides that the services shall be described in sufficient detail as to the scope of services, fee and fee structure, and the impact on auditor independence. The policy also provides that the Committee should be mindful of the relationship between fees for audit and non-audit services. The Audit Committee has delegated this pre-approval authority to the Chairman of the Audit Committee.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION

OF THE APPOINTMENT OF ERNST & YOUNG AS THE COMPANY’S INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2013.

OTHER MATTERS

As of the date of this proxy statement, we know of no business that will be presented for consideration at the Annual Meeting other than the items referred to above. If any other matter is properly brought before the meeting for action by stockholders, proxies properly provided to the Company will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

ADDITIONAL INFORMATION

“Householding” of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. We will deliver promptly upon written or oral request a separate copy of the annual report or proxy statement, as applicable, to a security holder at a shared address to which a single copy of the documents was delivered. You can notify us by sending a written request to rue21, inc., Investor Relations, 800 Commonwealth Drive, Warrendale, Pennsylvania, 15086, or by calling us at (724) 776-7627 if you would like to receive separate copies of mailed materials relating to future meetings, or if you are sharing an address and you wish to request delivery of a single copy of mailed materials if you are now receiving multiple copies.

In accordance with rules recently adopted by the SEC, instead of mailing a printed copy of our proxy materials to each stockholder of record, we are furnishing proxy materials to our stockholders on the Internet. If you received a Notice of Internet Availability of Proxy Materials and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability of Proxy Materials.

Advance Notice Procedures

Under our By-laws, no business may be conducted before an annual meeting of stockholders unless it is properly brought before the meeting by or at the direction of the Board or by a stockholder of record entitled to vote who has delivered written notice to our Secretary (containing certain information specified in our By-laws about the stockholder and the proposed action as summarized in “Information Concerning Our Board of Directors — Corporate Governance and Nominating Committee”) no more than 120 days prior to and at least 90 days prior to the anniversary date of the preceding year’s annual meeting; that is, with respect to the 2014 Annual meeting, no earlier than February 7, 2014 and no later than March 9, 2014. In the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is not within 30 days before or 60 days after such anniversary date, to be timely, a stockholder’s notice must be received by the Secretary by the close of business on the tenth day following the day on which a public announcement (as defined in the By-laws) with respect to the date of such meeting is first made by the Company. These requirements are separate from and in addition to the SEC’s requirements that a stockholder must meet in order to have a stockholder proposal included in the Company’s proxy statement.

Stockholder Proposals for the 2014 Annual Meeting

Stockholders interested in submitting a proposal for inclusion in the proxy materials for the annual meeting of stockholders in 2014 may do so by following the procedures prescribed in Rule 14a-8 of the Exchange Act. To be eligible for inclusion, stockholder proposals must be received by us no later than December 27, 2013 unless the date of our 2014 Annual Meeting is changed by more than 30 days from June 7, 2014, in which case the proposal must be received a reasonable time before we begin to print and mail our proxy materials.

Proxy Solicitation and Costs

The proxies being solicited hereby are being solicited by the Board of the Company. The cost of soliciting proxies will be borne by the Company. In addition, we have retained Georgeson to act as a proxy solicitor in conjunction with the annual meeting. We have agreed to pay Georgeson $8,000, plus reasonable out-of-pocket expenses, for proxy solicitation services. Officers and regular employees of the Company may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, telex, facsimile or electronic means. We will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of stock.

Incorporation by Reference

Neither the Compensation Committee Report nor the Audit Committee Report shall be deemed soliciting material or filed with the SEC and none of them shall be deemed incorporated by reference into any prior or future filings made by us under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that we specifically incorporate such information by reference. In addition, this document includes several website addresses. These website addresses are intended to provide inactive, textual references only. The information on these websites is not part of this document.

Availability of SEC Filings, Code Of Business Conduct and Ethics And Committee Charters

Copies of our reports on Forms 10-K (including the financial statements and financial statement schedules), 10-Q, 8-K and all amendments to those reports filed with the SEC, our Code of Business Conduct and Ethics, and the charters of the Audit, the Compensation, and the Corporate Governance and Nominating Committees, and any reports of beneficial ownership of our common stock filed by executive officers, directors and beneficial owners of more than 10% of our outstanding common stock are posted on and may be obtained through our website, www.rue21.com (follow the link to Investor Relations), or may be requested in print, at no cost, by telephone at (724) 776-9780 or by mail at: rue21, inc., 800 Commonwealth Drive, Warrendale, Pennsylvania 15086, Attention: Investor Relations.

Annex A

rue21, inc.

AMENDED AND RESTATED

2009 OMNIBUS INCENTIVE PLAN

A-i

rue21, inc.

AMENDED AND RESTATED

2009 OMNIBUS INCENTIVE PLAN

ARTICLE I

PURPOSE

The purpose of this Amended and Restated rue21, inc. 2009 Omnibus Incentive Plan is to enhance the profitability and value of the Company for the benefit of its stockholders by enabling the Company to offer Eligible Individuals cash and stock-based incentives in order to attract, retain and reward such individuals and strengthen the mutuality of interests between such individuals and the Company’s stockholders. The Plan is effective as of the date set forth in Article XV.

ARTICLE II

DEFINITIONS

For purposes of this Plan, the following terms shall have the following meanings:

2.1 “Affiliate” means each of the following: (a) any Subsidiary; (b) any Parent; (c) any corporation, trade or business (including, without limitation, a partnership or limited liability company) which is directly or indirectly controlled 50% or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) by the Company or one of its Affiliates; (d) any trade or business (including, without limitation, a partnership or limited liability company) which directly or indirectly controls 50% or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) of the Company; and (e) any other entity in which the Company or any of its Affiliates has a material equity interest and which is designated as an “Affiliate” by resolution of the Committee; provided that, unless otherwise determined by the Committee, the Common Stock subject to any Award constitutes “service recipient stock” for purposes of Section 409A of the Code or otherwise does not subject the Award to Section 409A of the Code.

2.2 “Award” means any award under the Plan of any Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award, Other Stock-Based Award or Other Cash-Based Award. All Awards shall be granted by, confirmed by, and subject to the terms of, an Award Agreement.

2.3 “Award Agreement” means the written or electronic agreement setting forth the terms and conditions applicable to an Award.

2.4 “Board” means the Board of Directors of the Company.

2.5 “Cause” means, unless otherwise determined by the Committee in the applicable Award Agreement, with respect to a Participant’s Termination of Employment or Termination of Consultancy, the following: (a) in the case where there is no employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award (or where there is such an agreement but it does not define “cause” (or words of like import)), termination due to a Participant’s insubordination, dishonesty, fraud, incompetence, moral turpitude, willful misconduct, refusal to perform his or her duties or responsibilities for any reason other than illness or incapacity or materially unsatisfactory performance of his or her duties for the Company or an Affiliate, as determined by the Committee in its reasonable discretion; or (b) in the case where there is an employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award that defines “cause” (or words of like import), “cause” as defined under such agreement; provided, however, that with regard to any agreement under which the definition of “cause” only applies on occurrence of a change in control, such definition of “cause” shall not apply until a change in control actually takes place and then only with regard to a termination thereafter. With respect to a Participant’s Termination of Directorship, “cause” means an act or failure to act that constitutes cause for removal of a director under applicable Delaware law.

2.6 “Change in Control” has the meaning set forth in 11.2.

2.7 “Change in Control Price” has the meaning set forth in Section 11.1.

2.8 “Code” means the Internal Revenue Code of 1986, as amended. Any reference to any section of the Code shall also be a reference to any successor provision and any Treasury Regulation promulgated thereunder.

2.9 “Committee” means any committee of the Board duly authorized by the Board to administer the Plan in accordance with Section 3.1. If no committee is duly authorized by the Board to administer the Plan, the term “Committee” shall be deemed to refer to the Board for all purposes under the Plan.

2.10 “Common Stock” means the Common Stock, $0.001 par value per share, of the Company.

2.11 “Company” means rue21, inc., a Delaware corporation, and its successors by operation of law.

2.12 “Consultant” means any natural person who is an advisor or consultant to the Company or its Affiliates.

2.13 “Detrimental Activity” means, unless otherwise determined by the Committee in the applicable Award Agreement: (a) the disclosure to anyone outside the Company or its Affiliates, or the use in any manner other than in the furtherance of the Company’s or its Affiliate’s business, without written authorization from the Company, of any confidential information, trade secrets or proprietary information, relating to the business of the Company or its Affiliates that is acquired by a Participant prior to the Participant’s Termination; (b) activity while employed or performing services that results, or if known could result, in the Participant’s Termination that is classified by the Company as a termination for Cause; (c) any attempt, directly or indirectly, to solicit, induce or hire (or the identification for solicitation, inducement or hiring of) any non-clerical employee of the Company or its Affiliates to be employed by, or to perform services for, the Participant or any person or entity with which the Participant is associated (including, but not limited to, due to the Participant’s employment by, consultancy for, equity interest in, or creditor relationship with such person or entity) or any person or entity from which the Participant receives direct or indirect compensation or fees as a result of such solicitation, inducement or hire (or the identification for solicitation, inducement or hire) without, in all cases, written authorization from the Company; (d) any attempt, directly or indirectly, to solicit in a competitive manner any customer or prospective customer of the Company or its Affiliates at the time of a Participant’s Termination, without, in all cases, written authorization from the Company; (e) the Participant’s Disparagement, or inducement of others to do so, of the Company or its Affiliates or their past and present officers, directors, employees or products; (f) without written authorization from the Company, the rendering of services for any organization, or engaging, directly or indirectly, in any business, which is competitive with the Company or its Affiliates, or the rendering of services to such organization or business if such organization or business is otherwise prejudicial to or in conflict with the interests of the Company or its Affiliates provided, however, that competitive activities shall only be those competitive with any business unit or Affiliate of the Company with regard to which the Participant performed services at any time within the two years prior to the Participant’s Termination; or (g) breach of any agreement between the Participant and the Company or an Affiliate (including, without limitation, any employment agreement or noncompetition or nonsolicitation agreement). For purposes of sub-sections (a), (c), (d) and (f) above, the General Counsel or the Chief Executive Officer of the Company shall have authority to provide the Participant with written authorization to engage in the activities contemplated thereby and no other person shall have authority to provide the Participant with such authorization.

2.14 “Disability” means, unless otherwise determined by the Committee in the applicable Award Agreement, with respect to a Participant’s Termination, a permanent and total disability as defined in Section 22(e)(3) of the Code. A Disability shall only be deemed to occur at the time of the determination by the Committee of the Disability. Notwithstanding the foregoing, for Awards that are subject to Section 409A of the Code, Disability shall mean that a Participant is disabled under Section 409A(a)(2)(C)(i) or (ii) of the Code.

2.15 “Disparagement” means making comments or statements to the press, the Company’s or its Affiliates’ employees, consultants or any individual or entity with whom the Company or its Affiliates has a business relationship which could reasonably be expected to adversely affect in any manner: (a) the conduct of the business of the Company or its Affiliates (including, without limitation, any products or business plans or prospects); or (b) the business reputation of the Company or its Affiliates, or any of their products, or their past or present officers, directors or employees.

2.16 “Dividend Equivalents” means an Award of cash or other Awards with a Fair Market Value equal to the dividends which would have been paid on the Common Stock underlying an outstanding Award had such Common Stock been outstanding.

2.17 “Effective Date” means the effective date of the Plan as defined in Article XV.

2.18 “Eligible Employees” means each employee of the Company or an Affiliate.

2.19 “Eligible Individual” means an Eligible Employee, Non-Employee Director or Consultant who is designated by the Committee in its discretion as eligible to receive Awards subject to the conditions set forth herein.

2.20 “Exchange Act” means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the Exchange Act or regulation thereunder shall include such section or regulation, any valid regulation or interpretation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.21 “Fair Market Value” means, for purposes of the Plan, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, as of any date and except as provided below, the last sales price reported for the Common Stock on the applicable date: (a) as reported on the principal national securities exchange in the United States on which it is then traded or (b) if the Common Stock is not traded, listed or otherwise reported or quoted, the Committee shall determine in good faith the Fair Market Value in whatever manner it considers appropriate taking into account the requirements of Section 409A of the Code. For purposes of the grant of any Award, the applicable date shall be the trading day immediately prior to the date on which the Award is granted. For purposes of the exercise of any Award, the applicable date shall be the date a notice of exercise is received by the Committee or, if not a day on which the applicable market is open, the next day that it is open.

2.22 “Family Member” means “family member” as defined in Section A.1(a)(5) of the general instructions of Form S-8.

2.23 “Incentive Stock Option” means any Stock Option awarded to an Eligible Employee of the Company, its Subsidiaries and its Parents (if any) under this Plan intended to be and designated as an “Incentive Stock Option” within the meaning of Section 422 of the Code.

2.24 “Non-Employee Director” means a director or a member of the Board of the Company or any Affiliate who is not an active employee of the Company or any Affiliate.

2.25 “Non-Qualified Stock Option” means any Stock Option awarded under the Plan that is not an Incentive Stock Option.

2.26 “Other Cash-Based Award” means an Award granted pursuant to Section 10.3 of the Plan and payable in cash at such time or times and subject to such terms and conditions as determined by the Committee in its sole discretion.

2.27 “Other Stock-Based Award” means an Award under Article X of the Plan that is valued in whole or in part by reference to, or is payable in or otherwise based on, Common Stock, including, without limitation, an Award valued by reference to an Affiliate.

2.28 “Parent” means any parent corporation of the Company within the meaning of Section 424(e) of the Code.

2.29 “Participant” means an Eligible Individual to whom an Award has been granted pursuant to the Plan.

2.30 “Performance Award” means an Award granted to a Participant pursuant to Article IX hereof contingent upon achieving certain Performance Goals.

2.31 “Performance Goals” means goals established by the Committee as contingencies for Awards to vest and/or become exercisable or distributable based on one or more of the performance goals set forth in Exhibit A hereto.

2.32 “Performance Period” means the designated period during which the Performance Goals must be satisfied with respect to the Award to which the Performance Goals relate.

2.33 “Plan” means this rue21, inc. Amended and Restated 2009 Omnibus Incentive Plan, as further amended and restated from time to time.

2.34 “Restricted Stock” means an Award of shares of Common Stock under the Plan that is subject to restrictions under Article VIII.

2.35 “Restricted Stock Unit” means an Award of the right to receive either (as the Committee determines) Common Stock or cash equal to the Fair Market Value of a share of Common Stock on the payment date, issued subject, in part, to the terms, conditions and restrictions described in Article VIII.

2.36 “Restriction Period” has the meaning set forth in Section 8.3 with respect to Restricted Stock.

2.37 “Retirement” means, unless otherwise determined by the Committee in the applicable Award Agreement, a Termination of Employment or Termination of Consultancy (other than a termination for Cause) at or after age 65 or such earlier date after age 50 as may be approved by the Committee with regard to such Participant, in its sole discretion, at the time of grant, or thereafter provided that the exercise of such discretion does not make the applicable Award subject to Section 409A of the Code. With respect to a Participant’s Termination of Directorship, Retirement means the failure to stand for reelection or the failure to be reelected on or after a Participant has attained age 65 or, with the consent of the Board, provided that the exercise of such discretion does not make the applicable Award subject to Section 409A of the Code, before age 65 but after age 50.

2.38 “Rule 16b-3” means Rule 16b-3 under Section 16(b) of the Exchange Act as then in effect or any successor provision.

2.39 “Section 162(m) of the Code” means the exception for performance-based compensation under Section 162(m) of the Code and any applicable treasury regulations thereunder.

2.40 “Section 409A of the Code” means the nonqualified deferred compensation rules under Section 409A of the Code and any applicable Treasury Regulations and other official guidance thereunder.

2.41 “Securities Act” means the Securities Act of 1933, as amended and all rules and regulations promulgated thereunder. Reference to a specific section of the Securities Act or regulation thereunder shall include such section or regulation, any valid regulation or interpretation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.42 “Stock Appreciation Right” means an Award of a right to receive (without payment to the Company) cash, shares of Common Stock or other property, or other forms of payment, or any combination thereof, as determined by the Committee, based on the increase in the value of the number of shares of Common Stock specified in the Stock Appreciation Right. Stock Appreciation Rights are subject, in part, to the terms, conditions and restrictions described in Article VII.

2.43 “Stock Option” or “Option” means any option to purchase shares of Common Stock granted to Eligible Individuals granted pursuant to Article VI.

2.44 “Subsidiary” means any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code.

2.45 “Ten Percent Stockholder” means a person owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, its Subsidiaries or its Parent.

2.46 “Termination” means a Termination of Consultancy, Termination of Directorship or Termination of Employment, as applicable.

2.47 “Termination of Consultancy” means: (a) that the Consultant is no longer acting as a consultant to the Company or an Affiliate; or (b) when an entity which is retaining a Participant as a Consultant ceases to be an Affiliate unless the Participant otherwise is, or thereupon becomes, a Consultant to the Company or another Affiliate at the time the entity ceases to be an Affiliate. In the event that a Consultant becomes an Eligible Employee or a Non-Employee Director upon the termination of his or her consultancy, unless otherwise determined by the Committee, in its sole discretion, no Termination of Consultancy shall be deemed to occur until such time as such Consultant is no longer a Consultant, an Eligible Employee or a Non-Employee Director. Notwithstanding the foregoing, the Committee may otherwise define Termination of Consultancy in the Award Agreement or, if no rights of a Participant are reduced, may otherwise define Termination of Consultancy thereafter, provided that any such change to the definition of the term “Termination of Consultancy” does not subject the applicable Stock Option to Section 409A of the Code.

2.48 “Termination of Directorship” means that the Non-Employee Director has ceased to be a director of the Company; except that if a Non-Employee Director becomes an Eligible Employee or a Consultant upon the termination of his or her directorship, his or her ceasing to be a director of the Company shall not be treated as a Termination of Directorship unless and until the Participant has a Termination of Employment or Termination of Consultancy, as the case may be.

2.49 “Termination of Employment” means: (a) a termination of employment (for reasons other than a military or personal leave of absence granted by the Company) of a Participant from the Company and its Affiliates; or (b) when an entity which is employing a Participant ceases to be an Affiliate, unless the Participant otherwise is, or thereupon becomes, employed by the Company or another Affiliate at the time the entity ceases to be an Affiliate. In the event that an Eligible Employee becomes a Consultant or a Non-Employee Director upon the termination of his or her employment, unless otherwise determined by the Committee, in its sole discretion, no Termination of Employment shall be deemed to occur until such time as such Eligible Employee is no longer an Eligible Employee, a Consultant or a Non-Employee Director. Notwithstanding the foregoing, the Committee may otherwise define Termination of Employment in the Award Agreement or, if no rights of a Participant are reduced, may otherwise define Termination of Employment thereafter, provided that any such change to the definition of the term “Termination of Employment” does not subject the applicable Stock Option to Section 409A of the Code.

2.50 “Transfer” means: (a) when used as a noun, any direct or indirect transfer, sale, assignment, pledge, hypothecation, encumbrance or other disposition (including the issuance of equity in any entity), whether for value or no value and whether voluntary or involuntary (including by operation of law), and (b) when used as a verb, to directly or indirectly transfer, sell, assign, pledge, encumber, charge, hypothecate or otherwise dispose of (including the issuance of equity in any entity) whether for value or for no value and whether voluntarily or involuntarily (including by operation of law). “Transferred” and “Transferable” shall have a correlative meaning.

ARTICLE III

ADMINISTRATION

3.1 The Committee. The Plan shall be administered and interpreted by the Committee; provided, however, that at any time such authority may be administered by the Board or one or more Company officers and/or directors designated by the Committee, on such terms and conditions as it may determine, in compliance with applicable law or rule. To the extent required by applicable law, rule or regulation, each member of the Committee shall qualify as (a) a “non-employee director” under Rule 16b-3, (b) an “outside director” under Code Section 162(m) and (c) an “independent director” under the rules of any national securities exchange or national securities association, as applicable. If it is later determined that one or more members of the Committee do not so qualify, actions taken by the Committee prior to such determination shall be valid despite such failure to qualify.

3.2 Grants of Awards. The Committee shall have full authority to grant, pursuant to the terms of this Plan, to Eligible Individuals: (i) Stock Options, (ii) Stock Appreciation Rights, (iii) Restricted Stock and Restricted Stock Units, (iv) Performance Awards; (v) Other Stock-Based Awards; and (vi) Other Cash-Based Awards. In particular, the Committee shall have the authority, including, without limitation:

(a) to select the Eligible Individuals to whom Awards may from time to time be granted hereunder;

(b) to determine whether and to what extent Awards, or any combination thereof, are to be granted hereunder to one or more Eligible Individuals;

(c) to determine the number of shares of Common Stock to be covered by each Award granted hereunder;

(d) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder (including, but not limited to, the exercise or purchase price (if any), any restriction or limitation, any vesting schedule or acceleration thereof, or any forfeiture restrictions or waiver thereof, regarding any Award and the shares of Common Stock relating thereto, based on such factors, if any, as the Committee shall determine, in its sole discretion);

(e) to determine whether, to what extent and under what circumstances grants of Options and other Awards under the Plan are to operate on a tandem basis and/or in conjunction with or apart from other awards made by the Company under this Plan or outside of this Plan;

(f) to determine whether and under what circumstances a Stock Option may be settled in cash, Common Stock and/or Restricted Stock under Section 6.4(d);

(g) to determine whether a Stock Option is an Incentive Stock Option or Non-Qualified Stock Option;

(h) to determine whether to require a Participant, as a condition of the granting of any Award, to not sell or otherwise dispose of shares acquired pursuant to the exercise of an Award for a period of time as determined by the Committee, in its sole discretion, following the date of the acquisition of such Award; and

(i) to modify, extend or renew an Award, except as otherwise provided herein; provided, however, that such action does not subject the Award to Section 409A of the Code without the consent of the Participant.

3.3 Guidelines. Subject to Article XII hereof, the Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan and perform all acts, including the delegation of its responsibilities (to the extent permitted by applicable law and applicable stock exchange rules), as it shall, from time to time, deem advisable; to construe and interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any agreement relating thereto in the manner and to the extent it shall deem necessary to effectuate the purpose and intent of the Plan. The Committee may adopt special guidelines and provisions for persons who are residing in or employed in, or subject to, the taxes of, any domestic or foreign jurisdictions to comply with applicable tax and securities laws of such domestic or foreign jurisdictions. Notwithstanding the foregoing, no action of the Committee under this Section 3.3 shall materially impair the rights of any Participant without the Participant’s consent, except as otherwise provided in the Plan. To the extent applicable, this Plan is intended to comply with the applicable requirements of Rule 16b-3, and with respect to Awards intended to be “performance-based,” the applicable provisions of Section 162(m) of the Code, and the Plan shall be limited, construed and interpreted in a manner so as to comply therewith. Although it is the intent of the Company that this Plan and Awards hereunder, to the extent the Committee deems appropriate and to the extent applicable, comply with Rule 16b-3 and Sections 162(m), 409A and 422; (i) the Company does not warrant that any Award under the Plan will qualify for favorable tax treatment under any provision of the federal, state, local or non-United States law; and (ii) in no event shall any member of the Committee or the Company (or its employees, officers or directors) have any liability to any Participant (or any other person) due to the failure of an Award to satisfy the requirements of Rule 16b-3 and Sections 162(m), 409A and 422 or for any tax, interest, or penalties the Participant might owe as a result of the grant, holding, vesting, exercise, or payment of any Award under the Plan.

3.4 Decisions Final. Any decision, interpretation or other action made or taken in good faith by or at the direction of the Company, the Board or the Committee (or any of its members or designees) arising out of or in connection with the Plan shall be within the absolute discretion of all and each of them, as the case may be, and shall be final, binding and conclusive on the Company and all employees and Participants and their respective heirs, executors, administrators, successors and assigns.

3.5 Designation of Consultants/Liability.

(a) The Committee may designate employees of the Company and professional advisors to assist the Committee in the administration of the Plan and (to the extent permitted by applicable law and applicable exchange rules) may grant authority to officers to grant Awards and/or execute agreements or other documents on behalf of the Committee.

(b) The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred by the Committee or the Board in the engagement of any such counsel, consultant or agent shall be paid by the Company. To the maximum extent permitted by law, neither the Board, the Committee, their current or former respective members nor and any person designated pursuant to sub-section (a) or Section 3.1 above shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted under it.

3.6 Indemnification. To the maximum extent permitted by applicable law and the Certificate of Incorporation and By-Laws of the Company and to the extent not covered by insurance directly insuring such person, each officer or employee of the Company or any Affiliate and member or former member of the Committee or the Board shall be indemnified and held harmless by the Company against any cost or expense

(including reasonable fees of counsel reasonably acceptable to the Committee) or liability (including any sum paid in settlement of a claim with the approval of the Committee), and advanced amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with the administration of the Plan, except to the extent arising out of such officer’s, employee’s, member’s or former member’s own fraud or bad faith. Such indemnification shall be in addition to any right of indemnification the employees, officers, directors or members or former officers, directors or members may have under applicable law or under the Certificate of Incorporation or By-Laws of the Company or any Affiliate. Notwithstanding anything else herein, this indemnification will not apply to the actions or determinations made by an individual with regard to Awards granted to him or her under this Plan.

ARTICLE IV

SHARE LIMITATION

4.1 Shares. (a) The aggregate number of shares of Common Stock that may be issued or used for reference purposes or with respect to which Awards may be granted under the Plan shall be 5,626,000 shares (subject to any increase or decrease pursuant to Section 4.2), which may be either authorized and unissued Common Stock or Common Stock held in or acquired for the treasury of the Company or both. The maximum number of shares of Common Stock with respect to which Incentive Stock Options may be granted under the Plan shall be 5,626,000 shares. If any Award is forfeited or cancelled, or terminates unexercised, or if an Award is otherwise settled without the delivery of the full number of shares of Common Stock underlying the Award, then such shares of Common Stock shall be or become available for issuance under this Plan; provided, however, that shares of Common Stock (i) delivered in payment of the exercise price of a Stock Option, (ii) not issued upon settlement of Stock Appreciation Rights, or (iii) delivered to or withheld by the Company to pay withholding taxes shall not become available again for issuance under this Plan. Any Award under the Plan settled in cash shall not be counted against the foregoing maximum share limitations.

(b) Individual Participant Limitations. To the extent required by Section 162(m) of the Code for Awards under the Plan to qualify as “performance-based compensation,” the following individual Participant limitations shall apply:

(i) The maximum number of shares of Common Stock subject to any Award of Stock Options, or Stock Appreciation Rights, or shares of Restricted Stock, Restricted Stock Units or Other Stock-Based Awards for which the grant of such Award or the lapse of the relevant Restriction Period is subject to the attainment of Performance Goals which may be granted under the Plan during any fiscal year of the Company to any Participant shall be 750,000 shares per type of Award (which shall be subject to any further increase or decrease pursuant to Section 4.2), provided that the maximum number of shares of Common Stock for all types of Awards does not exceed 750,000 shares (which shall be subject to any further increase or decrease pursuant to Section 4.2) during any fiscal year of the Company.

(ii) There are no annual individual share limitations applicable to Participants on Restricted Stock, Restricted Stock Units or Other Stock-Based Awards for which the grant, vesting or payment (as applicable) of any such Award is not subject to the attainment of Performance Goals.

(iii) The maximum number of shares of Common Stock subject to any Performance Award which may be granted under the Plan during any fiscal year of the Company to any Participant shall be 750,000 shares (which shall be subject to any further increase or decrease pursuant to Section 4.2) with respect to any fiscal year of the Company.

(iv) The maximum value of a cash payment made under a Performance Award which may be granted under the Plan with respect to any fiscal year of the Company to any Participant shall be $5,000,000.

(v) The individual Participant limitations set forth in this Section 4.1(b) (other than Section 4.1(b)(iii)) shall be cumulative; that is, to the extent that shares of Common Stock for which Awards are permitted to be granted to a Participant during a fiscal year are not covered by an Award to such Participant in a fiscal year, the number of shares of Common Stock available for Awards to such Participant shall automatically increase in the subsequent fiscal years during the term of the Plan until used.

(c) Non-Employee Director Share Limitation. No Non-Employee Director may be granted Awards (denominated in shares of Common Stock) in excess of 50,000 shares of Common Stock under this Plan in any one fiscal year of the Company.

4.2 Changes.

(a) The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize (i) any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, (ii) any merger or consolidation of the Company or any Affiliate, (iii) any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock, (iv) the dissolution or liquidation of the Company or any Affiliate, (v) any sale or transfer of all or part of the assets or business of the Company or any Affiliate or (vi) any other corporate act or proceeding.

(b) Subject to the provisions of Section 4.2(d), if there shall occur any such change in the capital structure of the Company by reason of any stock split, reverse stock split, stock dividend, subdivision, combination or reclassification of shares that may be issued under the Plan, any recapitalization, any merger, any consolidation, any spin off, any reorganization or any partial or complete liquidation, or any other corporate transaction or event having an effect similar to any of the foregoing (a “Section 4.2 Event”), then (i) the aggregate number and/or kind of shares that thereafter may be issued under the Plan, (ii) the individual maximum number of shares of Common Stock that may be granted as any Award (denominated in shares) hereunder; (iii) the number and/or kind of shares or other property (including cash) subject to outstanding Awards granted under the Plan, and/or (iv) the grant or exercise price with respect to any outstanding Award granted under the Plan, shall be appropriately adjusted. In addition, subject to Section 4.2(d), if there shall occur any change in the capital structure or the business of the Company that is not a Section 4.2 Event (an “Other Extraordinary Event”), including by reason of any extraordinary dividend (whether cash or stock), any conversion, any adjustment, any issuance of any class of securities convertible or exercisable into, or exercisable for, any class of stock, or any sale or transfer of all or substantially all of the Company’s assets or business, then the Committee, in its sole discretion, may adjust any Award and make such other adjustments to the Plan. Any adjustment pursuant to this Section 4.2 shall be consistent with the applicable Section 4.2 Event or the applicable Other Extraordinary Event, as the case may be, and in such manner as the Committee may, in its sole discretion, deem appropriate and equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, Participants under the Plan. Any such adjustment determined by the Committee shall be final, binding and conclusive on the Company and all Participants and their respective heirs, executors, administrators, successors and permitted assigns. Except as expressly provided in this Section 4.2 or in the applicable Award Agreement, a Participant shall have no rights by reason of any Section 4.2 Event or any Other Extraordinary Event.

(c) Fractional shares of Common Stock resulting from any adjustment in Awards pursuant to Section 4.2(a) or 4.2(b) shall be aggregated until, and eliminated at, the time of exercise by rounding-down for fractions less than one-half and rounding-up for fractions equal to or greater than one-half. No cash settlements shall be made with respect to fractional shares eliminated by rounding. Notice of any adjustment shall be given by the Committee to each Participant whose Award has been adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the Plan.

(d) In addition, the Committee may, if deemed appropriate, in its discretion, determine that in connection with any merger, consolidation, sale of all or substantially all of the Company’s assets, Change in Control, dissolution, liquidation, or any other transaction or event having a similar effect to any of the foregoing,

(i) provide for an equivalent Award or substitute Award in respect of securities of the surviving entity of any such transaction, (ii) upon advance notice to the affected Participants, cancel any outstanding Stock Options or Stock Appreciation Rights and pay to the holders thereof, in cash, stock, or other property (including the property, if any, payable in such transaction) (or any combination thereof), an amount equal to the excess of the fair market value of the shares of Common Stock covered by the Award, based on the price per share of Common Stock received or to be received by other stockholders of the Company in such a transaction or such other value as determined by the Committee (the “Transaction Fair Market Value”), over the exercise price of the Award, or (iii) make provision for a cash payment or payment of other property (including the property, if any, payable in such transaction) to the holder of any other outstanding Award in settlement of such Award; provided that, in the case of a Stock Option or Stock Appreciation Right with an exercise price that equals or exceeds the Transaction Fair Market Value of a share of Common Stock, the Committee may cancel such Stock Option or Stock Appreciation Right without payment or consideration therefor.

Any such adjustment or other actions taken by the Committee pursuant to this Section 4.2 shall be performed in accordance with the applicable provisions of the Code and the treasury regulations issued thereunder so as to not affect the status of (i) any Award intended to qualify as performance-based compensation under Section 162(m) of the Code, unless the Committee determines otherwise, (ii) any Award intended to qualify as an Incentive Stock Option under Section 422 of the Code, unless the Committee determines otherwise, or (iii) any Award intended to comply with, or qualify for, an exception to Section 409A of the Code.

Any such termination, adjustment or other action taken by the Committee will be final, conclusive and binding for all purposes of this Plan.

4.3 Minimum Purchase Price. Notwithstanding any provision of the Plan to the contrary, if authorized but previously unissued shares of Common Stock are issued under the Plan, such shares shall not be issued for a consideration that is less than as permitted under applicable law.

ARTICLE V

ELIGIBILITY

5.1 General Eligibility. All current and prospective Eligible Individuals are eligible to be granted Awards. Eligibility for the grant of Awards and actual participation in the Plan shall be determined by the Committee (or its designee) in its sole discretion.

5.2 Incentive Stock Options. Notwithstanding the foregoing, only Eligible Employees of the Company, its Subsidiaries and its Parent (if any) are eligible to be granted Incentive Stock Options under the Plan. Eligibility for the grant of an Incentive Stock Option and actual participation in the Plan shall be determined by the Committee in its sole discretion.

5.3 General Requirement. The vesting and exercise of Awards granted to a prospective Eligible Individual are conditioned upon such individual actually becoming an Eligible Employee, Consultant or Non-Employee Director, respectively.

ARTICLE VI

STOCK OPTIONS

6.1 Options. Stock Options may be granted alone or in addition to other Awards granted under the Plan. Each Stock Option granted under the Plan shall be of one of two types: (a) an Incentive Stock Option or (b) a Non-Qualified Stock Option.

6.2 Grants. The Committee shall have the authority to grant to any Eligible Employee one or more Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options. The Committee shall have the authority to grant any Consultant or Non-Employee Director one or more Non-Qualified Stock Options. To the extent that any Stock Option does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of its exercise or otherwise), such Stock Option or the portion thereof which does not so qualify shall constitute a separate Non-Qualified Stock Option.

6.3 Incentive Stock Options. Notwithstanding anything in the Plan to the contrary, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of the Participants affected, to disqualify any Incentive Stock Option under such Section 422.

6.4 Terms of Options. Options granted under the Plan shall be subject to the following terms and conditions and shall be in such form and contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

(a) Exercise Price. The exercise price per share of Common Stock subject to a Stock Option shall be determined by the Committee at the time of grant, provided that the per share exercise price of a Stock Option shall not be less than 100% (or, in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, 110%) of the Fair Market Value of the Common Stock at the time of grant.

(b) Stock Option Term and Vesting. The term of each Stock Option shall be fixed by the Committee, provided that no Stock Option shall be exercisable more than 10 years after the date the Option is granted; and provided further that the term of an Incentive Stock Option granted to a Ten Percent Stockholder shall not exceed five years. The standard vesting schedule applicable to Awards of Stock Options shall provide for vesting of such Awards, in one or more increments, over a service period of no less than three years (not including special vesting terms set forth therein); provided, however, this limitation shall not apply to (i) Awards granted to Non-Employee Directors of the Board that are received pursuant to the Company’s compensation program applicable to Non-Employee Directors, (ii) adversely affect a Participant’s rights under another plan or agreement with the Company, (iii) apply to substitute Awards or any other Awards granted in exchange for the surrender of, or substitution of, another company’s awards to its employees, directors or any other persons, or (iv) apply to 350,000 shares of Common Stock relating to Awards of Stock Options granted pursuant to this Article VI.

(c) Exercisability. Unless otherwise provided by the Committee in accordance with the provisions of this Section 6.4, Stock Options granted under the Plan shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at the time of grant. If the Committee provides, in its discretion, that any Stock Option is exercisable subject to certain limitations (including, without limitation, that such Stock Option is exercisable only in installments or within certain time periods), the Committee may waive such limitations on the exercisability at any time at or after the time of grant in whole or in part (including, without limitation, waiver of the installment exercise provisions or acceleration of the time at which such Stock Option may be exercised), based on such factors, if any, as the Committee shall determine, in its sole discretion. Unless otherwise determined by the Committee, at the time of grant, the Option agreement shall provide that (i) in the event that the Participant engages in Detrimental Activity prior to any exercise of the Stock Option (whether vested or unvested), all Stock Options held by the Participant shall thereupon terminate and expire, (ii) as a condition of the exercise of a Stock Option, the Participant shall be required to certify (or shall be deemed to have certified) at the time of exercise in a manner acceptable to the Company that the Participant is in compliance with the terms and conditions of the Plan and that the Participant has not engaged in, and does not intend to engage in, any Detrimental Activity, and (iii) in the event that the Participant engages in Detrimental Activity during the one-year period commencing on the date that the Stock Option is exercised or becomes vested, the Company shall be entitled to recover from the Participant at any time within one year after such exercise or vesting, and the Participant shall pay over to the Company, an amount equal to any gain realized as a result of the exercise (whether at the time of exercise or thereafter). The foregoing provisions described in subsections (i), (ii) and (iii) shall cease to apply upon a Change in Control.

(d) Method of Exercise. Subject to whatever installment exercise and waiting period provisions apply under Section 6.4(c), to the extent vested, Stock Options may be exercised in whole or in part at any time during the Option term, by giving written notice of exercise to the Company specifying the number of shares of Common Stock to be purchased. Such notice shall be accompanied by payment in full of the purchase price as follows: (i) in cash or by check, bank draft or money order payable to the order of the Company; (ii) solely to the extent permitted by applicable law, if the Common Stock is traded on a national securities exchange, and the Committee authorizes, through a procedure whereby the Participant delivers irrevocable instructions to a broker reasonably acceptable to the Committee to deliver promptly to the Company an amount equal to the purchase price; or (iii) on such other terms and conditions as may be acceptable to the Committee (including, without limitation, the relinquishment of Stock Options or by payment in full or in part in the form of Common Stock owned by the Participant based on the Fair Market Value of the Common Stock on the payment date as determined by the Committee). No shares of Common Stock shall be issued until payment therefore, as provided herein, has been made or provided for.

(e) Non-Transferability of Options. No Stock Option shall be Transferable by the Participant otherwise than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the Participant’s lifetime, only by the Participant. Notwithstanding the foregoing, the Committee may determine, in its sole discretion, at the time of grant or thereafter that a Non-Qualified Stock Option that is otherwise not Transferable pursuant to this Section is Transferable to a Family Member in whole or in part and in such circumstances, and under such conditions, as specified by the Committee. A Non-Qualified Stock Option that is Transferred to a Family Member pursuant to the preceding sentence (i) may not be subsequently Transferred otherwise than by will or by the laws of descent and distribution and (ii) remains subject to the terms of this Plan and the applicable Award Agreement. Any shares of Common Stock acquired upon the exercise of a Non-Qualified Stock Option by a permissible transferee of a Non-Qualified Stock Option or a permissible transferee pursuant to a Transfer after the exercise of the Non-Qualified Stock Option shall be subject to the terms of this Plan and the applicable Award Agreement.

(f) Termination by Death, Disability or Retirement. Unless otherwise determined by the Committee at the time of grant, or if no rights of the Participant are reduced, thereafter, if a Participant’s Termination is by reason of death, Disability or Retirement, all Stock Options that are held by such Participant that are vested and exercisable at the time of the Participant’s Termination may be exercised by the Participant at any time within a period of one year from the date of such Termination, but in no event beyond the expiration of the stated term of such Stock Options; provided, however, that if the Participant dies within such exercise period, all unexercised Stock Options held by such Participant shall thereafter be exercisable, to the extent to which they were exercisable at the time of death, for a period of one year from the date of such death, but in no event beyond the expiration of the stated term of such Stock Options.

(g) Involuntary Termination Without Cause. Unless otherwise determined by the Committee at the time of grant, or if no rights of the Participant are reduced, thereafter, if a Participant’s Termination is by involuntary termination without Cause, all Stock Options that are held by such Participant that are vested and exercisable at the time of the Participant’s Termination may be exercised by the Participant at any time within a period of 90 days from the date of such Termination, but in no event beyond the expiration of the stated term of such Stock Options.

(h) Voluntary Termination. Unless otherwise determined by the Committee at the time of grant, or if no rights of the Participant are reduced, thereafter, if a Participant’s Termination is voluntary (other than a voluntary termination described in Section 6.4(i)(y) hereof), all Stock Options that are held by such Participant that are vested and exercisable at the time of the Participant’s Termination may be exercised by the Participant at any time within a period of 30 days from the date of such Termination, but in no event beyond the expiration of the stated term of such Stock Options.

(i) Termination for Cause. Unless otherwise determined by the Committee at the time of grant, or if no rights of the Participant are reduced, thereafter, if a Participant’s Termination (x) is for Cause or (y) is a

voluntary Termination (as provided in Section 6.4(h)) after the occurrence of an event that would be grounds for a Termination for Cause, all Stock Options, whether vested or not vested, that are held by such Participant shall thereupon terminate and expire as of the date of such Termination.

(j) Unvested Stock Options. Unless otherwise determined by the Committee at the time of grant, or if no rights of the Participant are reduced, thereafter, Stock Options that are not vested as of the date of a Participant’s Termination for any reason shall terminate and expire as of the date of such Termination.

(k) Incentive Stock Option Limitations. To the extent that the aggregate Fair Market Value (determined as of the time of grant) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an Eligible Employee during any calendar year under this Plan and/or any other stock option plan of the Company, any Subsidiary or any Parent exceeds $100,000, such Options shall be treated as Non-Qualified Stock Options. Should any provision of this Plan not be necessary in order for the Stock Options to qualify as Incentive Stock Options, or should any additional provisions be required, the Committee may amend this Plan accordingly, without the necessity of obtaining the approval of the stockholders of the Company.

(l) Form, Modification, Extension and Renewal of Stock Options. Subject to the terms and conditions and within the limitations of the Plan, Stock Options shall be evidenced by such form of agreement or grant as is approved by the Committee, and the Committee may (i) modify, extend or renew outstanding Stock Options granted under the Plan (provided that the rights of a Participant are not reduced without his or her consent and provided further that such action does not subject the Stock Options to Section 409A of the Code without the consent of the Participant), and (ii) accept the surrender of outstanding Stock Options (up to the extent not theretofore exercised) and authorize the granting of new Stock Options in substitution therefore (to the extent not theretofore exercised or otherwise prohibited by the Plan).

(m) Other Terms and Conditions. Stock Options may contain such other provisions, which shall not be inconsistent with any of the terms of the Plan, as the Committee shall deem appropriate.

ARTICLE VII

STOCK APPRECIATION RIGHTS

7.1 Stock Appreciation Rights. The Committee may grant Stock Appreciation Rights. Each Award of Stock Appreciation Rights granted under this Plan shall be evidenced by an Award Agreement in such form as the Committee shall prescribe from time to time in accordance with this Plan and shall comply with the applicable terms and conditions of this Article and this Plan, and with such other terms and conditions, including, but not limited to, restrictions upon the Award of Stock Appreciation Rights or the shares of Common Stock issuable upon exercise thereof, as the Committee, in its discretion, shall establish.

7.2 Terms and Conditions of Stock Appreciation Rights. Stock Appreciation Rights granted hereunder shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, and the following:

(a) Exercise Price. The exercise price per share of Common Stock subject to a Stock Appreciation Right shall be determined by the Committee at the time of grant, provided that the per share exercise price of a Stock Appreciation Right shall not be less than 100% of the Fair Market Value of the Common Stock at the time of grant.

(b) Term. The term of each Stock Appreciation Right shall be fixed by the Committee, but shall not be greater than 10 years after the date the right is granted.

(c) Exercisability. Unless otherwise provided by the Committee in accordance with the provisions of this Section 7.2, Stock Appreciation Rights granted under the Plan shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at the time of grant. If the Committee provides, in its discretion, that any such right is exercisable subject to certain limitations (including, without limitation, that it is exercisable only in installments or within certain time periods), the Committee may waive such limitations on the exercisability at any time at or after grant in whole or in part (including, without limitation, waiver of the installment exercise provisions or acceleration of the time at which such right may be exercised), based on such factors, if any, as the Committee shall determine, in its sole discretion.

Unless otherwise determined by the Committee at grant, the Award Agreement shall provide that (i) in the event that the Participant engages in Detrimental Activity prior to any exercise of the Stock Appreciation Right, all Stock Appreciation Rights held by the Participant shall thereupon terminate and expire, (ii) as a condition of the exercise of a Stock Appreciation Right, the Participant shall be required to certify (or shall be deemed to have certified) at the time of exercise in a manner acceptable to the Company that the Participant is in compliance with the terms and conditions of the Plan and that the Participant has not engaged in, and does not intend to engage in, any Detrimental Activity, and (iii) in the event that the Participant engages in Detrimental Activity during the one-year period commencing on the date the Stock Appreciation Right is exercised or becomes vested, the Company shall be entitled to recover from the Participant at any time within one year after such exercise or vesting, and the Participant shall pay over to the Company, an amount equal to any gain realized as a result of the exercise (whether at the time of exercise or thereafter). The foregoing provisions described in subsections (i), (ii) and (iii) shall cease to apply upon a Change in Control.

(d) Method of Exercise. Subject to whatever installment exercise and waiting period provisions apply under Section 7.2(c), Stock Appreciation Rights may be exercised in whole or in part at any time in accordance with the applicable Award Agreement, by giving written notice of exercise to the Company specifying the number of Stock Appreciation Rights to be exercised.

(e) Payment. Upon the exercise of a Stock Appreciation Right, a Participant shall be entitled to receive, for each right exercised, up to, but no more than, an amount in cash and/or Common Stock (as chosen by the Committee in its sole discretion) equal in value to the excess of the Fair Market Value of one share of Common Stock on the date that the right is exercised over the exercise price attributable to such share under the Stock Appreciation Right.

(f) Termination. Unless otherwise determined by the Committee at grant or, if no rights of the Participant are reduced, thereafter, subject to the provisions of the applicable Award Agreement and the Plan, upon a Participant’s Termination for any reason, Stock Appreciation Rights will remain exercisable following a Participant’s Termination on the same basis as Stock Options would be exercisable following a Participant’s Termination in accordance with the provisions of Sections 6.4(f) through 6.4(j).

(g) Non-Transferability. No Stock Appreciation Rights shall be Transferable by the Participant otherwise than by will or by the laws of descent and distribution, and all such rights shall be exercisable, during the Participant’s lifetime, only by the Participant.

ARTICLE VIII

RESTRICTED STOCK AND RESTRICTED STOCK UNITS

8.1 Restricted Stock and Restricted Stock Units. The Committee may grant Awards of Restricted Stock and Restricted Stock Units. Each Award of Restricted Stock or Restricted Stock Units under this Plan shall be evidenced by an Award Agreement in such form as the Committee shall prescribe from time to time in accordance with this Plan and shall comply with the applicable terms and conditions of this Article and this Plan, and with such other terms and conditions as the Committee, in its discretion, shall establish.

8.2 Awards of Restricted Stock or Restricted Stock Units. The Committee shall determine the number of shares of Common Stock (or equivalent) to be issued to a Participant pursuant to the Award of Restricted Stock or Restricted Stock Units, and the extent, if any, to which they shall be issued in exchange for cash, other consideration, or both. Restricted Stock and Restricted Stock Units may be issued either alone or in addition to other Awards granted under the Plan. The Committee shall determine the Eligible Individuals, to whom, and the time or times at which, grants of Restricted Stock and Restricted Stock Units shall be made, the number of shares (or equivalent) to be awarded and relating to such Awards, the price (if any) to be paid by the Participant, the time or times within which such Awards may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the Awards.

Unless otherwise determined by the Committee at grant, each Award of Restricted Stock and Restricted Stock Units shall provide that in the event that the Participant engages in Detrimental Activity prior to, or during the one-year period after, any vesting of Restricted Stock or Restricted Stock Units, the Committee may direct that all unvested Restricted Stock and Restricted Stock Units shall be immediately forfeited to the Company and that the Participant shall pay over to the Company an amount equal to the Fair Market Value at the time of vesting of any Restricted Stock or Restricted Stock Units which had vested in the period referred to above. The foregoing provision shall cease to apply upon a Change in Control.

8.3 Vesting. The Committee may condition the grant or vesting of Restricted Stock or Restricted Stock Units upon the attainment of specified performance targets (including, the Performance Goals) or such other factors as the Committee may determine in its sole discretion, including to comply with the requirements of Section 162(m) of the Code. Until the expiration of such period as the Committee shall determine from the date on which the Award is granted and subject to such other terms and conditions as the Committee, in its discretion, shall establish (the “Restriction Period”), a Participant to whom an Award of Restricted Stock is made shall be issued, but shall not be entitled to the delivery of, a stock certificate or other evidence of ownership representing the shares of Common Stock subject to such Award.

The standard vesting schedule applicable to Awards of Restricted Stock and Restricted Stock Units shall provide for vesting of such Awards, in one or more increments, over a service period of no less than three years or, in the case of Performance Awards, a performance period of no less than one year (in each case, not including special vesting terms set forth therein); provided, however, this limitation shall not apply to (i) Awards granted to Non-Employee Directors of the Board that are received pursuant to the Company’s compensation program applicable to Non-Employee Directors, (ii) adversely affect a Participant’s rights under another plan or agreement with the Company, (iii) apply to substitute Awards or any other Awards granted in exchange for the surrender of, or substitution of, another company’s awards to its employees, directors or any other persons, or (iv) apply to 350,000 shares of Common Stock relating to Restricted Stock or Restricted Stock Units granted pursuant to this Article VIII.

8.4 Stockholder Rights. Unless otherwise determined by the Committee in its discretion, a Participant to whom an Award of Restricted Stock has been made (and any Person succeeding to such a Participant’s rights pursuant to this Plan) shall have, after issuance of a certificate for the number of shares of Common Stock awarded (or after the Participant’s ownership of such shares of Common Stock shall have been entered into the books of the registrar in the case of uncertificated shares) and prior to the expiration of the Restriction Period, ownership of such shares, including the right to vote such shares and to receive dividends or other distributions made or paid with respect to such shares, provided that, such shares of Common Stock, and any new, additional or different shares, or other securities or property, or other forms of consideration that the Participant may be entitled to receive with respect to such shares as a result of a stock split, stock dividend or any other change in the corporation or capital structure of the Company, shall be subject to the restrictions set forth in the Award and this Plan.

In the case of Restricted Stock Units, a Participant shall not have any stockholder rights, including voting rights and actual dividend rights, with respect to shares of Common Stock subject to the Award until such Participant becomes a holder of such shares following their actual issuance under the terms of the Restricted Stock Unit Award.

8.5 Termination. The Committee shall determine in its discretion and specify in each agreement evidencing an Award of Restricted Stock or Restricted Stock Units the effect, if any, the termination of the Participant’s employment with, or performance of services for, the Company during the Restriction Period shall have on such Award.

8.6 Dividend Equivalents. The Committee may grant Dividend Equivalents to Participants in connection with Awards of Restricted Stock Units. The Committee may provide, at the date of grant or thereafter, that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional shares of Common Stock, or other investment vehicles as the Committee may specify; provided that, unless otherwise determined by the Committee, Dividend Equivalents shall be subject to all conditions and restrictions of the underlying Restricted Stock Units to which they relate.

8.7 Restrictions and Conditions. The Restricted Stock or Restricted Stock Units awarded pursuant to the Plan shall be subject to the following restrictions and conditions:

(a) Restriction Period. (i) The Participant shall not be permitted to Transfer shares of Restricted Stock or Restricted Stock Units awarded under the Plan during the Restriction Period and the Award Agreement shall set forth a vesting schedule and any event that would accelerate vesting of the shares of Restricted Stock or Restricted Stock Units. Within these limits, based on service, attainment of Performance Goals and/or such other factors or criteria as the Committee may determine in its sole discretion, the Committee may condition the grant or provide for the lapse of such restrictions in installments in whole or in part, or may accelerate the vesting of all or any part of any Restricted Stock or Restricted Stock Unit Award and/or waive the deferral limitations for all or any part of any Restricted Stock or Restricted Stock Unit Award.

(ii) If the grant of shares of Restricted Stock or Restricted Stock Units or the lapse of restrictions is based on the attainment of Performance Goals, the Committee shall establish the objective Performance Goals and the applicable vesting percentage of the Restricted Stock or Restricted Stock Units applicable to each Participant or class of Participants in writing prior to the beginning of the applicable fiscal year or at such later date as otherwise determined by the Committee and while the outcome of the Performance Goals are substantially uncertain. Such Performance Goals may incorporate provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar type events or circumstances. With regard to a Restricted Stock or Restricted Stock Unit Award that is intended to comply with Section 162(m) of the Code, to the extent that any such provision would create impermissible discretion under Section 162(m) of the Code or otherwise violate Section 162(m) of the Code, such provision shall be of no force or effect.

ARTICLE IX

PERFORMANCE AWARDS

9.1 Performance Awards. The Committee may grant a Performance Award which shall consist of a right that is (i) denominated and/or payable in cash, shares of Common Stock or any other form of Award issuable under this Plan (or any combination thereof) (other than Stock Options or Stock Appreciation Rights), (ii) valued, as determined by the Committee, in accordance with the achievement of such Performance Goals applicable to such Performance Periods as the Committee shall establish and (iii) payable at such time and in such form as the Committee shall determine. The Committee may award Performance Awards that are intended to be performance-based compensation under Section 162(m) of the Code. Unless otherwise determined by the Committee, any such Performance Award shall be evidenced by an Award Agreement containing the terms of the Award, including, but not limited to, the performance criteria and such terms and conditions as may be determined, from time to time, by the Committee, in each case, not inconsistent with this Plan. In relation to any Performance Award, the Performance Period may consist of one or more calendar years or other fiscal period of at least 12 months in length for which performance is being measured.

Unless otherwise determined by the Committee at grant, each Performance Award shall provide that in the event the Participant engages in Detrimental Activity prior to, or during the one-year period after, any vesting of the Performance Award, the Committee may direct (at any time within one year thereafter) that all of the unvested portion of the Performance Award shall be immediately forfeited to the Company and that the Participant shall pay over to the Company an amount equal to any gain that the Participant realized from any Performance Award that had vested in the period referred to above. The foregoing provision shall cease to apply upon a Change in Control.

With respect to Performance Awards that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee shall condition the right to payment of any Performance Award upon the attainment of objective Performance Goals established pursuant to Section 9.2(c).

9.2 Terms and Conditions. Performance Awards awarded pursuant to this Article IX shall be subject to the following terms and conditions:

(a) Earning of Performance Award. At the expiration of the applicable Performance Period, the Committee shall determine the extent to which the Performance Goals established pursuant to Section 9.2(c) are achieved and the percentage of each Performance Award that has been earned.

(b) Non-Transferability. Subject to the applicable provisions of the Award Agreement and the Plan, Performance Awards may not be Transferred during the Performance Period.

(c) Objective Performance Goals, Formulas or Standards. With respect to Performance Awards that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee shall establish the objective Performance Goals for the earning of Performance Awards based on a Performance Period applicable to each Participant or class of Participants in writing prior to the beginning of the applicable Performance Period or at such later date as permitted under Section 162(m) of the Code and while the outcome of the Performance Goals are substantially uncertain. Such Performance Goals may incorporate, if and only to the extent permitted under Section 162(m) of the Code, provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar type events or circumstances. To the extent that any such provision would create impermissible discretion under Section 162(m) of the Code or otherwise violate Section 162(m) of the Code, such provision shall be of no force or effect, with respect to Performance Awards that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code.

(d) Dividends. Unless otherwise determined by the Committee at the time of grant, amounts equal to dividends declared during the Performance Period with respect to the number of shares of Common Stock covered by a Performance Award will not be paid to the Participant.

(e) Payment. Following the Committee’s determination in accordance with Section 9.2(a), the Company shall settle Performance Awards, in such form (including, without limitation, in shares of Common Stock or in cash) as determined by the Committee, in an amount equal to such Participant’s earned Performance Awards. Notwithstanding the foregoing, the Committee may, in its sole discretion, award an amount less than the earned Performance Awards and/or subject the payment of all or part of any Performance Award to additional vesting, forfeiture and deferral conditions as it deems appropriate.

(f) Termination. Subject to the applicable provisions of the Award Agreement and the Plan, upon a Participant’s Termination for any reason during the Performance Period for a given Performance Award, the Performance Award in question will vest or be forfeited in accordance with the terms and conditions established by the Committee at grant.

(g) Accelerated Vesting. Subject to any applicable limitations for performance-based compensation under Section 162(m) of the Code, the Committee may, at or after grant, accelerate the vesting of all or any part of any Performance Award based on service, performance and/or such other factors or criteria, if any, as the Committee may determine.

ARTICLE X

OTHER STOCK-BASED AND CASH-BASED AWARDS

10.1 Other Stock-Based Awards. The Committee is authorized to grant to Eligible Individuals Other Stock-Based Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of Common Stock, including but not limited to, shares of Common Stock awarded purely as a bonus and not subject to restrictions or conditions, shares of Common Stock in payment of the amounts due under an incentive or performance plan sponsored or maintained by the Company or an Affiliate, Dividend Equivalents, other stock equivalent units, and Awards valued by reference to book value of shares of Common Stock. Other Stock-Based Awards may be granted either alone or in addition to or in tandem with other Awards granted under the Plan.

Subject to the provisions of the Plan, the Committee shall have authority to determine the Eligible Individuals, to whom, and the time or times at which, such Awards shall be made, the number of shares of Common Stock to be awarded pursuant to such Awards, and all other conditions of the Awards. The Committee may also provide for the grant of Common Stock under such Awards upon the completion of a specified Performance Period.

The Committee may condition the grant or vesting of Other Stock-Based Awards upon the attainment of specified Performance Goals as the Committee may determine, in its sole discretion; provided that to the extent that such Other Stock-Based Awards are intended to comply with Section 162(m) of the Code, the Committee shall establish the objective Performance Goals for the grant or vesting of such Other Stock-Based Awards based on a Performance Period applicable to each Participant or class of Participants in writing prior to the beginning of the applicable Performance Period or at such later date as permitted under Section 162(m) of the Code and while the outcome of the Performance Goals are substantially uncertain. Such Performance Goals may incorporate, if and only to the extent permitted under Section 162(m) of the Code, provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar type events or circumstances. To the extent that any such provision would create impermissible discretion under Section 162(m) of the Code or otherwise violate Section 162(m) of the Code, such provision shall be of no force or effect, with respect to Performance Awards that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code.

10.2 Terms and Conditions. Other Stock-Based Awards made pursuant to this Article X shall be subject to the following terms and conditions:

(a) Non-Transferability. Subject to the applicable provisions of the Award Agreement and the Plan, shares of Common Stock subject to Awards made under this Article X may not be Transferred prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses.

(b) Dividends. Unless otherwise determined by the Committee at the time of Award, subject to the provisions of the Award Agreement and the Plan, the recipient of an Award under this Article X shall not be entitled to receive, currently or on a deferred basis, dividends or Dividend Equivalents with respect to the number of shares of Common Stock covered by the Award.

(c) Vesting. Any Award under this Article X and any Common Stock covered by any such Award shall vest or be forfeited to the extent so provided in the Award Agreement, as determined by the Committee, in its sole discretion.

(d) Price. Common Stock issued on a bonus basis under this Article X may be issued for no cash consideration. Common Stock purchased pursuant to a purchase right awarded under this Article X shall be priced, as determined by the Committee in its sole discretion.

10.3 Other Cash-Based Awards. The Committee may from time to time grant Other Cash-Based Awards to Eligible Individuals in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by applicable law, as it shall determine in its sole discretion. Other Cash-Based Awards may be granted subject to the satisfaction of vesting conditions or may be awarded purely as a bonus and not subject to restrictions or conditions, and if subject to vesting conditions, the Committee may accelerate the vesting of such Awards at any time in its sole discretion. The grant of an Other Cash-Based Award shall not require a segregation of any of the Company’s assets for satisfaction of the Company’s payment obligation thereunder.

The Committee may condition the grant or vesting of Other Cash-Based Awards upon the attainment of specified Performance Goals as the Committee may determine, in its sole discretion; provided that to the extent that such Other Cash-Based Awards are intended to comply with Section 162(m) of the Code, the Committee shall establish the objective Performance Goals for the grant or vesting of such Other Cash-Based Awards based on a Performance Period applicable to each Participant or class of Participants in writing prior to the beginning of the applicable Performance Period or at such later date as permitted under Section 162(m) of the Code and while the outcome of the Performance Goals are substantially uncertain. Such Performance Goals may incorporate, if and only to the extent permitted under Section 162(m) of the Code, provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar type events or circumstances. To the extent that any such provision would create impermissible discretion under Section 162(m) of the Code or otherwise violate Section 162(m) of the Code, such provision shall be of no force or effect, with respect to Performance Awards that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code.

10.4 Detrimental Activity. Unless otherwise determined by the Committee at grant, the Award Agreement shall provide that (i) in the event that the Participant engages in Detrimental Activity prior to any exercise, distribution or settlement of any Other Stock-Based Award and/or Other Cash-Based Award, such Other Stock-Based Awards and/or Other Cash-Based Awards held by the Participant shall thereupon terminate and expire, (ii) as a condition of the exercise, distribution or settlement of an Other Stock-Based Award and/or Other Cash-Based Award, the Participant shall be required to certify (or shall be deemed to have certified) at the time of such exercise, distribution or settlement in a manner acceptable to the Company that the Participant is in compliance with the terms and conditions of the Plan and that the Participant has not engaged in, and does not intend to engage in, any Detrimental Activity, and (iii) in the event that the Participant engages in Detrimental Activity during the one-year period commencing on the date of exercise, distribution, or settlement of an Other Stock-Based Award and/or Other Cash-Based Award, the Company shall be entitled to recover from the Participant at any time within one year after such exercise, settlement, or distribution, and the Participant shall pay over to the Company, an amount equal to any gain realized as a result of the exercise, distribution or settlement (whether at the time of exercise, distribution or settlement or thereafter). The foregoing provisions described in subsections (i), (ii) and (iii) shall cease to apply upon a Change in Control.

ARTICLE XI

CHANGE IN CONTROL PROVISIONS

11.1 Benefits. In the event of a Change in Control of the Company (as defined below), and except as otherwise provided by the Committee in an Award Agreement, a Participant’s unvested Award shall not vest and a Participant’s Award shall be treated in accordance with one of the following methods as determined by the Committee:

(a) Awards, whether or not then vested, shall be continued, assumed, have new rights substituted therefore or be treated in accordance with Section 4.2(d) hereof, as determined by the Committee, and restrictions to which shares of Restricted Stock or any other Award granted prior to the Change in Control are subject shall not lapse upon a Change in Control and the Restricted Stock or other Award shall, where appropriate in the sole discretion of the Committee, receive the same distribution as other Common Stock on such terms as determined by the Committee; provided that the Committee may decide to award additional Restricted Stock or other Awards in lieu of any cash distribution. Notwithstanding anything to the contrary herein, for purposes of Incentive Stock Options, any assumed or substituted Stock Option shall comply with the requirements of Treasury Regulation Section 1.424-1 (and any amendment thereto).

(b) The Committee, in its sole discretion, may provide for the purchase of any Awards by the Company or an Affiliate for an amount of cash equal to the excess of the Change in Control Price (as defined below) of the shares of Common Stock covered by such Awards, over the aggregate exercise price of such Awards. For purposes of this Section 11.1, “Change in Control Price” shall mean the highest price per share of Common Stock paid in any transaction related to a Change in Control of the Company.

(c) Notwithstanding any other provision herein to the contrary, the Committee may, in its sole discretion, provide for accelerated vesting or lapse of restrictions, of an Award at any time.

11.2 Change in Control. Unless otherwise determined by the Committee in the applicable Award Agreement or other written agreement approved by the Committee, a “Change in Control” shall be deemed to occur if:

(a) any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Common Stock of the Company), becoming the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities;

(b) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in paragraph (a), (c), or (d) of this Section 11.2 or a director whose initial assumption of office occurs as a result of either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board;

(c) a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person (other than those covered by the exceptions in Section 11.2(a)) acquires more than 50% of the combined voting power of the Company’s then outstanding securities shall not constitute a Change in Control of the Company; or

(d) a complete liquidation or dissolution of the Company or the consummation of a sale or disposition by the Company of all or substantially all of the Company’s assets other than the sale or disposition of all or substantially all of the assets of the Company to a person or persons who beneficially own, directly or indirectly, 50% or more of the combined voting power of the outstanding voting securities of the Company at the time of the sale.

(e) Notwithstanding the foregoing, with respect to any Award that is characterized as “non-qualified deferred compensation” within the meaning of Section 409A of the Code, an event shall not be considered to be a Change in Control under the Plan unless such event is also a “change in ownership,” a “change in effective control” or a “change in the ownership of a substantial portion of the assets” of the Company within the meaning of Section 409A of the Code.

ARTICLE XII

TERMINATION OR AMENDMENT OF PLAN

12.1 Termination or Amendment. Notwithstanding any other provision of the Plan, the Board may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of the Plan (including any amendment deemed necessary to ensure that the Company may comply with any regulatory requirement referred to in Article XIV or Section 409A of the Code), or suspend or terminate it entirely, retroactively or otherwise; provided, however, that, unless otherwise required by law or specifically provided herein, the rights of a Participant with respect to Awards granted prior to such amendment, suspension or termination, may not be materially impaired without the consent of such Participant and, provided further, that without the approval of the holders of the Company’s Common Stock entitled to vote in accordance with applicable law, no amendment may be made that would (i) increase the aggregate number of shares of Common Stock that may be issued under the Plan (except by operation of Section 4.2); (ii) increase the maximum individual Participant limitations for a fiscal year under Section 4.1(b) and (c) (except by operation of Section 4.2); (iii) change the classification of individuals eligible to receive Awards under the Plan; (iv) extend the maximum option period under Section 6.4; (v) alter the Performance Goals for Restricted Stock, Restricted Stock Units, Performance Awards or Other Stock-Based Awards as set forth in Exhibit A hereto; or (vi) require stockholder approval in order for the Plan to continue to comply with the applicable provisions of Section 162(m) of the Code or, to the extent applicable to Incentive Stock Options, Section 422 of the Code. In no event may the Plan be amended without the approval of the stockholders of the Company in accordance with the applicable laws of the State of Delaware to increase the aggregate number of shares of Common Stock that may be issued under the Plan, decrease the minimum exercise price of any Award, or to make any other amendment that would require stockholder approval under Financial Industry Regulatory Authority (FINRA) rules and regulations or the rules of any exchange or system on which the Company’s securities are listed or traded at the request of the Company. Notwithstanding anything herein to the contrary, the Board may amend the Plan or any Award Agreement at any time without a Participant’s consent to comply with applicable law including Section 409A of the Code. Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, distribution (whether in the form of cash, Common Stock or other property), stock split, extraordinary cash dividend, recapitalization, Change in Control, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Common Stock, or similar transaction(s)), the terms of outstanding Stock Options or Stock Appreciation Rights may not be amended to reduce the exercise price of such outstanding Stock Options or Stock Appreciation Rights or cancel outstanding Stock Options or Stock Appreciation Rights in exchange for cash, other Awards or Stock Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Stock Options or Stock Appreciation Rights without obtaining stockholder approval.

The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Article IV or as otherwise specifically provided herein, no such amendment or other action by the Committee shall materially impair the rights of any holder without the holder’s consent.

ARTICLE XIII

UNFUNDED STATUS OF PLAN

The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payment as to which a Participant has a fixed and vested interest but which are not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any right that is greater than those of a general unsecured creditor of the Company.

ARTICLE XIV

GENERAL PROVISIONS

14.1 Legend. The Committee may require each person receiving shares of Common Stock pursuant to a Stock Option or other Award under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the shares without a view to distribution thereof. In addition to any legend required by the Plan, the certificates (or other evidence of ownership) for such shares may include any legend that the Committee deems appropriate to reflect any restrictions on Transfer. All certificates (or other evidence of ownership) for shares of Common Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed or any national securities exchange system upon whose system the Common Stock is then quoted, any applicable federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be put on any such certificates (or other evidence of ownership) to make appropriate reference to such restrictions.

14.2 Other Plans. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required, and such arrangements may be either generally applicable or applicable only in specific cases.

14.3 No Right to Employment/Directorship/Consultancy. Neither the Plan nor the grant of any Option or other Award hereunder shall give any Participant or other employee, Consultant or Non-Employee Director any right with respect to continuance of employment, consultancy or directorship by the Company or any Affiliate, nor shall there be a limitation in any way on the right of the Company or any Affiliate by which an employee is employed or a Consultant or Non-Employee Director is retained to terminate his or her employment, consultancy or directorship at any time.

14.4 Withholding of Taxes. The Company shall have the right to deduct from any payment to be made pursuant to the Plan, or to otherwise require, prior to the issuance or delivery of shares of Common Stock or the payment of any cash hereunder, payment by the Participant of, any federal, state or local taxes required by law to be withheld. Upon the vesting of Restricted Stock (or other Award that is taxable upon vesting), or upon making an election under Section 83(b) of the Code, a Participant shall pay all required withholding to the Company. Any statutorily required withholding obligation with regard to any Participant may be satisfied, subject to the consent of the Committee, by reducing the number of shares of Common Stock otherwise deliverable or by delivering shares of Common Stock already owned. Any fraction of a share of Common Stock required to satisfy such tax obligations shall be disregarded and the amount due shall be paid instead in cash by the Participant.

14.5 No Assignment of Benefits. No Award or other benefit payable under the Plan shall, except as otherwise specifically provided by law or permitted by the Committee, be Transferable in any manner, and any attempt to Transfer any such benefit shall be void, and any such benefit shall not in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such benefit, nor shall it be subject to attachment or legal process for or against such person.

14.6 Listing and Other Conditions.

(a) Unless otherwise determined by the Committee, as long as the Common Stock is listed on a national securities exchange or system sponsored by a national securities association, the issuance of shares of Common Stock pursuant to an Award shall be conditioned upon such shares being listed on such exchange or system. The Company shall have no obligation to issue such shares unless and until such shares are so listed, and the right to exercise any Option or other Award with respect to such shares shall be suspended until such listing has been effected.

(b) If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Common Stock pursuant to an Option or other Award is or may in the circumstances be unlawful or result in the imposition of excise taxes on the Company under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act or otherwise, with respect to shares of Common Stock or Awards, and the right to exercise any Option or other Award shall be suspended until, in the opinion of said counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes on the Company.

(c) Upon termination of any period of suspension under this Section 14.6, any Award affected by such suspension which shall not then have expired or terminated shall be reinstated as to all shares available before such suspension and as to shares which would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Award.

(d) A Participant shall be required to supply the Company with certificates, representations and information that the Company requests and otherwise cooperate with the Company in obtaining any listing, registration, qualification, exemption, consent or approval the Company deems necessary or appropriate.

14.7 Governing Law. The Plan and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of Delaware (regardless of the law that might otherwise govern under applicable Delaware principles of conflict of laws).

14.8 Jurisdiction; Waiver of Jury Trial. Any suit, action or proceeding with respect to the Plan or any Award Agreement, or any judgment entered by any court of competent jurisdiction in respect of any thereof, shall be resolved only in the courts of the State of Delaware or the United States District Court for the District of Delaware and the appellate courts having jurisdiction of appeals in such courts. In that context, and without limiting the generality of the foregoing, the Company and each Participant shall irrevocably and unconditionally (a) submit in any proceeding relating to the Plan or any Award Agreement, or for the recognition and enforcement of any judgment in respect thereof (a “Proceeding”), to the exclusive jurisdiction of the courts of the State of Delaware, the court of the United States of America for the District of Delaware, and appellate courts having jurisdiction of appeals from any of the foregoing, and agree that all claims in respect of any such Proceeding shall be heard and determined in such Delaware State court or, to the extent permitted by law, in such federal court, (b) consent that any such Proceeding may and shall be brought in such courts and waives any objection that the Company and each Participant may now or thereafter have to the venue or jurisdiction of any such Proceeding in any such court or that such Proceeding was brought in an inconvenient court and agree not to plead or claim the same, (c) waive all right to trial by jury in any Proceeding (whether based on contract, tort or otherwise) arising out of or relating to the Plan or any Award Agreement, (d) agree that service of process in any such Proceeding may be effected by mailing a copy of such process by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party, in the case of a Participant, at the Participant’s address shown in the books and records of the Company or, in the case of the Company, at the Company’s principal offices, attention General Counsel, and (e) agree that nothing in the Plan shall affect the right to effect service of process in any other manner permitted by the laws of the State of Delaware.

14.9 Construction. Wherever any words are used in the Plan in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.

14.10 Other Benefits. No Award granted or paid out under the Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or its Affiliates nor affect any benefit under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation.

14.11 Costs. The Company shall bear all expenses associated with administering this Plan, including expenses of issuing Common Stock pursuant to Awards hereunder.

14.12 No Right to Same Benefits. The provisions of Awards need not be the same with respect to each Participant, and such Awards to individual Participants need not be the same in subsequent years.

14.13 Death/Disability. The Committee may in its discretion require the transferee of a Participant to supply it with written notice of the Participant’s death or Disability and to supply it with a copy of the will (in the case of the Participant’s death) or such other evidence as the Committee deems necessary to establish the validity of the transfer of an Award. The Committee may also require that the agreement of the transferee to be bound by all of the terms and conditions of the Plan.

14.14 Section 16(b) of the Exchange Act. All elections and transactions under the Plan by persons subject to Section 16 of the Exchange Act involving shares of Common Stock are intended to comply with any applicable exemptive condition under Rule 16b-3. The Committee may establish and adopt written administrative guidelines, designed to facilitate compliance with Section 16(b) of the Exchange Act, as it may deem necessary or proper for the administration and operation of the Plan and the transaction of business thereunder.

14.15 Section 409A of the Code. The Plan is intended to comply with the applicable requirements of Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent. To the extent that any Award is subject to Section 409A of the Code, it shall be paid in a manner that will comply with Section 409A of the Code, including proposed, temporary or final regulations or any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto. Notwithstanding anything herein to the contrary, any provision in the Plan that is inconsistent with Section 409A of the Code shall be deemed to be amended to comply with Section 409A of the Code and to the extent such provision cannot be amended to comply therewith, such provision shall be null and void. The Company shall have no liability to a Participant, or any other party, if an Award that is intended to be exempt from, or compliant with, Section 409A of the Code is not so exempt or compliant or for any action taken by the Committee or the Company and, in the event that any amount or benefit under the Plan becomes subject to penalties under Section 409A of the Code, responsibility for payment of such penalties shall rest solely with the affected Participants and not with the Company. Notwithstanding any contrary provision in the Plan or Award Agreement, any payment(s) of “nonqualified deferred compensation” (within the meaning of Section 409A of the Code) that are otherwise required to be made under the Plan to a “specified employee” (as defined under Section 409A of the Code) as a result of his or her separation from service (other than a payment that is not subject to Section 409A of the Code) shall be delayed for the first six (6) months following such separation from service (or, if earlier, the date of death of the specified employee) and shall instead be paid (in a manner set forth in the Award Agreement) on the payment date that immediately follows the end of such six month period or as soon as administratively practicable thereafter.

14.16 Successor and Assigns. The Plan shall be binding on all successors and permitted assigns of a Participant, including, without limitation, the estate of such Participant and the executor, administrator or trustee of such estate.

14.17 Severability of Provisions. If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.

14.18 Payments to Minors, Etc. Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipt thereof shall be deemed paid when paid to such person’s guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Committee, the Board, the Company, its Affiliates and their employees, agents and representatives with respect thereto.

14.19 Agreement. As a condition to the grant of an Award, if requested by the Company and the lead underwriter of any public offering of the Common Stock (the “Lead Underwriter”), a Participant shall irrevocably agree not to sell, contract to sell, grant any option to purchase, transfer the economic risk of ownership in, make any short sale of, pledge or otherwise transfer or dispose of, any interest in any Common Stock or any securities convertible into, derivative of, or exchangeable or exercisable for, or any other rights to purchase or acquire Common Stock (except Common Stock included in such public offering or acquired on the public market after such offering) during such period of time following the effective date of a registration statement of the Company filed under the Securities Act that the Lead Underwriter shall specify (the “Lock-Up Period”). The Participant shall further agree to sign such documents as may be requested by the Lead Underwriter to effect the foregoing and agree that the Company may impose stop-transfer instructions with respect to Common Stock acquired pursuant to an Award until the end of such Lock-Up Period.

14.20 Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

14.21 Clawback. Notwithstanding any other provisions of this Plan, any Award granted hereunder which is or becomes subject to recovery under any Company policy adopted hereafter and required by law, regulation or stock exchange listing requirement, shall be subject to such deductions, recoupment, and clawback as may be required to be made pursuant to such Company policy.

ARTICLE XV

EFFECTIVE DATE OF PLAN

The Plan originally became effective on November 13, 2009. The Plan, as amended and restated, shall become effective subject to approval and adoption of the Plan, as amended and restated, by the Company’s stockholders at the Company’s annual meeting of stockholders to be held on June 7, 2013. If this amendment and restatement of the Plan is not so approved at such meeting, then the Plan as in effect immediately prior to June 7, 2013 shall remain in effect.

ARTICLE XVI

TERM OF PLAN

No Award shall be granted pursuant to the Plan on or after the tenth anniversary of the date that the Plan is approved by the Company’s stockholders, but Awards granted prior to such tenth anniversary may extend beyond that date.

ARTICLE XVII

NAME OF PLAN

This Plan shall be known as the “rue21, inc. Amended and Restated 2009 Omnibus Incentive Plan.”

EXHIBIT A

PERFORMANCE GOALS

To the extent permitted under Section 162(m) of the Code, performance goals established for purposes of Awards intended to be “performance-based compensation” under Section 162(m) of the Code, shall be conditioned upon the achievement of objective, pre-established goals relating to one or more of the following performance measures, as determined in writing by the Committee and subject to such modifications as specified by the Committee:

•	earnings per share, diluted or basic;

•	operating income;

•	gross income;

•	net income (before or after taxes);

•	same store sales;

•	cash flow;

•	gross profit;

•	gross profit return on investment;

•	gross margin return on investment;

•	gross margin;

•	operating margin;

•	working capital;

•	capital expenditures;

•	earnings before interest and taxes;

•	earnings before interest, taxes, depreciation and amortization;

•	return on equity;

•	return on assets;

•	return on capital;

•	return on invested capital;

•	net revenues;

•	gross revenues;

•	revenue growth;

•	annual recurring revenues;

•	recurring revenues;

•	license revenues;

•	sales or market share;

•	total stockholder return;

•	stock price;

•	economic value added;

•

specified objectives with regard to limiting the level of increase in all or a portion of the Company’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Committee in its sole discretion;

•	the growth in the value of an investment in the Common Stock assuming the reinvestment of dividends;

•	reduction in operating expenses and/or shrink costs;

•	growth in assets;

•	geographic expansion goals;

•	expense reduction levels and/or cost targets;

•	debt rating;

•	work force satisfaction and/or diversity goals;

•	employee retention;

•	customer satisfaction;

•	implementation or completion of projects or processes;

•	strategic plan development and implementation;

•	business expansion (including acquisitions);

•	internal rate of return or net present value;

•	productivity measures;

•	comparable store sales;

•	merchandise margin;

•	inventory turns;

•	individual performance goals;

•	brand recognition; or

•	operating efficiency.

With respect to Awards that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code, to the extent permitted under Section 162(m) of the Code, the Committee may, in its sole discretion, also include or exclude, or adjust to reflect, the impact of an event or occurrence that the Committee determines should be appropriately included, excluded or adjusted, including the following:

(a) restructurings, discontinued operations, extraordinary items or events, and other unusual or non-recurring charges as described in Accounting Principles Board Opinion No. 30 and/or management’s discussion and analysis of financial condition and results of operations or the financial statements and/or notes thereto appearing or incorporated by reference in the Company’s Form 10-K for the applicable year;

(b) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management;

(c) a change in tax law or accounting standards required by generally accepted accounting principles;

(d) impairment of tangible or intangible assets;

(e) asset write-downs;

(f) litigation or claim judgments or settlements;

(g) acquisitions or divestitures;

(h) gains or losses on the sale of assets;

(i) foreign exchange gains and/or losses;

(j) changes in tax laws, accounting standards required by generally accepted accounting principles or other such laws or provisions affecting reported results;

(k) business combinations, discontinued operations, reorganizations and/or restructuring programs, including but not limited to, reductions in force and early retirement incentives; and

(l) currency fluctuations.

In addition, such performance goals may be based upon the attainment of specified levels of Company (or Subsidiary, division, other operational unit, administrative department, or product category of the Company) performance under one or more of the measures described above or relative to the performance of other corporations. With respect to Awards that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code, to the extent permitted under Section 162(m) of the Code, but only to the extent permitted under Section 162(m) of the Code (including, without limitation, compliance with any requirements for stockholder approval), the Committee may also:

(a) designate additional business criteria on which the performance goals may be based; or

(b) adjust, modify or amend the aforementioned business criteria.

Annex B

RUE21, INC.

ANNUAL INCENTIVE BONUS PLAN

Effective as of June 7, 2013

1. Purpose of the Plan

The purpose of the rue21, inc. Annual Incentive Bonus Plan (the “Plan”) is to advance the interests of the Company and its stockholders by providing incentives to key employees with significant responsibility for achieving performance goals critical to the success and growth of the Company. The Plan is designed to: (i) promote the attainment of the Company’s significant business objectives; (ii) encourage and reward management teamwork across the entire Company; and (iii) assist in the attraction and retention of employees vital to the Company’s long-term success.

2. Definitions

For the purposes of this Plan, the following definitions shall apply:

(a) “Board” means the Board of Directors of rue21.

(b) “Cause” means “Cause” (or words of like import) as defined under any employment agreement in effect between the Company and the Participant or, in the absence of such an agreement, “Cause” as defined by the Company’s plans applicable to the Participant or employment policies in effect at the time of the Participant’s Separation from Service and/or a violation of the Company’s Code of Business Conduct and Ethics.

(c) “Change of Control” means if:

(1) any “person,” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of rue21 in substantially the same proportions as their ownership of common stock of rue21), becoming the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of rue21 representing 50% or more of the combined voting power of rue21’s then outstanding securities;

(2) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in subsections (1), (3), or (4) of this Section 2(c) or a director whose initial assumption of office occurs as a result of either an actual or threatened election contest) whose election by the Board or nomination for election by the rue21’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board;

(3) a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of rue21 outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of rue21 or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person (other than those covered by the exceptions in subsection 2(c)(1)) acquires more than 50% of the combined voting power of the Company’s then outstanding securities shall not constitute a Change of Control of the Company; or

(4) a complete liquidation or dissolution of the Company or the consummation of a sale or disposition by the Company of all or substantially all of the Company’s assets other than the sale or disposition of all or substantially all of the assets of the Company to a person or persons who beneficially owns, directly or indirectly, 50% or more of the combined voting power of the outstanding voting securities of the Company at the time of the sale.

(d) “Code” means the Internal Revenue Code of 1986, as amended.

(e) “Committee” means the Compensation Committee of the Board, or such other committee as is appointed or designated by the Board to administer the Plan, in each case which shall be comprised solely of two or more “outside directors” (as defined under Section 162(m) of the Code and the regulations promulgated thereunder).

(f) “Company” means rue21, inc. and any subsidiary entity or affiliate thereof, including subsidiaries or affiliates which become such after adoption of the Plan.

(g) “Forfeit,” “Forfeiture,” “Forfeited” means the loss by a Participant of any and all rights to an award granted under the Plan, including the loss to any payment of compensation by the Company under the Plan or any award granted thereunder.

(h) “Participant” means any person: (1) who satisfies the eligibility requirements set forth in Section 4; (2) to whom an award has been made by the Committee; and (3) whose award remains outstanding under the Plan.

(i) “Performance Goal” means, in relation to any Performance Period, the level of performance that must be achieved with respect to a Performance Measure.

(j) “Performance Measures” means any one or more of the following performance criteria, either individually, alternatively or in any combination, and subject to such modifications or variations as specified by the Committee, applied to either the Company as a whole or to a business unit or subsidiary entity thereof, either individually, alternatively or in any combination, and measured over a period of time including any portion of a year, annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee: earnings per share, diluted or basic; operating income; gross income; net income (before or after taxes); same store sales; cash flow; gross profit; gross profit return on investment; gross margin return on investment; gross margin; operating margin; working capital; capital expenditures; earnings before interest and taxes; earnings before interest, tax, depreciation and amortization; return on equity; return on assets; return on capital; return on invested capital; net revenues; gross revenues; revenue growth; annual recurring revenues; recurring revenues; license revenues; sales or market share; total stockholder return; stock price; economic value added; specified objectives with regard to limiting the level of increase in all or a portion of the Company’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Committee in its sole discretion; the growth in the value of an investment in rue21’s common stock assuming the reinvestment of dividends; reduction in operating expenses and/or shrink costs; growth in assets; geographic expansion goals; expense reduction levels and/or cost targets; debt rating; workforce satisfaction and/or diversity goals; employee retention; customer satisfaction; implementation or completion of projects or processes; strategic plan development and implementation; business expansion (including acquisitions); internal rate of return or net present value; productivity measures; comparable store sales; merchandise margin; inventory turns; individual performance goals; brand recognition; or operating efficiency.

To the extent consistent with Section 162(m) of the Code and the regulations promulgated thereunder, the Committee may determine that certain adjustments shall apply, in whole or in part, in such manner as specified by the Committee, to exclude or include the effect of specified events that occur during a Performance Period, including the following: the impairment of tangible or intangible assets; asset write-downs; litigation or claim judgments or settlements; acquisitions or divestitures; gains or losses on the sale of assets; foreign exchange gains and/or losses; changes in tax law, accounting standards required by generally accepted accounting principles or other such laws or provisions affecting reported results; business combinations, discontinued operations, reorganizations and/or restructuring programs, including but not limited to reductions in force and early retirement incentives; currency fluctuations; an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management; and any restructurings, discontinued operations, extraordinary items or events, and other unusual or non-recurring items charges as described in Accounting Principles Board Opinion No. 30 and/or management’s discussion and analysis of financial condition and results of operations or the financial statements and/or notes thereto appearing or incorporated by reference in rue21’s Form 10-K for the applicable year.

(k) “Performance Period” means, in relation to any award, the Company’s annual fiscal year period or other period within the Company’s annual fiscal year period of less than 12 months for which a Participant’s performance is being calculated, with each such period constituting a separate Performance Period.

(l) “Retirement” shall mean a Separation from Service other than for Cause at or after age 65 or such earlier date after age 50 as may be approved by the Committee with regard to such Participant.

(m) “rue21” means rue21, inc., a Delaware corporation, and its successors by operation of law.

(n) “Section 409A” shall mean the nonqualified deferred compensation rules under Section 409A of the Code and any applicable treasury regulations and other official guidance thereunder.

(o) “Separation from Service” or “Separates from Service” shall mean the Participant’s death, retirement or other termination of employment or service with the employer (including all persons treated as a single employer under Sections 414(b) and 414(c)). For purposes hereof, the determination of controlled group members shall be made pursuant to the provisions of Sections 414(b) and 414(c); provided that the language “at least 50 percent” shall be used instead of “at least 80 percent” in each place that it appears in Section 1563(a)(1), (2) and (3) and Treas. Reg. Section 1.414(c)-2; provided, further, where legitimate business reasons exist (within the meaning of Treas. Reg. Section 1.409A-1(h)(3)), the language “at least 20 percent” shall be used instead of “at least 80 percent” in each place it appears. Whether a Participant has experienced a Separation from Service will be determined based on all of the facts and circumstances in accordance with the guidance issued under Section 409A and, to the extent not inconsistent therewith, the terms of the Plan.

(p) “Total and Permanent Disability” means: (1) if the Participant is insured under a long-term disability insurance policy or plan which is paid for by the Company, the Participant is totally disabled under the terms of that policy or plan; or (2) if no such policy or plan exists, the Participant shall be considered to be totally disabled as determined by the Committee.

3. Administration of the Plan

(a) The management of the Plan shall be vested in the Committee; provided, however, that all acts and authority of the Committee pursuant to this Plan shall be subject to the provisions of the Committee’s Charter, as amended from time to time, and such other authority as may be delegated to the Committee by the Board. The Committee may, with respect to Participants whom the Committee determines are not likely to be subject to Section 162(m) of the Code, delegate its powers and authority under the Plan to the Company’s officers as it deems necessary or appropriate. In the event of such delegation, all references to the Committee in this Plan shall be deemed references to such officers as it relates to those aspects of the Plan that have been delegated.

(b) Subject to the terms of the Plan, the Committee shall, among other things, have full authority and discretion to determine eligibility for participation in the Plan, make awards under the Plan, establish the terms and conditions of such awards (including the Performance Goal(s) and Performance Measure(s) to be utilized)

and determine whether the Performance Goals applicable to any Performance Measures for any awards have been achieved. The Committee’s determinations under the Plan need not be uniform among all Participants, or classes or categories of Participants, and may be applied to such Participants, or classes or categories of Participants, as the Committee, in its sole and absolute discretion, considers necessary, appropriate or desirable. The Committee is authorized to interpret the Plan, to adopt administrative rules, regulations, and guidelines for the Plan, and may correct any defect, supply any omission or reconcile any inconsistency or conflict in the Plan or in any award. All determinations by the Committee shall be final, conclusive and binding on the Company, the Participant and any and all interested parties.

(c) Subject to the provisions of the Plan, the Committee will have the authority and discretion to determine the extent to which awards under the Plan will be structured to conform to the requirements applicable to performance-based compensation as described in Section 162(m) of the Code, and to take such action, establish such procedures, and impose such restrictions at the time such awards are granted as the Committee determines to be necessary or appropriate to conform to such requirements. Notwithstanding any provision of the Plan to the contrary, if an award under this Plan is intended to qualify as performance-based compensation under Section 162(m) of the Code and the regulations issued thereunder and a provision of this Plan would prevent such award from so qualifying, such provision shall be administered, interpreted and construed to carry out such intention (or disregarded to the extent such provision cannot be so administered, interpreted or construed).

(d) The benefits provided under the Plan are intended to be excepted from coverage under Section 409A and the regulations promulgated thereunder and shall be construed accordingly. Notwithstanding any provision of the Plan to the contrary, if any benefit provided under this Plan is subject to the provisions of Section 409A and the regulations issued thereunder (and not excepted therefrom), the provisions of the Plan shall be administered, interpreted and construed in a manner necessary to comply with Section 409A and the regulations issued thereunder (or disregarded to the extent such provision cannot be so administered, interpreted, or construed.)

4. Participation in the Plan

Officers and key employees of the Company shall be eligible to participate in the Plan. No employee shall have the right to participate in the Plan, and participation in the Plan in any one Performance Period does not entitle an individual to participate in future Performance Periods.

5. Incentive Compensation Awards

(a) The Committee may, in its discretion, from time to time make awards to persons eligible for participation in the Plan pursuant to which the Participant will earn cash compensation. The amount of a Participant’s award may be based on a percentage of such Participant’s salary or such other methods as may be established by the Committee. Each award shall be communicated to the Participant, and shall specify, among other things, the terms and conditions of the award and the Performance Goals to be achieved. The maximum amount that may be paid under the Plan to a Participant for any calendar year shall not exceed USD $5,000,000.

(b) With respect to awards that are intended to be performance-based compensation under Section 162(m) of the Code, each award shall be conditioned upon the Company’s achievement of one or more Performance Goal(s) with respect to the Performance Measure(s) established by the Committee. No later than ninety (90) days after the beginning of the applicable Performance Period, the Committee shall establish in writing the Performance Goals, Performance Measures and the method(s) for computing the amount of compensation which will be payable under the Plan to each Participant if the Performance Goals established by the Committee are attained; provided however, that for a Performance Period of less than one year, the Committee shall take any such actions prior to the lapse of 25% of the Performance Period. In addition to establishing minimum Performance Goals below which no compensation shall be payable pursuant to an award, the Committee, in its discretion, may create a performance schedule under which an amount less than or more than the target award may be paid so long as the Performance Goals have been achieved.

(c) The Committee, in its sole discretion, may also establish such additional restrictions or conditions that must be satisfied as a condition precedent to the payment of all or a portion of any awards. Such additional restrictions or conditions need not be performance-based and may include, among other things, the receipt by a Participant of a specified annual performance rating, the continued employment by the Participant and/or the achievement of specified performance goals by the Company, business unit or Participant. Furthermore and notwithstanding any provision of this Plan to the contrary, the Committee, in its sole discretion, may reduce the amount of any award to a Participant if it concludes that such reduction is necessary or appropriate based upon: (i) an evaluation of such Participant’s performance; (ii) comparisons with compensation received by other similarly situated individuals working within the Company’s industry; (iii) the Company’s financial results and conditions; or (iv) such other factors or conditions that the Committee deems relevant. Notwithstanding any provision of this Plan to the contrary, the Committee shall not use its discretionary authority to increase any award that is intended to be performance-based compensation under Section 162(m) of the Code.

6. Payment of Individual Incentive Awards

(a) After the end of the Performance Period, the Committee shall certify in writing the extent to which the applicable Performance Goals and any other material terms have been achieved. Subject to the provisions of the Plan, earned awards shall be paid in the first calendar year immediately following the end of the Performance Period on or before March 15th of such calendar year (“Payment Date”). For purposes of this provision, and for so long as the Code permits, the minutes of the Committee meeting in which the certification is made may be treated as written certification.

(b) Unless otherwise determined by the Committee or as otherwise provided in a Company plan applicable to Participant or any agreement between the Participant and the Company, Participants who have a Separation from Service prior to the end of the Performance Period of an award for any reason other than as provided below, shall Forfeit any and all rights to payment under such award(s) then outstanding under the terms of the Plan and shall not be entitled to any cash payment for the applicable period. If a Participant Separates from Service prior to the end of the Performance Period of an award (i) by reason of death, Retirement or Total and Permanent Disability, the Participant’s award shall be prorated to reflect the period of service during the Performance Period prior to his/her death, Retirement or Total and Permanent Disability; (ii) on account of an involuntary Separation from Service by the Company other than for Cause (A) within the 90-day period immediately preceding a Change of Control, or (B) on or within the one (1) year period following a Change of Control, the award will be deemed earned at a target award level; or (iii) on account of an involuntary Separation from Service by the Company other than for Cause (and other than an involuntary Separation from Service by the Company in connection with a Change of Control as described in clause (ii)), the Participant’s award shall be prorated to reflect the period of service during the Performance Period prior to his/her Separation from Service. Except as otherwise provided herein, any payments under the Plan shall be paid either to the Participant or, as appropriate, the Participant’s estate, subject to the Committee’s certification that the applicable Performance Goals and other material terms have been met. For purposes of this subsection 6(b), the prorated portion of an award shall be based on the ratio of the number of complete months the Participant is employed or serves during the Performance Period to the total number of months in the Performance Period. Any payment to which a Participant becomes entitled to receive pursuant to the Change of Control provisions of this subsection 6(b) will be paid to the Participant contemporaneous with the consummation of the Change of Control or, if later, on or before the sixtieth (60th) day following the Participant’s Separation from Service (but, in each case, within the short-term deferral exception as specified in Treas. Reg. § 1.409A-1(b)(4)).

(c) The Committee shall determine whether, to what extent, and under what additional circumstances amounts payable with respect to an award under the Plan shall be deferred either automatically, at the election of the Participant, or by the Committee. All deferrals under a deferred compensation plan or such other plan of the Company as may be designated by the Committee shall be made in accordance with terms and procedures of such plan.

7. Clawback/Recoupment

Notwithstanding any other provisions of this Plan, any award granted hereunder which is or becomes subject to recovery under any Company policy adopted hereafter and required by law, regulation or stock exchange listing requirement, shall be subject to such deductions, recoupment, and clawback as may be required to be made pursuant to such Company policy.

8. Amendment or Termination of the Plan

While the Company intends that the Plan shall continue in force from year to year, the Committee reserves the right to amend, modify or terminate the Plan, at any time; provided, however, that no such modification, amendment or termination shall, without the consent of the Participant, materially adversely affect the rights of such Participant to any payment that has been determined by the Committee to be due and owing to the Participant under the Plan but not yet paid. Any and all actions permitted under this Section 8 may be authorized and performed by the Committee in its sole and absolute discretion.

Notwithstanding the foregoing or any provision of the Plan to the contrary, the Committee may at any time (without the consent of the Participant) modify, amend or terminate any or all of the provisions of this Plan to the extent necessary to conform the provisions of the Plan with Section 409A or Section 162(m) of the Code, the regulations promulgated thereunder or an exception thereto regardless of whether such modification, amendment, or termination of the Plan shall adversely affect the rights of a Participant under the Plan. Notwithstanding any provision of the Plan to the contrary, in no event shall the Committee or Board (or any member thereof), or the Company (or its employees, officers, directors or affiliates) have any liability to any Participant (or any other person) due to the failure of the Plan to satisfy the requirements of Section 409A or any other applicable law.

9. Rights Not Transferable

A Participant’s rights under the Plan may not be assigned, pledged, or otherwise transferred except, in the event of a Participant’s death, to the Participant’s designated beneficiary, or in the absence of such a designation, by will or by the laws of descent and distribution.

10. Funding/Payment

The Plan is not funded and all awards payable hereunder shall be paid from the general assets of the Company. No provision contained in this Plan and no action taken pursuant to the provisions of this Plan shall create a trust of any kind or require the Company to maintain or set aside any specific funds to pay benefits hereunder. To the extent a Participant acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of any unsecured general creditor of the Company. If any earned award is not paid by the Payment Date due to administrative impracticality, such earned award will be paid, without earnings, as soon as administratively practicable thereafter.

11. Withholdings

The Company shall have the right to withhold from any awards payable under the Plan or other wages payable to a Participant such amounts sufficient to satisfy federal, state and local tax withholding obligations arising from or in connection with the Participant’s participation in the Plan and such other deductions as may be authorized by the Participant or as required by applicable law.

12. No Employment or Service Rights

Nothing contained in the Plan shall confer upon any Participant any right with respect to continued employment or service with the Company (or any of its affiliates) nor shall the Plan interfere in any way with the right of the Company (or any of its affiliates) to at any time reassign the Participant to a different job, change the compensation of the Participant or terminate the Participant’s employment or service for any reason.

13. Other Compensation Plans

Nothing contained in this Plan shall prevent the Company from adopting other or additional compensation arrangements for employees of the Company, including arrangements that are not intended to comply with Section 162(m) of the Code.

14. Governing Law

The Plan shall be governed and construed in accordance with the laws of the State of Delaware, without giving effect to its conflict of law provisions.

15. Effective Date

The Plan shall become effective subject to approval and adoption of the Plan by the Company’s stockholders at the Company’s annual meeting of stockholders to be held on June 7, 2013.

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on June 6, 2013.

Vote by Internet • Go to www.investorvote.com/RUE
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website

Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canadaon a touch tone telephone • Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

- - - - - - - - - - - - - - - - - - - - - - -  - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -  - - - - - - - - - - - - - - - - - - - - - - - - - - - -

A	Proposals — The Board recommends a vote FOR all nominees, and FOR Proposals 2 – 5.

1. Election of Directors:	For	Withhold		For	Withhold		For	Withhold	+
01 - Robert N. Fisch	☐	☐	02 - Arnold S. Barron	☐	☐	03 - Bruce L. Hartman	☐	☐

		For	Against	Abstain			For	Against	Abstain
2.	Advisory Approval of Named Executive Officer Compensation.	☐	☐	☐	4.	Approval of the Annual Incentive Bonus Plan.	☐	☐	☐

3.	Approval of the Amended and Restated 2009 Omnibus Incentive Plan.	☐	☐	☐	5.	Ratification of Independent Public Accounting Firm for Fiscal Year 2013.	☐	☐	☐

B	Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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2013 Annual Meeting Admission Ticket

2013 Annual Meeting of

rue21, inc. Stockholders

Friday, June 7, 2013, 10:00 a.m. Local Time

rue21 Corporate Offices

800 Commonwealth Drive, Warrendale, PA 15086

Upon arrival, please present this admission ticket

and photo identification at the registration desk.

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proxy — rue21, inc.

Notice of 2013 Annual Meeting of Stockholders

Proxy Solicited by Board of Directors for Annual Meeting — June 7, 2013

Robert N. Fisch, Keith A. McDonough, and Stacy B. Siegal (the “Proxies”), or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of rue21, inc. to be held on June 7, 2013 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR all nominees, and FOR Proposals 2 – 5.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)